Exhibit 10.1

EXECUTION VERSION

FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

This FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT (this “First Amendment”) is made as of May 31, 2023, by and among CENTENE CORPORATION, a Delaware corporation (the “Company”), the several banks and other financial institutions or entities party hereto, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent (in such capacity, the “Administrative Agent”).
BACKGROUND
WHEREAS, On August 15, 2021 the Company, the Lenders party thereto and the Administrative Agent entered into, inter alia, that certain Fourth Amended and Restated Credit Agreement (the “Existing Credit Agreement”; and as amended by this First Amendment, the “Amended Credit Agreement”) to reflect certain financing arrangements among the parties thereto (all capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed thereto in the Amended Credit Agreement); and
WHEREAS, the Company has requested that the Administrative Agent and the Lenders amend certain terms and conditions of the Existing Credit Agreement as described herein; and
WHEREAS, the Administrative Agent and the Lenders party to this First Amendment have agreed to so amend certain terms and conditions of the Existing Credit Agreement, all on the terms and conditions set forth below in this First Amendment.

NOW, THEREFORE in consideration of the premises and the mutual covenants herein set forth, the parties hereto hereby agree as follows as of the First Amendment Effective Date (as defined below):
1.Amendments to the Existing Credit Agreement. Effective as of the First Amendment Effective Date:
(a)the Existing Credit Agreement (but no other Exhibits or Schedules, which shall remain unchanged (except as set forth below)), shall be amended as set forth in the marked terms on Exhibit A hereto. In Exhibit A hereto, deletions of text are indicated by struck-through text (indicated in the same manner as the following example: ~~stricken text~~) and insertions of text are indicated by bold, underlined text (indicated in the same manner as the following example: underlined text). Exhibit D, Exhibit E and Exhibit F of the Existing Credit Agreement are hereby amended and restated in their entireties and attached hereto as Exhibit B, Exhibit C and Exhibit D.
(b)notwithstanding anything to the contrary contained in this First Amendment, the Existing Credit Agreement or in any other Loan Document, all “Eurocurrency Rate Loans” denominated in U.S. Dollars outstanding as of the First Amendment Effective Date shall continue to accrue interest based on the “Eurocurrency Rate” applicable to Eurocurrency

Loans denominated in U.S. Dollars pursuant to the terms of the Existing Credit Agreement as in effect immediately prior to giving effect to this First Amendment solely until the expiration of the current “Interest Period” (as defined in the Existing Credit Agreement as in effect immediately prior to the First Amendment Effective Date) applicable thereto (at which time such Eurocurrency Rate Loans may be reborrowed as or converted to Base Rate Loans or Term SOFR Loans, as applicable in accordance with Section 2.2.4 of the Amended Credit Agreement).
2.Representations and Warranties. The Company hereby represents and warrants that:
(a)the execution and delivery of this First Amendment and the performance by the Company of this First Amendment (including the Amended Credit Agreement) have been duly authorized by all necessary action on the part of the Company;
(b)this First Amendment has been duly executed and delivered by the Company, and the First Amendment and the Amended Credit Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, and similar Laws affecting the enforceability of creditors’ rights generally and to general principles of equity;
(c)the execution and delivery of the First Amendment and the performance of the First Amendment and the Amended Credit Agreement do not and will not (i) require any consent or approval of, filing with or notice to, any Governmental Authority or any other Person (other than any consent or approval which has been obtained or filing or notice which has been made, and, in each case, which is in full force and effect), (ii) conflict with (A) any provision of Law, (B) the charter, by-laws or other organizational documents of any Loan Party or (C) any agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon any Loan Party or any of their respective properties, except with respect to clauses (A) or (C) to the extent such conflict would not have a Material Adverse Effect or (iii) require, or result in, the creation or imposition of any Lien on any asset of any Loan Party; and
(d)no Event of Default or Unmatured Event of Default has occurred and is continuing as of the First Amendment Effective Date or will exist immediately after giving effect to the First Amendment.
3.Conditions to Effectiveness. This First Amendment shall be effective as of the date first written above (the “First Amendment Effective Date”) upon:
(a)the Administrative Agent’s receipt of duly executed counterparts of this First Amendment from the Company, each Lender and the Administrative Agent; and
(b)the Administrative Agent’s receipt of all reasonable and documented expenses for which invoices have been presented (including the reasonable and documented fees and disbursements of legal counsel to the Administrative Agent required to be paid pursuant to Section 15.4 of the Amended Credit Agreement) on or before the First Amendment Effective Date.
2

4.Reference to and Effect on the Loan Documents.
(a)upon and after the effectiveness of this First Amendment, each reference to the Existing Credit Agreement in the Amended Credit Agreement or any other Loan Document shall mean and be a reference to the Amended Credit Agreement. This Amendment shall constitute a Loan Document.
(b)the execution, delivery and effectiveness of this First Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Administrative Agent and the Lenders under the Credit Agreement or any of the Loan Documents, nor constitute a waiver of any provision of the Credit Agreement or any of the Loan Documents.
5.Certain Acknowledgments. The Company hereby expressly acknowledges the terms of this First Amendment and reaffirms, as of the First Amendment Effective Date, (i) the covenants, agreements and undertakings or other commitments contained in each Loan Document to which it is a party, including, in each case, such covenants, agreements and undertakings or other commitments as in effect immediately after giving effect to this First Amendment and the transactions contemplated hereby, and (ii) agrees that (A) each Loan Document to which it is a party shall continue to be in full force and effect and (B) all covenants, agreements and other commitments by the Company under the Loan Documents shall continue to be in full force and effect and shall not be affected, impaired or discharged hereby or by the transactions contemplated in this First Amendment.
6.Integration. This First Amendment, together with the Credit Agreement and the Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof. This First Amendment is not intended to be, and shall not constitute, a novation of any Obligations or any Loan Document.
7.Severability. Any provision of this First Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
8.Headings. The headings of any paragraph of this First Amendment are for convenience of reference only, are not part of this First Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this First Amendment.
9.Counterparts; Electronic Execution. This First Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This First Amendment constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this First Amendment by telecopy, emailed pdf. or any other electronic means that
3

reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this First Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in this First Amendment and any transactions contemplated hereby shall be deemed to include Electronic Signatures or Electronic Records (as defined in, and interpreted in accordance with, 15 U.S.C. 7006), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
10.Governing Law. THIS FIRST AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.
11.Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS FIRST AMENDMENT AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.
[Signatures on the following page]
4

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

COMPANY:

CENTENE CORPORATION

By: /s/ JAMES E. SNYDER III
Name: James E. Snyder III
Title: Senior Vice President and Treasurer
Signature Page to First Amendment to
Fourth Amended and Restated Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and a Lender

By: /s/ DARIN MULLIS
Name: Darin Mullis
Title: Managing Director

[Signature Page to First Amendment to Fourth Amended and Restated Credit Agreement]

BANK OF AMERICA, N.A., as Lender and Issuing Lender

By: /s/ JOSEPH L. CORAH
Name: Joseph L. Corah
Title: Managing Director

Signature Page to First Amendment to
Fourth Amended and Restated Credit Agreement

TRUIST BANK, as Lender and Issuing Lender

By: /s/ KATIE LUNDIN
Name: Katie Lundin
Title: Director

[Signature Page to First Amendment to Fourth Amended and Restated Credit Agreement]

BARCLAYS BANK PLC, as Lender and Issuing Lender

By: /s/ WARREN VEECH III
Name: Warren Veech III
Title: Vice President

[Signature Page to First Amendment to Fourth Amended and Restated Credit Agreement]

MUFG BANK, LTD., as Lender and Issuing Lender

By: /s/ DOMINIC YUNG
Name: Dominic Yung
Title: Director

[Signature Page to First Amendment to Fourth Amended and Restated Credit Agreement]

JPMORGAN CHASE BANK, N.A., as Lender and Issuing Lender

By: /s/ DANIELLE D. BABINE
Name: Danielle D. Babine
Title: Executive Director

[Signature Page to First Amendment to Fourth Amended and Restated Credit Agreement]

FIFTH THIRD BANK, NATIONAL ASSOCIATION, as Lender

By: /s/ NATHANIEL E. SHER
Name: Nathaniel E. (Ned) Sher
Title: Managing Director

[Signature Page to First Amendment to Fourth Amended and Restated Credit Agreement]

REGIONS BANK, as Lender

By: /s/ BRIAN WALSH
Name: Brian Walsh
Title: Director

[Signature Page to First Amendment to Fourth Amended and Restated Credit Agreement]

BMO HARRIS BANK, N.A., as Lender

By: /s/ ROBERT M. SANDER
Name: Robert M. Sander
Title: Director

[Signature Page to First Amendment to Fourth Amended and Restated Credit Agreement]

PNC BANK, NATIONAL ASSOCIATION, as Lender

By: /s/ SRISUPEN ANDERSEN
Name: Srisupen Andersen
Title: VP

[Signature Page to First Amendment to Fourth Amended and Restated Credit Agreement]

U.S. BANK NATIONAL ASSOCIATION, as Lender

By: /s/ DAVID C. MRUK
Name: David C. Mruk
Title: SVP

[Signature Page to First Amendment to Fourth Amended and Restated Credit Agreement]

CIBC BANK USA, as Lender

By: /s/ KLOIE CATIZONE
Name: Kloie Catizone
Title: Managing Director

[Signature Page to First Amendment to Fourth Amended and Restated Credit Agreement]

STIFEL BANK & TRUST, as Lender

By: /s/ MATTHEW L. DIEHL
Name: Matthew L. Diehl
Title: Senior Vice President

[Signature Page to First Amendment to Fourth Amended and Restated Credit Agreement]

THE HUNTINGTON NATIONAL BANK, as Lender

By: /s/ ROBERT BELL
Name: Robert Bell
Title: Vice-President

[Signature Page to First Amendment to Fourth Amended and Restated Credit Agreement]

EXHIBIT A

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT
dated as of August 16, 2021
as amended by the First Amendment dated as of May 31, 2023
among
CENTENE CORPORATION,
as the Company,
THE VARIOUS FINANCIAL INSTITUTIONS PARTY HERETO,
as Lenders,
and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent
WELLS FARGO SECURITIES, LLC

and
BOFA SECURITIES, INC., JPMORGAN CHASE BANK, N.A., TRUIST SECURITIES, INC., BARCLAYS BANK PLC and MUFG BANK, LTD.,
as Joint Lead Arrangers and Joint Bookrunners,
BANK OF AMERICA, N.A., JPMORGAN CHASE BANK, N.A., TRUIST BANK, BARCLAYS BANK PLC and MUFG BANK, LTD.,
as Co-Syndication Agents,
and
FIFTH THIRD BANK, NATIONAL ASSOCIATION, U.S. BANK NATIONAL ASSOCIATION, REGIONS BANK, BMO HARRIS BANK, N.A., CIBC BANK USA AND PNC BANK, NATIONAL ASSOCIATION
as Co-Documentation Agents

Table of Contents

Page
SECTION 1	DEFINITIONS	1

1.1	Definitions	1
1.2	Other Interpretive Provisions	~~50~~44
1.3	Limited Condition Transactions	~~51~~46
1.4	Divisions	~~52~~46
1.5	Rates	~~52~~46

SECTION 2	COMMITMENTS OF THE LENDERS; BORROWING, CONVERSION AND LETTER OF CREDIT PROCEDURES	~~53~~48

2.1	Commitments and Loans	~~53~~48
2.2	Loan Procedures	~~59~~53
2.3	Letter of Credit Procedures	~~62~~57
2.4	Swing Line Loans	~~67~~61
2.5	Availability of Funds	~~69~~63
2.6	Defaulting Lenders	~~69~~63

SECTION 3	EVIDENCING OF LOANS	~~70~~64

3.1	Notes	~~70~~64
3.2	Recordkeeping	~~70~~64

SECTION 4	INTEREST	~~71~~65

4.1	Interest Rates	~~71~~65
4.2	Interest Payment Dates	~~72~~66
4.3	Setting and Notice of Rates	~~72~~66
4.4	Computation of Interest	~~73~~66
4.5	Maximum Rate	67

SECTION 5	FEES	~~73~~67

5.1	Commitment Fee	~~73~~67
5.2	Letter of Credit Fees	~~74~~68
5.3	Administrative Agent's Fees	~~74~~68

SECTION 6	REDUCTION OR TERMINATION OF THE COMMITMENT; PREPAYMENTS	~~74~~68

6.1	Reduction or Termination of the Commitments	~~74~~68
6.2	Prepayments	~~75~~69
6.3	Manner of Prepayments	~~76~~70
i

6.4	Repayments	~~77~~67

SECTION 7	MAKING AND PRORATION OF PAYMENTS; SETOFF; TAXES	~~78~~71

7.1	Making of Payments	~~78~~71
7.2	Application of Certain Payments	~~78~~71
7.3	Due Date Extension	~~78~~71
7.4	Setoff	~~78~~71
7.5	Proration of Payments	~~79~~72
7.6	Taxes	~~79~~72

SECTION 8	INCREASED COSTS; SPECIAL PROVISIONS FOR EUROCURRENCY RATE LOANS AND RFR LOANS	~~82~~75

8.1	Increased Costs	~~82~~75
8.2	Basis for Determining Interest Rate Inadequate or Unfair; Alternative Rate of Interest	~~84~~77
8.3	Changes in Law Rendering Eurocurrency Rate Loans or RFR Loans Unlawful	~~88~~79
8.4	Funding Losses	~~88~~80
8.5	Right of Lenders to Fund through Other Offices	~~88~~80
8.6	Discretion of Lenders as to Manner of Funding	~~89~~81
8.7	Mitigation of Circumstances; Replacement of Lenders	~~89~~81
8.8	Conclusiveness of Statements	~~90~~82

SECTION 9	REPRESENTATIONS AND WARRANTIES	~~90~~82

9.1	Organization	~~90~~82
9.2	Authorization; No Conflict	~~90~~82
9.3	Validity and Binding Nature	~~90~~82
9.4	[Reserved]	~~90~~82
9.5	No Material Adverse Change	~~91~~82
9.6	Litigation and Guarantee Obligations	~~91~~83
9.7	Ownership of Properties; Liens	~~91~~83
9.8	Equity Ownership; Subsidiaries	~~91~~83
9.9	Pension Plans	~~91~~83
9.10	Investment Company Act	~~92~~84
9.11	Regulation U, T, and X	~~92~~84
9.12	Taxes	~~92~~84
9.13	Solvency, etc.	~~93~~85

9.14	Environmental Matters	~~93~~85
9.15	Insurance	~~93~~85
9.16	Real Property	~~94~~85
9.17	Information	~~94~~85
9.18	Intellectual Property	~~94~~86
9.19	Labor Matters	~~94~~86
9.20	No Default	~~95~~86
9.21	Material Licenses	~~95~~86
9.22	Compliance with Material Laws	~~95~~86
9.23	Charitable Foundations	~~95~~87
9.24	PATRIOT Act; OFAC; Sanctions and Anti-Corruption and Anti-Money Laundering Laws	~~95~~87

SECTION 10	AFFIRMATIVE COVENANTS	~~96~~88

10.1	Reports, Certificates and Other Information	~~96~~88
10.2	Books, Records, and Inspection	~~98~~90
10.3	Maintenance of Property; Insurance	~~99~~91
10.4	Compliance with Laws; Payments of Taxes and Liabilities	~~99~~91
10.5	Maintenance of Existence, Material Licenses, etc.	~~100~~91
10.6	Use of Proceeds	~~100~~92
10.7	Employee Benefit Plans	~~101~~92
10.8	Environmental Matters	~~101~~93
10.9	Credit Ratings	~~101~~93
10.10	Designation of Restricted and Unrestricted Subsidiaries	~~102~~93

SECTION 11	NEGATIVE COVENANTS	~~102~~93

11.1	Debt	~~102~~93
11.2	Liens	~~105~~96
11.3	Restricted Payments	~~107~~99
11.4	Mergers, Consolidations, Sales	~~108~~100
11.5	Modification of Organizational Documents	~~109~~101
11.6	Transactions with Affiliates	~~109~~101
11.7	Inconsistent Agreements	~~110~~101
11.8	Business Activities	~~111~~103
11.9	Investments	~~111~~103
11.10	Fiscal Year	~~113~~104

11.11	Financial Covenants	~~113~~104
11.12	Guaranties	~~113~~105
11.13	Exceptions	~~114~~105

SECTION 12	CONDITIONS OF LENDING, ETC	~~114~~105

12.1	Conditions to Effectiveness of this Agreement	~~114~~105
12.2	[Reserved]	~~115~~106
12.3	Conditions to all Extensions of Credit	~~115~~106

SECTION 13	EVENTS OF DEFAULT AND THEIR EFFECT	~~116~~107

13.1	Events of Default	~~116~~107
13.2	Effect of Event of Default	~~117~~109

SECTION 14	AGENTS	~~118~~109

14.1	Appointment of Agents	~~118~~109
14.2	Powers and Duties	~~119~~110
14.3	General Immunity	~~119~~110
14.4	Agents Entitled to Act as Lender	~~121~~112
14.5	Lenders' Representations, Warranties and Acknowledgment	~~122~~113
14.6	Right to Indemnity	~~122~~113
14.7	Successor Administrative Agent, Issuing Lender and Swing Line Lender	~~123~~114
14.8	Withholding Taxes	~~123~~115
14.9	Administrative Agents May File Proofs of Claim	~~124~~115
14.10	Erroneous Payments	~~124~~115

SECTION 15	GENERAL	~~126~~118

15.1	Waiver; Amendments	~~126~~118
15.2	Notices	~~129~~120
15.3	Computations	~~130~~121
15.4	Costs and Expenses	~~130~~121
15.5	Assignments; Participations	~~131~~122
15.6	Register	~~133~~124
15.7	Governing Law	~~134~~125
15.8	Confidentiality	~~134~~125
15.9	Severability	~~135~~126
15.10	Nature of Remedies	~~135~~126
15.11	Entire Agreement	~~135~~126

15.12	Counterparts	~~135~~126
15.13	Successors and Assigns	~~136~~127
15.14	Captions	~~136~~127
15.15	Customer Identification - USA Patriot Act Notice	~~136~~127
15.16	Indemnification by the Company	~~136~~127
15.17	Nonliability of Lenders	~~137~~128
15.18	Forum Selection and Consent to Jurisdiction	~~138~~129
15.19	Waiver of Jury Trial	~~139~~130
15.20	Statutory Notice-Oral Commitments	~~139~~130
15.21	Survival of Representation, Warranties and Agreements	~~139~~130
15.22	Judgment Currency	~~140~~130
15.23	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~140~~131
15.24	Certain ERISA Matters	~~142~~133
15.25	Acknowledgement Regarding Any Supported QFCs	~~144~~134
15.26	Effect of Amendment and Restatement; No Novation	~~145~~135

ANNEXES

ANNEX A-1	Revolving Lenders and Pro Rata Shares
ANNEX A-2	Term Loan Lenders and Pro Rata Shares
ANNEX B	Addresses for Notices

SCHEDULES

SCHEDULE 1.1(a)	[Reserved]
SCHEDULE 1.1 (b)	Subsidiaries Included in Loan Parties
SCHEDULE 1.1 (c)	Tax Abatement Documents
SCHEDULE 1.1 (d)	Centene Plaza Subsidiaries
SCHEDULE 1.1 (e)	Centene Campus Subsidiaries
SCHEDULE 9.6	Guarantee Obligations
SCHEDULE 9.8	Subsidiaries
SCHEDULE 9.15	Insurance
SCHEDULE 9.16	Real Property
SCHEDULE 9.19	Labor Matters
SCHEDULE 11.1	Existing Debt
SCHEDULE 11.2	Existing Liens
SCHEDULE 11.9	Investment Policy
SCHEDULE 11.13	Exceptions from Guarantee Obligations

v

EXHIBITS

EXHIBIT A	Form of Note (Section 3.1)
EXHIBIT B	Form of Compliance Certificate (Section 10.1.3)
EXHIBIT C	Form of Assignment Agreement (Section 15.5.1)
EXHIBIT D	Form of Notice of Borrowing (Section 2.2.3)
EXHIBIT E	Form of Notice of Conversion/Continuation (Section 2.2.4)
EXHIBIT F	Form of Notice of Prepayment (Section 6.2.1)
EXHIBIT G	Form of Solvency Certificate

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT
This FOURTH AMENDED AND RESTATED CREDIT AGREEMENT, dated as of August 16, 2021 (this “Agreement”), is entered into among CENTENE CORPORATION (the “Company”), the financial institutions that are or may from time to time become parties hereto (together with their respective successors and assigns, the “Lenders”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).
WHEREAS, the Company, certain financial institutions from time to time, and the Administrative Agent are party to that certain Credit Agreement, dated as of March 24, 2016, as amended and restated as of December 14, 2017, as further amended and restated as of May 7, 2019, as further amended and restated as of September 11, 2019 and as amended as of November 14, 2019, and as further amended and otherwise modified as of March 18, 2021 (the “Existing Credit Agreement”); and
WHEREAS, the Company, the Lenders party hereto on the date hereof and the Administrative Agent desire to amend and restate the Existing Credit Agreement in its entirety, and the Lenders and the Administrative Agent are willing to do so upon the terms and subject to the conditions set forth herein.
NOW THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:
SECTION 1DEFINITIONS.
1.1Definitions. When used herein the following terms shall have the following meanings:
“2024 Magellan Notes” means the 4.400% Senior Notes of Magellan due 2024 issued under the 2024 Magellan Notes Indenture.
“2024 Magellan Notes Indenture” means that certain Base Indenture, as supplemented by the First Supplemental Indenture thereto dated September 22, 2017, entered into by Magellan in connection with the issuance of the 2024 Magellan Senior Notes, together with all instruments and other agreements entered into by the Magellan in connection therewith.

“2026 Exchange Notes” means the 5.375% Senior Notes of the Company due 2026 issued under the 2026 Exchange Notes Indenture.
“2026 Exchange Notes Indenture” means that certain Indenture, dated January 23, 2020, entered into by the Company in connection with the issuance of the 2026 Exchange Notes, together with all ~~in~~instruments and other agreements entered into by the Company in connection therewith.

“2026 Senior Notes” means the 5.375% Senior Notes of the Company due 2026 issued under the 2026 Senior Notes Indenture.
“2026 Senior Notes Indenture” means that certain Indenture, dated May 23, 2018, as supplemented by the First Supplemental Indenture thereto dated July 1, 2018, entered into by the Company in connection with the issuance of the 2026 Senior Notes, together with all instruments and other agreements entered into by the Company in connection therewith.
“2026 Wellington Notes” means the 5.375% Senior Notes of Wellington due 2026.
“2026 Wellington Notes Indenture” means that certain Indenture, dated August 13, 2018, as supplemented by the First Supplemental Indenture thereto dated November 14, 2019 and as further supplemented by the Second Supplemental Indenture thereto dated January 23, 2020, entered into by Wellington Merger Sub II in connection with the issuance of the 2026 Wellington Notes, together with all instruments and other agreements entered into by the Company in connection therewith.
“2027 Senior Notes” means the 4.25% Senior Notes of the Company due 2027 issued under the 2027 Senior Notes Indenture.
“2027 Senior Notes Indenture” means that certain Indenture, dated December 6, 2019, entered into by the Company in connection with the issuance of the 2027 Senior Notes, together with all instruments and other agreements entered into by the Company in connection therewith.
“2028 Senior Notes” means the 2.450% Senior Notes of the Company due 2028 issued under the 2028 Senior Notes Indenture.
“2028 Senior Notes Indenture” means that certain Base Indenture, as supplemented by the Third Supplemental Indenture thereto dated July 1, 2021, entered into by the Company in connection with the issuance of the 2028 Senior Notes, together with all instruments and other agreements entered into by the Company in connection therewith.
“2029 Senior Notes” means the 4.625% Senior Notes of the Company due 2029 issued under the 2029 Senior Notes Indenture.
“2029 Senior Notes Indenture” means that certain Indenture, dated December 6, 2019, entered into by the Company in connection with the issuance of the 2029 Senior Notes, together with all instruments and other agreements entered into by the Company in connection therewith.
“2030 Senior Notes” means the 3.375% Senior Notes of the Company due 2030 issued under the 2030 Senior Notes Indenture.

“2030 Senior Notes Indenture” means that certain Indenture, dated February 13, 2020, entered into by the Company in connection with the issuance of the 2030 Senior Notes, together with all instruments and other agreements entered into by the Company in connection therewith.
“2031 Senior Notes” means the 2.50% Senior Notes of the Company due 2031 issued under the 2031 Senior Notes Indenture.
“2031 Senior Notes Indenture” means that certain Base Indenture, as supplemented by the Second Supplemental Indenture thereto dated February 17, 2021, entered into by the Company in connection with the issuance of the 2031 Senior Notes, together with all instruments and other agreements entered into by the Company in connection therewith.
“2.625% 2031 Senior Notes” means the 2.625% Senior Notes of the Company due 2031 issued under the 2.625% 2031 Senior Notes Indenture.
“2.625% 2031 Senior Notes Indenture” means that certain Base Indenture, as supplemented by the Fourth Supplemental Indenture thereto dated August 12, 2021, entered into by the Company in connection with the issuance of the 2.625% 2031 Senior Notes, together with all instruments and other agreements entered into by the Company in connection therewith.
“3.00% 2030 Senior Notes” means the 3.00% Senior Notes of the Company due 2030 issued under the 3.00% 2030 Senior Notes Indenture.
“3.00% 2030 Senior Notes Indenture” means that certain Base Indenture, as supplemented by the First Supplemental Indenture thereto dated October 7, 2020, entered into by the Company in connection with the issuance of the 3.00% 2030 Senior Notes, together with all instruments and other agreements entered into by the Company in connection therewith.
“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of all or substantially all of any business or division of a Person, (b) the acquisition of the Capital Securities of any Person causing such Person to become a Subsidiary or (c) a merger or consolidation or any other combination with another Person.
“Acquisition Covenant Election” has the meaning assigned thereto in Section 11.11.
“Adjusted Eurocurrency Rate” means, ~~with respect to any Eurocurrency Loan~~ as to any Loan denominated in any applicable Currency not bearing interest based on an RFR (which, as of the date hereof, shall mean each of the Currencies identified in clause (a) of the definition of “Alternative Currency”, other than Sterling and Swiss Francs) for any Interest Period, ~~an interest~~a rate per annum ~~(rounded upwards, if necessary, to the next 1/100 of 1%) obtained by dividing (a) the Eurocurrency Rate for the applicable Currency for such Interest Period by (b) an amount equal to (i) one minus (ii) the Applicable Reserve Requirement.~~determined by the Administrative Agent pursuant to the following formula:

Adjusted Eurocurrency Rate =	Eurocurrency Rate for such Currency for such Interest Period
1.00-Eurocurrency Reserve Percentage

“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.
“Administrative Agent” has the meaning assigned thereto in the Preamble.
“Affected Loan” has the meaning assigned thereto in Section 8.3.
“Affiliate” of any Person means (a) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person, (b) any officer or director of such Person and (c) with respect to any Lender, any entity administered or managed by such Lender or an Affiliate or investment advisor thereof and which is engaged in making, purchasing, holding or otherwise investing in commercial loans.
“Agents” means each of the Administrative Agent, the Syndication Agents, the Documentation Agents and, solely for purposes of Section 14, the Joint Lead Arrangers.
“Agreement” – see the Preamble.
“Agreement Currency” has the meaning assigned thereto in Section 15.22.
“Alternative Currency” means (a) Australian Dollars, Canadian Dollars, Euros, Japanese Yen, Swiss Francs and Sterling and (b) each currency (other than U.S. Dollars and any currency described in clause (a)) approved in writing by the Revolving Lenders and the Issuing Lenders.
“Alternative Currency Equivalent” means, subject to Section 1.6, for any amount, at the time of determination thereof, with respect to any amount expressed in U.S. Dollars, the equivalent of such amount thereof in the applicable Alternative Currency as determined by the Administrative Agent in its sole discretion by reference to the most recent Spot Rate (as determined as of the most recent Revaluation Date) for the purchase of such Alternative Currency with U.S. Dollars.
“Alternative Currency Sublimit” has the meaning assigned thereto in Section 2.1.1.

“Anti-Corruption Laws” means all Laws of any jurisdiction applicable to the Company or any of its Subsidiaries or Unrestricted Subsidiaries from time to time concerning or relating to bribery or corruption.
“Applicable Margin” means, for any day, the rate per annum set forth below opposite the level (the “Level”) then in effect (calculated as of the last day of the quarter most recently ended, using EBITDA for the four quarter period then ended), it being understood that the Applicable Margin for (i) Eurocurrency Rate Loans and RFR Loans shall be the percentage set forth under the column “Eurocurrency/RFR Margin”, (ii) Base Rate Loans or Swing Line Loans shall be the percentage set forth under the column “Base Rate Margin”, (iii) the Commitment Fee Rate shall be the percentage set forth under the column “Commitment Fee Rate”, and (iv) the L/C Fee Rate shall be the percentage set forth under the column “L/C Fee Rate”:

Level	Net Debt to EBITDA Ratio	Eurocurrency/RFR Margin	Base Rate Margin	Commitment Fee Rate	L/C Fee Rate
I	Greater than or equal to 3.5:1	1.50%	0.50%	0.20%	1.50%

II	Greater than or equal to 3.0:1 but less than 3.5:1	1.375%	0.375%	0.175%	1.375%

III	Greater than or equal to 2.5:1 but less than 3.0:1	1.25%	0.25%	0.15%	1.25%

IV	Less than 2.5:1	1.125%	0.125%	0.125%	1.125%
The Eurocurrency/RFR Margin, the Base Rate Margin, the Commitment Fee Rate and the L/C Fee Rate shall be adjusted, to the extent applicable, on the fifth Business Day after the earlier of the date the Company provides or is required to provide the annual and quarterly financial statements and other information pursuant to Section 10.1.1 or 10.1.2, as applicable, and the related Compliance Certificate pursuant to Section 10.1.3. Notwithstanding anything contained in this paragraph to the contrary, (a) until the first delivery after the Effective Date of the quarterly financial statements and other information required under Section 10.1.2 and the related Compliance Certificate pursuant to Section 10.1.3, the Eurocurrency Margin/RFR Margin and the Base Rate Margin shall be based on Level II above, (b) if the Company fails to deliver such financial statements and Compliance Certificate in accordance with the provisions of Sections 10.1.1, 10.1.2 and 10.1.3, the Eurocurrency/RFR Margin, the Commitment Fee Rate and the L/C Fee Rate shall be based upon Level I above beginning on the date the Company is notified in writing by the Administrative Agent that such financial statements and Compliance Certificate were not delivered when required until the fifth Business Day after such financial statements and Compliance Certificate are actually delivered, whereupon the Applicable Margin shall be determined by the then current Level and (c) no reduction to any Applicable Margin shall become effective at any time when an Event of Default or Unmatured Event of Default has occurred and is continuing. The Net Debt to EBITDA Ratio as used in the foregoing definition shall be calculated after giving effect to the Centene Plaza Subsidiary Exclusion and the Centene Campus Subsidiary Exclusion.
~~“Applicable Reserve Requirement” means, at any time, for any Eurocurrency Rate Loan, the maximum rate, expressed as a decimal, at which reserves (including any basic marginal, special, supplemental, emergency or other reserves) are required to be maintained with respect thereto against “Eurocurrency liabilities” (as such term is defined in Regulation D) under regulations issued from time to time by the FRB or any other applicable banking regulator. Without limiting the effect of the foregoing, the Applicable Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the applicable Eurocurrency Rate or any other interest rate of a Loan is to be determined or (ii) any category of extensions of credit or other assets which include Eurocurrency Rate Loans. A Eurocurrency Rate Loan shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credit for proration, exceptions or offsets that may be available from time to time to the applicable Lender. The rate of interest on Eurocurrency Rate Loans shall be adjusted automatically on and as of the effective date of any change in the Applicable Reserve Requirement.~~
“Approved Electronic Communications” means any notice, demand, communication, information, document or other material that any Loan Party provides to the Administrative Agent pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Agents or to the Lenders or the Issuing Lenders by means of electronic communications pursuant to Section 15.2.2.
~~“Asset Disposition” means any non-ordinary course sale, transfer, exclusive license, lease or other disposition of any Property (including any sale and leaseback transaction or disposition or issuance of Capital Securities of any Subsidiary of the Company), whether in a single transaction or a series of related transactions, by the Company or any Subsidiary thereof, in each case, to any Person that is not the Company or any Subsidiary thereof; provided that any sale, transfer, license, lease or other disposition of any Property in connection with the Magellan Acquisition shall not constitute an Asset Disposition.~~
“Assignee” has the meaning assigned thereto in Section 15.5.1(a).
“Assignment Agreement” has the meaning assigned thereto in Section 15.5.1(a).
“Assignment Date” has the meaning assigned thereto in Section 15.5.1(b).

“Attorney Costs” means, with respect to any Person, all reasonable and documented fees and charges of any counsel to such Person, and all court costs and similar legal expenses.
“Australian Dollars” means the lawful currency of Australia.
“Available Tenor” means, as of any date of determination and with respect to any then-current Benchmark for any Currency, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an Interest Period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 8.2(b)(iv).
“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.
“Base Indenture” means that certain indenture dated October 7, 2020, entered into by the Company, together with all instruments and other agreements entered into by the Company in connection therewith.
“Base Rate” means, ~~at~~for any ~~time,~~ day, a rate per annum equal to the ~~highest~~greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Rate ~~plus 0.50% and (c)(i) prior to the USD LIBOR Transition Date, the Adjusted Eurocurrency Rate for U.S. Dollars for a one-month term~~ in effect on such day plus ~~1.00% and (ii) on and after the USD LIBOR Transition Date, Daily Simple RFR for U.S. Dollars~~ 0.50% per annum and (c) Adjusted Term SOFR for a one-month tenor in effect on such day plus 1.00%~~. Each~~; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate, the Federal Funds Rate~~,~~ or Adjusted ~~Eurocurrency Rate for U.S. Dollars or Daily Simple RFR for U.S. Dollars, as the case may be~~ Term SOFR, as applicable (provided that clause (c) shall not be applicable during any period in which ~~the~~ Adjusted ~~Eurocurrency Rate or Daily Simple RFR, as applicable,~~Term SOFR is unavailable or unascertainable). Notwithstanding the foregoing, in no event shall the Base Rate be less than 1.00%.
“Base Rate Loan” means any Loan or Borrowing which bears interest at or by reference to the Base Rate. Base Rate Loans may be denominated only in U.S. Dollars.
“Base Rate Margin” has the meaning assigned thereto in the definition of Applicable Margin.
“BB Rate” means, has the meaning assigned thereto in the definition of “Eurocurrency Rate”.

“BBR”~~,~~  when used in reference to any Revolving Loans, refers to whether such Revolving Loan is bearing interest at a rate determined by reference to the BB Rate.
“BBR Loan” means any Revolving Loan which bears interest at a rate determined by reference to the BB Rate. BBR Loans may be denominated only in Australian Dollars.
“Benchmark” means, initially, with respect to any:
(a) Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, U.S. Dollars, the ~~Adjusted Eurocurrency~~Term SOFR Reference Rate ~~for U.S. Dollars~~; provided that if ~~(i) the USD LIBOR Transition Date has occurred or (ii)~~ a Benchmark Transition Event~~, a Term RFR Transition Event or an Other Benchmark Rate Election, as applicable,~~  has occurred with respect to the Term SOFR Reference Rate or then-current Benchmark for U.S. Dollars, then “Benchmark” means, with respect to such Obligations, interest, fees, commissions or other amounts, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 8.2(b)(i),
(b) Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Sterling or Swiss Francs, the Daily Simple RFR applicable for such Currency; provided that if a Benchmark Transition Event ~~or a Term RFR Transition Event, as applicable,~~ has occurred with respect to such Daily Simple RFR or the then-current Benchmark for such Currency, then “Benchmark” means, with respect to such Obligations, interest, fees, commissions or other amounts, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 8.2(b)(i), and
(c) Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Australian Dollars, Canadian Dollars, Euros or Yen, ~~the Adjusted Eurocurrency Rate applicable for such Currency~~BBR, CDOR, EURIBOR or TIBOR, respectively;
provided that if a Benchmark Transition Event ~~or a Term RFR Transition Event, as applicable,~~ has occurred with respect to ~~such Adjusted Eurocurrency Rate~~ BBR, CDOR, EURIBOR or TIBOR, as applicable, or the then-current Benchmark for such Currency, then “Benchmark” means, with respect to such Obligations, interest, fees, commissions or other amounts, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 8.2(b)(i).
    ~~“Benchmark Replacement” means,~~
~~(a)~~     “Benchmark Replacement” means, with respect to any Benchmark Transition Event for ~~the~~any then-current Benchmark, the sum of: (~~i~~a) the alternate benchmark rate that has been selected by the Administrative Agent and the Company as the replacement for such Benchmark giving due consideration to (~~A~~i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the

Relevant Governmental Body or (~~B)~~ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for such Benchmark for syndicated credit facilities denominated in the applicable Currency at such time and (~~ii~~b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents~~;~~.
~~(b) with respect to the USD LIBOR Transition Date, for any Available Tenor of the Adjusted Eurocurrency Rate for U.S. Dollars, the first alternative set forth in the order below that can be determined by the Administrative Agent for the USD LIBOR Transition Date:~~
~~(1) Term RFR for U.S. Dollars;~~
~~(2) Daily Simple RFR for U.S. Dollars; or~~
~~(3) the sum of: (A) the alternate benchmark rate that has been selected by the Administrative Agent and the Company as the replacement for the Adjusted Eurocurrency Rate for U.S. Dollars giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the Adjusted Eurocurrency Rate for U.S. Dollars for syndicated credit facilities denominated in U.S. Dollars at such time and (B) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents;~~
~~(c) with respect to any Term RFR Transition Event for any Currency, the Term RFR for such Currency; or~~
~~(d) with respect to any Other Benchmark Rate Election, the sum of: (A) the alternate benchmark rate that has been selected by the Administrative Agent and the Company as the replacement for the Adjusted Eurocurrency Rate for U.S. Dollars giving due consideration to any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for such Benchmark for U.S. Dollar-denominated syndicated credit facilities at such time and (B) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents;~~
~~provided that, in the case of clause (b)(1), if the Administrative Agent determines (which determination shall be made in good faith) that Term RFR for U.S. Dollars is not administratively~~

~~feasible for the Administrative Agent, then Term RFR for U.S. Dollars will be deemed unable to be determined for purposes of this definition.~~
~~“Benchmark Replacement Adjustment” means, for purposes of:~~
~~(a) clauses (a) and (b)(3) of the definition of~~     “Benchmark Replacement Adjustment” means, with respect to any replacement of any then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Company giving due consideration to (~~i~~a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (~~ii~~b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Currency~~; and~~ at such time.
~~(b) clause (d) of the definition of “Benchmark Replacement”, with respect to any replacement of the Adjusted Eurocurrency Rate for U.S. Dollars with an Unadjusted Benchmark Replacement for any applicable Available Tenor, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Company giving due consideration to any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the Adjusted Eurocurrency Rate for U.S. Dollars with the applicable Unadjusted Benchmark Replacement for U.S. Dollar-denominated syndicated credit facilities.~~
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate” (if applicable), the definition of “Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), the definition of “Eurocurrency Banking Day”, the definition of “RFR Business Day”, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark for any Currency:
(a)    in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(b)    in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be ~~no longer representative~~non-representative; provided~~,~~  that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date~~;~~ .
~~(c)    in the case of a Term RFR Transition Event for such Currency, the Term RFR Transition Date applicable thereto; or~~
~~(d)    in the case of an Other Benchmark Rate Election, the sixth (6th) Business Day after the date notice of such Other Benchmark Rate Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 P.M. (New York City time) on the fifth (5th) Business Day after the date notice of such Other Benchmark Rate Election is provided to the Lenders, written notice of objection to such Other Benchmark Rate Election from Lenders comprising the Required Lenders.~~
For the avoidance of doubt, ~~(A) if the Reference Time for the applicable Benchmark refers to a specific time of day and the event giving rise to the Benchmark Replacement Date for any Benchmark occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such Benchmark and for such determination and (B)~~ the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means, with respect to the then-current Benchmark for any Currency ~~(other than Adjusted Eurocurrency Rate for U.S. Dollars)~~, the occurrence of one or more of the following events with respect to such Benchmark:
(a)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely~~,~~; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(b)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the FRB, the Federal Reserve Bank of New York, the central bank for the Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); and/or
(c)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are ~~no longer~~not, or as of a specified future date will ~~no longer~~not be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Start Date” means, with respect to any Benchmark~~, (a)~~ for any Currency, in the case of a Benchmark Transition Event, the earlier of (~~i~~a) the applicable Benchmark Replacement Date and (~~ii~~b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) ~~or (b) in the case of an Other Benchmark Rate Election, the applicable Benchmark Replacement Date~~.
“Benchmark Unavailability Period” means, with respect to ~~(a) the Adjusted Eurocurrency Rate for U.S. Dollars~~any then-current Benchmark for any Currency, the period (if any) (~~i) beginning at the time that the USD LIBOR Transition Date has occurred pursuant to clause (a) of that definition if, at such time, no Benchmark Replacement has replaced the Adjusted Eurocurrency Rate for U.S. Dollars for all purposes hereunder and under any Loan Document in accordance with Section 8.2(b)(i) and (ii) ending at the time that a Benchmark Replacement has replaced the Adjusted~~

~~Eurocurrency Rate for U.S. Dollars for all purposes hereunder and under any Loan Document in accordance with Section 8.2(b)(i) and (b) any then-current Benchmark for any Currency other than the Adjusted Eurocurrency Rate for U.S. Dollars, the period (if any) (i)~~x) beginning at the time that a Benchmark Replacement Date with respect to such Benchmark pursuant to clauses (a) or (b) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 8.2(b)(i) and (~~ii~~y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 8.2(b)(i).
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 CFR § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
~~“Beneficial Ownership Regulation” means 31 CFR § 1010.230.~~
“BHC Act Affiliate” has the meaning assigned thereto in Section 15.25.
“Borrowing” means (a) Term Loans of the same class and Type made, converted or continued on the same date and, in the case of Eurocurrency Rate Loans or Term ~~RFR~~SOFR Loans, as to which a single Interest Period is in effect, (b) Revolving Loans of the same class, Type and currency made, converted or continued on the same date and, in the case of Eurocurrency Rate Loans or Term ~~RFR~~SOFR Loans, as to which a single Interest Period is in effect or (c) a Swing Line Loan. For purposes of this Agreement, Borrowings also may be classified and referred to by Type or rate (e.g., a “Eurocurrency Borrowing” or “Term SOFR Reference Rate Borrowing”).
“Borrowing Minimum” means (a) in the case of a Borrowing of Term Loans or a Borrowing of Revolving Loans denominated in U.S. Dollars, $1,000,000, (b) in the case of a Borrowing of Revolving Loans denominated in Euro, €1,000,000, (c) in the case of a Borrowing of Revolving Loans denominated in Sterling, £1,000,000, (d) in the case of a Borrowing of Revolving Loans denominated in Canadian Dollars, C$1,000,000, (e) in the case of a Borrowing of Revolving Loans denominated in Australian Dollars, AUD $1,000,000, (f) in the case of a Borrowing of Revolving Loans denominated in Swiss Francs, CHF1,000,000,(g) in the case of a Borrowing of Revolving Loans denominated in Japanese Yen, ¥100,000,000 and (h) in the case of a Borrowing of Revolving Loans denominated in any other Alternative Currency, the smallest amount of such Alternative

Currency that is an integral multiple of 1,000,000 units of such currency and that has a U.S. Dollar Equivalent of $1,000,000 or more.
“Borrowing Multiple” means (a) in the case of a Borrowing of Term Loans or of a Borrowing of Revolving Loans denominated in U.S. Dollars, $100,000, (b) in the case of a Borrowing of Revolving Loans denominated in Euro, €100,000, (c) in the case of a Borrowing of Revolving Loans denominated in Sterling, £100,000, (d) in the case of a Borrowing of Revolving Loans denominated in Canadian Dollars, C$100,000, (e) in the case of a Borrowing of Revolving Loans denominated in Australian Dollars, AUD $100,000, (f) in the case of a Borrowing of Revolving Loans denominated in Swiss Francs, CHF100,000,(g) in the case of a Borrowing of Revolving Loans denominated in Japanese Yen, ¥10,000,000 and (h) in the case of a Borrowing of Revolving Loans denominated in any other Alternative Currency, 100,000 units of such currency.
“Bridge Loans” means senior unsecured bridge loans of the Company incurred to provide a portion of the cash consideration payable for the Magellan Acquisition and to consummate the other transactions contemplated by the Magellan Acquisition Agreement.
~~“BSA” has the meaning assigned thereto in Section 10.4.~~
“Business Day” means any day that is not a Saturday, Sunday or other day on which the Federal Reserve Bank of New York is closed.
“Canadian Dollars” or “C$” means the lawful money of Canada.
“Capital Expenditures” means all expenditures which, in accordance with GAAP, would be required to be capitalized and shown on the consolidated balance sheet of the Company, including expenditures in respect of Capital Leases (but subject to the proviso in the definition of Capital Leases), but excluding (a) expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed (i) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored or (ii) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced, (b) any Centene Plaza Project and (c) any Centene Campus Project.
“Capital Lease” means, shall mean, at the time any determination thereof is to be made, the amount of the liability in respect of a financing lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP; provided that all obligations of any person that are or would have been treated as operating leases for purposes of GAAP prior to the issuance by the Financial Accounting Standards Board on February 25, 2016 of an Accounting Standards Update (the “ASU”) shall continue to be accounted for as operating leases for purposes of all financial definitions and calculations for purposes of this Agreement (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with the

ASU (on a prospective or retroactive basis or otherwise) to be treated as Capital Leases in the financial statements to be delivered pursuant to Sections 10.11 and 10.1.2.

“Capital Securities” means, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s capital, whether now outstanding or issued or acquired after the Effective Date, including common shares, preferred shares, membership interests in a limited liability company, limited or general partnership interests in a partnership, interests in a trust, interests in other unincorporated organizations or any other equivalent of such ownership interest, but excluding any debt securities convertible into such Capital Securities.
“Cash Collateralize” means to deliver cash collateral to the Administrative Agent to be held as cash collateral for outstanding Letters of Credit (in the case of a Letter of Credit denominated in an Alternative Currency, in an amount equal to 103% of the U.S. Dollar Equivalent of the Stated Amount of such Letter of Credit), pursuant to documentation satisfactory to the Administrative Agent and the applicable Issuing Lenders. Derivatives of such term have corresponding meanings.
“CDO Rate” has the meaning assigned thereto in the definition of “Eurocurrency Rate”.
“CDOR”~~, when used in reference to any Revolving Loan, refers to whether such Revolving Loan is bearing interest at a rate determined by reference to the CDO~~  has the meaning assigned thereto in the definition of “Eurocurrency Rate”.
“CDOR Loan” means any Revolving Loan which bears interest at a rate determined by reference to the CDO Rate. CDOR Loans may be denominated only in Canadian Dollars.
“Centene Campus Debt” means any Debt of the Company or any of its Subsidiaries used solely to finance a Centene Campus Project and extensions, renewals and refinancings of such Debt.
“Centene Campus Project” means the development and construction of any multi-use project in Charlotte, North Carolina by any Centene Campus Subsidiary.
“Centene Campus Subsidiary” means a Wholly-Owned Subsidiary that was, is or will be a developer of any Centene Campus Project (and shall not engage in any other material activities) and designated as such in writing by the Company from time to time, including those entities listed on Schedule 1.1(e).
“Centene Campus Subsidiary Exclusion” means an accounting convention in which, for any financial reporting or calculation subject thereto, (i) the Debt of any Centene Campus Subsidiary shall be excluded, and the calculation shall be made net of the effect of such Debt, unless such Debt becomes fully recourse to any Loan Party or any of their assets, and (ii) the assets, liabilities, equity, income, expenses, cash flow and other results of operations of each Centene Campus Subsidiary shall be excluded (unless such Debt becomes fully recourse to any Loan Party or any of their assets), as if each such Centene Campus Subsidiary was unrelated to the Loan Parties and none of the Loan Parties held any Capital Securities of any such Centene Campus Subsidiary.
“Centene Plaza Debt” means any Debt of the Company or any of its Subsidiaries used solely to finance a Centene Plaza Project and extensions, renewals and refinancings of such Debt.
“Centene Plaza Project” means the development and construction of any multi-use project in Clayton or University City, Missouri by any Centene Plaza Subsidiary.
“Centene Plaza Subsidiary” means a Wholly-Owned Subsidiary that was, is or will be a developer of any Centene Plaza Project (and shall not engage in any other material activities) and designated as such in writing by the Company from time to time, including those entities listed on Schedule 1.1(d).
“Centene Plaza Subsidiary Exclusion” means an accounting convention in which, for any financial reporting or calculation subject thereto, (i) the Debt of any Centene Plaza Subsidiary shall be excluded, and the calculation shall be made net of the effect of such Debt, unless such Debt becomes fully recourse to any Loan Party or any of their assets, and (ii) the assets, liabilities, equity, income, expenses, cash flow and other results of operations of each Centene Plaza Subsidiary shall be excluded (unless such Debt becomes fully recourse to any Loan Party or any of their assets), as if each such Centene Plaza Subsidiary was unrelated to the Loan Parties and none of the Loan Parties held any Capital Securities of any such Centene Plaza Subsidiary.
“Change of Control” means any Person or Group (as defined by the SEC in Regulation 13-D) becomes the record or beneficial owner, directly or indirectly, of Capital Securities representing 35% or more of the voting power of the Company’s outstanding Capital Securities having the power to vote or acquires the power to elect a majority of the board of directors of the Company.
“Charitable Foundations” means The Centene Charitable Foundation, a Missouri nonprofit corporation, The Cenpatico Foundation, a Missouri nonprofit corporation, and The Centene Foundation for Quality Health Care, a Missouri nonprofit corporation.
“City Development Agreement” means that certain Amended and Restated Development Agreement for the Forsyth/Hanley Project Area dated as of June 1, 2009, by and between the City of Clayton, Missouri and CMC and recorded at Book 18416 Page 65 of the St. Louis County Recorder of Deeds, which City Development Agreement, with respect to the project, has been assigned to Centene Center LLC, as amended pursuant to that certain Assignment of Amended and Restated Development Agreement dated June 1, 2009 and recorded at Book 18416 Page 106 of the St. Louis County Recorder of Deeds.

“CMC” means CMC Real Estate Company, LLC, a Missouri limited liability company.
“Code” means the Internal Revenue Code of 1986.
“Commitment Fee Rate” has the meaning assigned thereto in the definition of Applicable Margin.
“Commitment Increase” has the meaning assigned thereto in Section 2.1.3(a).
“Company” has the meaning assigned thereto in the Preamble.
“Compliance Certificate” means a Compliance Certificate which shall be in substantially the form of Exhibit B.
“Computation Period” means each period of four consecutive Fiscal Quarters ending on the last day of a Fiscal Quarter.
“Consenting Term Loan Lender” means each Existing Term Loan Lender that has returned an executed counterpart to this Agreement to the Administrative Agent prior to the Effective Date.
“Consolidated Net Income” means net income attributed to the Company and its Subsidiaries for any period under GAAP (but treating Unrestricted Subsidiaries as if they were not consolidated with the Company and otherwise eliminating all accounts of Unrestricted Subsidiaries).
“Consolidated Total Assets” means, at any date, total assets of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP (but treating Unrestricted Subsidiaries as if they were not consolidated with the Company and otherwise eliminating all accounts of Unrestricted Subsidiaries), as reflected in the consolidated financial statements of the Company most recently delivered to the Administrative Agent and the Lenders pursuant to Section 10.1.1 or 10.1.2 hereof or under the Existing Credit Agreement.
“Controlled Group” means all members of a controlled group of corporations, all members of a controlled group of trades or businesses (whether or not incorporated) under common control and all members of an affiliated service group which, together with the Company or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code or Section 4001 of ERISA.
“Converted Term Loans” means, as to any Consenting Term Loan Lender, the entire aggregate principal amount of such Consenting Term Loan Lender’s Existing Term Loan outstanding on the Effective Date (or, if less, the amount notified to such Lender by the Administrative Agent prior to the Effective Date).
“Covered Entity” has the meaning assigned thereto in Section 15.25.

“Covered Party” has the meaning assigned thereto in Section 15.25.
“Currencies” means U.S. Dollars and each Alternative Currency, and “Currency” means any of such Currencies.
“Daily Simple RFR” means, for any day (an “RFR Rate Day”), a rate per annum equal to, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to,
~~(a) U.S. Dollars, on and after the USD LIBOR Transition Date, the greater of (i) Spread Adjusted SOFR for the day (such day, an “RFR Determination Day”) that is five (5) RFR Business Days prior to (A) if such RFR Rate Day is an RFR Business Day, such RFR Rate Day or (B) if such RFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Rate Day, in each case, utilizing the SOFR component of such Spread Adjusted SOFR that is published by the SOFR Administrator on the SOFR Administrator’s Website, and (ii) the Floor,~~
(~~b~~a) Sterling, the greater of (i) SONIA for the day (such day, ~~an~~a “Sterling RFR Determination Day”) that is five (5) RFR Business Days prior to (A) if such RFR Rate Day is an RFR Business Day, such RFR Rate Day or (B) if such RFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Rate Day, in each case, as such SONIA is published by the SONIA Administrator on the SONIA Administrator’s Website ~~plus 0.1193%,~~ ; provided that if by 5:00 p.m. (London time) on the second (2nd) RFR Business Day immediately following any Sterling RFR Determination Day, SONIA in respect of such Sterling RFR Determination Day has not been published on the SONIA Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple RFR for Sterling has not occurred, then SONIA for such Sterling RFR Determination Day will be SONIA as published in respect of the first preceding RFR Business Day for which such SONIA was published on the SONIA Administrator’s Website; provided further that SONIA as determined pursuant to this proviso shall be utilized for purposes of calculation of Daily Simple RFR for no more than three (3) consecutive RFR Rate Days and (ii) the Floor~~,~~; and
(~~c~~b) Swiss Francs, the greater of (i) SARON for the day (such day, ~~an~~a “Swiss Francs RFR Determination Day”) that is five (5) RFR Business Days prior to (A) if such RFR Rate Day is an RFR Business Day, such RFR Rate Day or (B) if such RFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Rate Day, in each case, as such SARON is published by the SARON Administrator on the SARON Administrator’s Website ~~and (ii) the Floor.~~
; provided that if ~~If~~ by ~~5:00 P.M~~5:00 p.m. (~~local~~Zurich time ~~for the applicable RFR~~) on the second (2nd) RFR Business Day immediately following any Swiss Francs RFR Determination Day, ~~the RFR~~SARON in respect of such Swiss Francs RFR Determination Day has not been published on the ~~applicable RFR~~SARON Administrator’s Website and a Benchmark Replacement Date with respect to the ~~applicable~~ Daily Simple RFR for Swiss Francs has not occurred, then ~~the RFR~~SARON for such Swiss Francs RFR Determination Day will be ~~the RFR~~SARON as published in respect of the first preceding RFR Business Day for which such ~~RFR~~SARON was published on the ~~RFR~~SARON Administrator’s Website; provided further that ~~any RFR~~SARON as determined pursuant to this ~~sentence~~proviso shall be utilized for purposes of calculation of Daily Simple RFR for no more than three (3) consecutive RFR Rate Days~~.~~  and (ii) the Floor.
Any change in Daily Simple RFR due to a change in the applicable RFR shall be effective from and including the effective date of such change in the RFR without notice to the Company.
“Daily Simple RFR Loan” means a Loan that bears interest at a rate based on Daily Simple RFR ~~other than pursuant to clause (c) of the definition of “Base Rate”~~.
“Debt” of any Person means, without duplication, (a) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (b) all borrowed money of such Person, whether or not evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person as lessee under Capital Leases which have been or should be recorded as liabilities on a balance sheet of such Person in accordance with GAAP (but subject to the proviso in the definition of Capital Leases), (d) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable in the ordinary course of business), including any purchase price adjustment, earnout or deferred payment of a similar nature incurred in connection with an acquisition (but only to the extent that payment has not been made at the time accrued pursuant to such purchase price adjustment, earnout or deferred payment obligation), (e) all indebtedness secured by a Lien on the property of such Person, whether or not such indebtedness shall have been assumed by such Person; provided that if such Person has not assumed or otherwise become liable for such indebtedness, such indebtedness shall be measured at the fair market value of such property securing such indebtedness at the time of determination, (f) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit (whether or not drawn), bankers’ acceptances and similar obligations issued for the account of such Person (including the Letters of Credit), (g) all Hedging Obligations of such Person, (h) all obligations of such Person in respect of mandatory redemption or cash mandatory dividend or similar rights on all Disqualified Equity Interests of such Person, (i) all Guarantee Obligations of such Person with respect to Debt of others and (j) all Debt of any partnership of which such Person is a general partner, solely to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Debt expressly provide that such Person is not liable therefor.
~~“Debt Issuance” means the issuance of any Debt for borrowed money by the Company or any Subsidiary thereof.~~
“Default Rate” means an interest rate equal to 2% per annum in excess of the interest rate otherwise payable hereunder with respect to the applicable Loans (or, in the case of any such fees and other amounts, a rate which is 2% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans that are Revolving Loans).
“Default Right” has the meaning assigned thereto in Section 15.25.
“Defaulting Lender” means any Lender that (a) has failed to fund any portion of its Commitment within one Business Day of the date required to be funded by it hereunder, unless the subject of a good faith dispute, (b) has notified the Company, the Administrative Agent or any Lender in writing, or has otherwise indicated through a public statement, that it does not intend to comply with its funding obligations generally under agreements in which it commits to extend credit, (c) has failed, within three Business Days after receipt of a written request from the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Commitments, (d) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, (e) has, or has a direct or indirect parent company that has, become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, custodian, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, custodian, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or (f) has, or has a direct or indirect parent company that has, become the subject of a Bail-In Action (as defined in Section 15.23); provided that (i) the Administrative Agent and the Company may declare (A) by joint notice to the Lenders that a Defaulting Lender is no longer a “Defaulting Lender” or (B) that a Lender is not a Defaulting Lender if in the case of both clauses (A) and (B) the Administrative Agent and the Company each determines, in its sole respective discretion, that (x) the circumstances that resulted in such Lender becoming a “Defaulting Lender” no longer apply or (y) it is satisfied that such Lender will continue to perform its funding obligations hereunder and (ii) a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of voting stock or any other equity interest in such Lender or a parent company thereof by a Governmental Authority or an instrumentality thereof so long as such ownership or acquisition of voting stock or any other equity interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.
“Defaulting Revolving Lender” has the meaning assigned thereto in Section 2.6.

“Disqualified Equity Interests” means, with respect to any Person, any Capital Securities of such Person that, by their terms (or by the terms of any securities or other Capital Securities into which they are convertible or for which they are exchangeable) or upon the happening of any event or condition, (i) mature or are mandatorily redeemable (other than solely for Capital Securities that are not otherwise Disqualified Equity Interests), pursuant to a sinking fund obligation or otherwise, (ii) are redeemable at the option of the holder thereof (other than solely for Capital Securities which are not otherwise Disqualified Equity Interests), in whole or in part, (iii) provide for scheduled payments or dividends in cash or (iv) are or become convertible into or exchangeable for Debt or any other Capital Securities that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the Latest Maturity Date, except, in the case of clauses (i) and (ii), if as a result of a change of control or asset sale, so long as any rights of the holders thereof upon the occurrence of such a change of control or asset sale event are subject to the prior payment in full of all Obligations that are accrued and payable (other than contingent amounts not yet due), the cancellation or expiration of all Letters of Credit and the termination of the Commitments; provided that if such Capital Securities are issued pursuant to a plan for the benefit of the Company or its subsidiaries or by any such plan to employees, such Capital Securities shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by the Company or its subsidiaries in order to satisfy applicable statutory or regulatory obligations.
“District” means the transportation development district formed in connection with a Centene Plaza Project, created under Sections 238.000 to 238.275 R.S.Mo, as amended, and maintained pursuant to the District Development Agreement and the City Development Agreement.
“District Development Agreement” means that certain Transportation Development Agreement dated as of June 1, 2009, as amended by that certain First Amendment to Transportation Development Agreement dated as of April 20, 2010, by and between Centene Center LLC and the District.
“Documentation Agents” means Fifth Third Bank, National Association, U.S. Bank National Association, BMO Harris Bank N.A., CIBC Bank USA, PNC Bank, National Association and Regions Bank, in their capacity as Documentation Agents.
“Dormant Subsidiary” means any Subsidiary of the Company which (a) has no employees, (b) conducts no business operations, (c) has no income, (d) has no assets (other than its name and any associated goodwill) or liabilities and (e) maintains no deposit accounts.
~~“Early Opt-in Effective Date” means, with respect to any Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 P.M. New York City time on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the~~

~~Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.~~
~~“Early Opt-in Election” means the occurrence of: (a) a notification by the Administrative Agent to (or the request by the Company to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding U.S. Dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and (b) the joint election by the Administrative Agent and the Company to trigger a fallback from the Adjusted Eurocurrency Rate for U.S. Dollars and the provision by the Administrative Agent of written notice of such election to the Lenders.~~
“EBITDA” means, for any period, Consolidated Net Income for such period plus, to the extent deducted in determining such Consolidated Net Income, (a) Interest Expense for such period, (b) income tax expense for such period, (c) depreciation and amortization for such period, (d) any extraordinary or non-cash charges and expenses for such period; provided that any cash payment made with respect to any non-cash charges and expenses added back in computing EBITDA for any prior period pursuant to this clause (d) (or that would have been added back had this Agreement been in effect during such prior period) shall be subtracted in computing EBITDA for the period in which such cash payment is made, (e) non-cash charges for such period associated with stock-based compensation expenses pursuant to the financial reporting guidance of the Financial Accounting Standards Board concerning stock-based compensation as in effect from time to time, (f) any non-recurring charges, costs, fees and expenses, (g) the Wellington Transaction Costs (as defined in the Existing Credit Agreement) for such period, the 2019 Second Restatement Transaction Costs (as defined in the Existing Credit Agreement) for such period, the Magellan Transaction Costs for such period and the Transaction Costs for such period, (h) out-of-pocket fees and expenses for such period in connection with any proposed or actual issuance of any Debt or Capital Securities, or any proposed or actual Acquisitions, Investments, asset sales or dispositions permitted hereunder, (i) unrealized losses for such period attributable to the application of “mark to market” accounting in respect of Hedging Agreements and (j) payments of actual or prospective litigation, legal settlements, fines, judgments or orders and costs associated therewith or, if earlier, when accrued or expensed (provided that (x) any amounts added when accrued or expensed shall not be added again when paid and (y) upon any reversal of any amounts accrued or expensed, such amounts shall be deducted from EBITDA to the extent of such reversal), minus, to the extent added in determining such Consolidated Net Income, (i) any extraordinary or non-cash income for such period (including any income as a result of any premium deficiency reserve related to any health plan operated by the Company or any Subsidiaries), (ii) any non-cash gains for such period; provided that any cash gains made with respect to any non-cash gains subtracted in computing EBITDA for any prior period pursuant to this clause (ii) (or that would have been subtracted had this Agreement been in effect during such prior period) shall be added back in computing EBITDA for the period in which such cash gains are made, (iii) any non-recurring gains for such period and (iv) any unrealized gains for such period attributable to the application of “mark to market” accounting in respect of Hedging Agreements. EBITDA shall be determined on a pro forma basis after giving effect to (a) all Acquisitions, Investments, asset sales and dispositions and incurrences and repayments of Debt made by the Company or any Subsidiary at any time during the applicable period, in each case as if such Acquisition, Investment, asset sale or disposition, or incurrence or repayment of Debt had occurred at the beginning of such period and (b) any reduction in costs and related adjustments that were directly attributable to any Acquisition, Investment, asset sale or disposition, incurrence or repayment of Debt or cost savings or restructuring initiative that occurred during such period (i) calculated on a basis that is consistent with Regulation S-X under the Securities Act of 1933 and (ii) such other adjustments which are reflective of actual or reasonably anticipated and factually supportable synergies and cost savings expected to be realized or achieved in the twenty-four months following such Acquisition, Investment, asset sale or disposition, incurrence or repayment of Debt or cost savings or restructuring initiative; provided, however, that for purposes of calculating EBITDA for any period, any such adjustments made pursuant to this clause (ii) shall not increase EBITDA by more than 25% of EBITDA for such period as calculated before giving effect to any such adjustments.
“Effective Date” has the meaning assigned thereto in Section 15.1.
“Eligible Assignee” means any Person other than a natural Person that is (i) a Lender, an Affiliate of any Lender or a Related Fund (any two or more Related Funds being treated as a single Eligible Assignee for all purposes hereof) or (ii) a commercial bank, insurance company, investment or mutual fund or other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act) and which extends credit or buys loans in the ordinary course of business; provided, that neither any Loan Party nor any Affiliate thereof (including any Unrestricted Subsidiary) shall be an Eligible Assignee.
“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.
“Environmental Claims” means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for any violation of, or liability arising under, any Environmental Law, including any release or threatened release of any Hazardous Substance.
“Environmental Laws” means all Laws relating to any matter arising out of or relating to public or workplace health and safety, pollution or protection of the environment or natural resources, including to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, discharge, emission, release, threatened release, control or cleanup of any Hazardous Substance.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder.
“Erroneous Payment” has the meaning assigned thereto in Section 14.10(a).
“Erroneous Payment Deficiency Assignment” has the meaning assigned thereto in Section 14.10(d).
“Erroneous Payment Impacted Class” has the meaning assigned thereto in Section 14.10(d).
“Erroneous Payment Return Deficiency” has the meaning assigned thereto in Section 14.10(d).
“EURIBOR” has the meaning assigned thereto in the definition of “Eurocurrency Rate”.
“EURIBOR Rate” has the meaning assigned thereto in the definition of “Eurocurrency Rate”.
“Euro” and “€” mean the single currency of the Participating Member States introduced in accordance with the EMU Legislation.
“Eurocurrency Banking Day” means, (~~i) for Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, U.S. Dollars, a London Banking Day, (ii~~a) for Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Euros, a TARGET Day, (~~iii~~b) for Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Yen, any day (other than a Saturday or Sunday) on which banks are open for business in Japan, (~~iv~~c) for Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Australian Dollars, any day (other than a Saturday or Sunday) on which banks are open for business in ~~Sydney~~Melbourne, Australia and (~~v~~d) for Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Canadian Dollars, any day (other than a Saturday or Sunday) on which banks are open for business in Toronto, Canada; provided, that for purposes of notice requirements in Sections 2.2.3 and 2.4(b), in each case, such day is also a Business Day.
“Eurocurrency Rate” means,
~~(a)~~    for any Eurocurrency Rate Loan for any Interest Period:
~~(i)    denominated in U.S. Dollars, the greater of (A) the rate of interest per annum equal to the London interbank offered rate for deposits in U.S. Dollars (“USD LIBOR”) as administered by the IBA, or a comparable or successor administrator approved by the Administrative Agent, for a period equal to the applicable Interest Period~~

~~(in each case, the “USD LIBOR Rate”), at approximately 11:00 A.M. (London time) on the Rate Determination Date; and (B) the Floor;~~
(~~ii~~a)    denominated in Euros, the greater of (~~A~~i) the rate of interest per annum equal to the Euro Interbank Offered Rate (“EURIBOR”) as administered by the European Money Markets Institute, or a comparable or successor ~~adminitrator~~administrator approved by the Administrative Agent (in each case, the “EURIBOR Rate”) for a period comparable to the applicable Interest Period, at approximately 11:00 A.M. (Brussels time) on the applicable Rate Determination Date and (~~B~~ii) the Floor; and
(~~iii~~b)     denominated in Yen, the greater of (~~A~~i) the rate per annum equal to the Tokyo Interbank Offered Rate (“TIBOR”) as administered by the Ippan Shadan Hojin JBA TIBOR Administration, or a comparable or successor adminitrator approved by the Administrative Agent (in each case, the “TIBOR Rate”) for a period comparable to the applicable Interest Period, at approximately 11:00 A.M. (Tokyo time) on the applicable Rate Determination Date and (~~B~~ii) the Floor;
(~~iv~~c)     denominated in Australian Dollars, the greater of (~~A) (~~i) the rate ~~of interest~~ per annum equal to the ~~per annum rate of interest which appears as “BID” on the page designated as “BBSY” on the Reuters Monitor System~~Bank Bill Swap Reference Bid Rate (“BBR”) as published on the applicable Reuters screen page (or such other ~~comparable page as may, in the reasonable opinion of the Administrative Agent and in consultation with the Company, replace such BBSY page on such system for the purpose of displaying the bank bill swap rates) with maturities comparable to such Interest Period or (ii) if such rate is not available at such time for any reason, the rate per annum determined~~commercially available source providing such quotations as may be designated by the Administrative Agent ~~as the average of the buying rates quoted to the Administrative Agent for bills of exchange accepted by leading Australian banks which have a tenor equal to such~~ from time to time), for a period comparable to the applicable Interest Period (in each case, the “BB Rate”), at approximately 10:30 a.m. (~~Sydney~~Melbourne time) on the applicable Rate Determination Date and (~~B~~ii) the Floor;
(~~v~~d)    denominated in Canadian Dollars, the greater of (~~A~~i) the ~~average~~ rate ~~for bankers acceptances with a tenor equal to the Interest Period as displayed on the Reuters screen page that displays such rate (currently CDOR01) (or, in the event such rate does not appear on a page of the Reuters screen, on the appropriate page of such other information service that publishes such rate as shall be selected~~per annum equal to the rate determined by the Administrative Agent ~~from time to time in its reasonable discretion)~~ on the basis of the rate applicable to Canadian Dollar bankers’ acceptances (“CDOR”) as administered by Refinitiv Benchmarks Services (UK) Limited, or a comparable or successor administrator approved by the Administrative Agent, for a period comparable to the applicable Interest Period (in each case, the “CDO Rate”), at approximately ~~10:00 A.M~~10:00 a.m. (Toronto ~~Time~~time) on the applicable Rate Determination Date and (~~B~~ii) the Floor; and
(~~vi)~~ e) if applicable and approved by the Administrative Agent and the Lenders pursuant to Section 1.5, denominated in any other Currency (other than a Currency referenced in clauses (~~i~~a) through (~~v~~d) above, U.S. Dollars, Swiss Francs or Sterling), the rate designated with respect to such Currency at the time such currency is approved by the Administrative Agent and the Lenders pursuant to Section 1.5.
~~(b)    for any rate calculation with respect to a Base Rate Loan on any date, the rate of interest per annum determined on the basis of the rate for deposits in U.S. Dollars for a period of approximately one month as published by the IBA, or a comparable or successor quoting service approved by the Administrative Agent, at approximately 11:00 A.M. (London time) two (2) Eurocurrency Banking Days prior to the date of such calculation.~~
“Eurocurrency/RFR Margin” has the meaning assigned thereto in the definition of Applicable Margin.
“Eurocurrency Rate Loan” means any Loan bearing interest at a rate based on the Adjusted Eurocurrency Rate ~~other than pursuant to clause (c) of the definition of “Base Rate”~~.
“Eurocurrency Reserve Percentage” means, for any day, the percentage which is in effect for such day as prescribed by the FRB for determining the maximum reserve requirement (including any basic, supplemental or emergency reserves) in respect of eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans. The Adjusted Eurocurrency Rate for each outstanding Loan shall be adjusted automatically as of the effective date of any change in the Eurocurrency Reserve Percentage.
“Event of Default” means any of the events described in Section 13.1.
“Excluded Taxes” means (a) taxes based upon, or measured by, the Lender’s or the Administrative Agent’s (or a branch of the Lender’s or the Administrative Agent’s) overall net income, overall net receipts or overall net profits, and franchise taxes, but, in each case, only to the extent such taxes are Other Connection Taxes or are imposed by a taxing authority (i) in a jurisdiction in which such Lender or the Administrative Agent is organized, (ii) in a jurisdiction which the Lender’s or the Administrative Agent’s principal office is located or (iii) in a jurisdiction in which such Lender’s or the Administrative Agent’s lending office (or branch) in respect of which payments under this Agreement are made is located; (b) in the case of a Lender, U.S. federal withholding taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than as a result of an assignment made at the request of the Company pursuant to Section 8.7(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 7.6, amounts with respect to such taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office; (c) taxes attributable to such Recipient’s failure to comply with Section 7.6(d); and (d) any U.S. federal withholding taxes imposed under FATCA.
“Existing Credit Agreement” has the meaning assigned thereto in the Preamble.
“Existing Magellan Credit Agreement” means the Credit Agreement, dated as of September 22, 2017, among Magellan, as borrower, the lenders from time to time party thereto, and MUFG Bank, LTD. (f/k/a The Bank of Tokyo-Mitsubishi UFJ, LTD.), as administrative agent, as amended by Amendment No. 1 to Credit Agreement, dated as of August 13, 2018, and as further amended by Amendment No. 2 to Credit Agreement, dated as of February 27, 2019, and as further amended, restated, amended and restated, waived, supplemented and/or otherwise modified from time to time.
“Existing Term Loan” means all term loans that are outstanding under the Existing Credit Agreement immediately prior to the Effective Date.
“Existing Term Loan Lender” means any lender holding an Existing Term Loan immediately prior to the Effective Date.
“Extended Commitments” has the meaning assigned thereto in the definition of Extension Permitted Amendment.
“Extended Loans” has the meaning assigned thereto in the definition of Extension Permitted Amendment.
“Extending Lenders” has the meaning assigned thereto in Section 15.1.1(a).
“Extension Agreement” means an Extension Agreement, in form and substance reasonably satisfactory to the Administrative Agent, among the Company, the Administrative Agent and one or more Extending Lenders, effecting an Extension Permitted Amendment and such other amendments hereto and to the other Loan Documents as are contemplated by Section 15.1.1.
“Extension Offer” has the meaning assigned thereto in Section 15.1.1(a).
“Extension Permitted Amendment” means an amendment to this Agreement and the other Loan Documents, effected in connection with an Extension Offer pursuant to Section 15.1.1, providing for an extension of the Termination Date applicable to the Extending Lenders’ Loans and/or Commitments of the applicable Extension Request

Class (such Loans or Commitments being referred to as the “Extended Loans” or “Extended Commitments”, as applicable) and, in connection therewith, (a) any increase or decrease in the rate of interest accruing on such Extended Loans, (b) any increase in the fees payable to, or the inclusion of new fees to be payable to, the Extending Lenders in respect of such Extension Offer or their Extended Loans or Extended Commitments, (c) such amendments to this Agreement and the other Loan Documents as shall be appropriate, in the reasonable judgment of the Administrative Agent, to provide the rights and benefits of this Agreement and other Loan Documents to each new “class” of loans and/or commitments resulting therefrom and (d) any additional amendments to the terms of this Agreement applicable to the applicable Loans and/or Commitments of the Extending Lenders that are (i) less favorable to such Extending Lenders than the terms of this Agreement prior to giving effect to such Extension Permitted Amendments (as determined in good faith by the Company) or (ii) applicable only to periods after the Latest Maturity Date (determined prior to giving effect to such Extension Permitted Amendment).
“Extension Request Class” has the meaning assigned thereto in Section 15.1.1(a).
“FATCA” means Sections 1471 through 1474 of the Code, as of the Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreements with respect thereto.
“~~“FCPA” has the meaning assigned thereto in Section 9.24(b).~~
~~“~~Federal Funds Rate” means, for any day, the rate per annum ~~(expressed, as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1.00%)~~ equal to the weighted average of the rates on overnight ~~Federal~~federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day~~;~~, provided~~,~~  that if such rate is not so published for any day which is a Business Day, the Federal Funds Rate for such day shall be the average of the quotation for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent~~; provided further that~~. Notwithstanding the foregoing, if the Federal Funds Rate ~~determined as provided above would~~shall be less than ~~0.0% per annum, then the Federal Funds Rate~~ zero, such rate shall be deemed to be ~~0.0% per annum~~ zero for purposes of this Agreement.
“Fiscal Quarter” means a fiscal quarter of a Fiscal Year.
“Fiscal Year” means the fiscal year of the Company and its Subsidiaries, which period shall be the 12-month period ending on December 31 of each year. References to a Fiscal Year with a number corresponding to any calendar year (e.g., “Fiscal Year 2021” or “2021 Fiscal Year”) refer to the Fiscal Year ending on December 31 of such calendar year.

“Fixed Charge Coverage Ratio” means, for any Computation Period, the ratio of (a) the total for such period of EBITDA minus the sum of income taxes paid in cash by the Loan Parties, all non-financed Capital Expenditures and cash dividends paid by the Company to (b) the sum for such period of (i) cash Interest Expense plus (ii) required payments of principal of Funded Debt (excluding any balloon payments at maturity) (but, for all purposes of this definition, treating Unrestricted Subsidiaries as if they were not consolidated with the Company and otherwise eliminating all accounts of Unrestricted Subsidiaries); provided however, that, for purposes of this definition, Interest Expense shall not include any Interest Expense in respect of (i) the 2024 Magellan Notes until the date that is sixty (60) days after the consummation of the Magellan Acquisition, (ii) unsecured notes constituting Debt otherwise permitted hereunder that have been issued and sold by the Company and not guaranteed by any Subsidiary for the primary purpose of financing the Magellan Acquisition to the extent that the Company maintains cash or cash equivalents in an amount sufficient to cover the aggregate principal amount of such notes; provided, that the exclusion in this clause (ii) shall cease to apply upon consummation of the Magellan Acquisition or on the date that is sixty (60) days after the termination of the Magellan Acquisition Agreement and (iii) other unsecured notes constituting Debt otherwise permitted hereunder that are issued and sold by the Company and not guaranteed by any Subsidiary for the primary purpose of financing an Acquisition permitted hereby, to the extent that the Company maintains cash or cash equivalents in an amount sufficient to cover the aggregate principal amount of such notes; provided, that the exclusion in this clause (iii) shall cease to apply upon consummation of such Acquisition or on the date that is sixty (60) days after the termination of the underlying agreement for such Acquisition.

“Floor” means a rate of interest equal to 0%.
“FRB” means the Board of Governors of the Federal Reserve System of the United States or any successor thereto.
“Funded Debt” means Total Debt of the Company and its Subsidiaries, determined on a consolidated basis, that matures more than one year from the date of its creation (or is renewable or extendible, at the option of such Person, to a date more than one year from such date) (but, for all purposes of this definition, treating Unrestricted Subsidiaries as if they were not consolidated with the Company and otherwise eliminating all accounts of Unrestricted Subsidiaries).
“GAAP” means United States generally accepted accounting principles which are applicable to the circumstances as of the date of determination.
“Governmental Authority” means the Federal government of the United States; the government of any foreign country that is recognized by the United States or is a member of the United Nations; any state of the United States; any local government or municipality within the territory or under the jurisdiction of any of the foregoing; any department, agency, division or instrumentality of any of the foregoing; and any court, arbitrator, or board of arbitrators whose orders or judgments are enforceable by or within the territory of any of the foregoing.
“Guarantee Obligation” means, with respect to any Person, each obligation and liability of such Person guaranteeing or having the economic effect of guaranteeing any Debt or other monetary obligation of any other Person in a manner, which directly or indirectly, including any obligations of such Person, directly or indirectly, (i) to purchase, repurchase, or otherwise acquire any indebtedness, obligation or liability of any other Person or any property or assets constituting security therefor, (ii) to advance or provide funds for the payment or discharge of any indebtedness, obligation or liability of any other Person (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, working capital or other financial condition of any other Person, (iii) to lease property or to purchase securities, property or services from such other Person with the purpose of assuring the owner of such indebtedness or monetary obligation of the ability of such other Person to make payment of the indebtedness or obligation, (iv) which induces the issuance of, or in connection with the issuance of, any letter of credit for the benefit of such other Person or (v) to assure a creditor against loss; provided that the term Guarantee Obligations shall not include endorsement of instruments in the course of collection or deposit. The amount of any Guarantee Obligation shall (subject to any limitation set forth herein) be deemed to be the outstanding principal amount (or maximum permitted principal amount, if larger) of the indebtedness, obligation or other liability guaranteed or supported thereby.
“Hazardous Substances” means (a) any petroleum or petroleum products, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, radon gas and mold; (b) any chemicals, materials, pollutant or substances defined as or included in the definition of “hazardous substances”, “hazardous waste”, “hazardous materials”, “extremely hazardous substances”, “restricted hazardous waste”, “toxic substances”, “toxic pollutants”, “contaminants”, “pollutants” or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, the exposure to, or release of, which is prohibited, limited or regulated by any Governmental Authority or could give rise to liability, or for which any duty or standard of care is imposed, pursuant to any Environmental Law.
“Hedging Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement, foreign exchange contract, futures contract, option contract, synthetic cap and any other agreement or arrangement, each of which is designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices.
“Hedging Obligation” means, with respect to any Person, any liability (other than an accounting liability which is offset by a corresponding asset pursuant to shortcut method hedge accounting) of such Person under any Hedging Agreement.
“Increased Amount Date” has the meaning assigned thereto in Section 2.1.3(b).

“Incremental Commitments” has the meaning assigned thereto in Section 2.1.3(a).
“Incremental Lender” means any Lender or other financial institution with an Incremental Commitment.
“Incremental Term Loan” has the meaning assigned thereto in Section 2.1.3(a).
“Incremental Term Loan Amendment” has the meaning assigned thereto in Section 2.1.3(c).
“Incremental Term Loan Commitment” has the meaning assigned thereto in Section 2.1.3(a).
“Indemnified Liabilities” has the meaning assigned thereto in Section 15.16.
“Insurance and Condemnation Event” means the receipt by the Company or any Subsidiary thereof of any cash insurance proceeds or condemnation award payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of their respective Property.
“Interest Expense” means for any period the consolidated interest expense of the Company and its Subsidiaries for such period (including all imputed interest on Capital Leases but excluding any amount not payable in cash during such period) and treating Unrestricted Subsidiaries as if they were not consolidated with the Company and otherwise eliminating all accounts of Unrestricted Subsidiaries.
“Interest Payment Date” means (a) as to any Base Rate Loan or Daily Simple RFR Loan, the last Business Day of each March, June, September and December and the Applicable Maturity Date and (b) as to any Eurocurrency Rate Loan or Term ~~RFR~~SOFR Loan, the last day of each Interest Period therefor and, in the case of any Interest Period of more than three (3) months’ duration, each day prior to the last day of such Interest Period that occurs at three-month intervals after the first day of such Interest Period; provided, that each such three-month interval payment day shall be the immediately succeeding Business Day if such day is not a Business Day, unless such day is not a Business Day but is a day of the relevant month after which no further Business Day occurs in such month, in which case such day shall be the immediately preceding Business Day and the Applicable Maturity Date.
“Interest Period” means, as to any Eurocurrency Rate Loan or Term SOFR Loan, the period commencing on the date such Loan is disbursed or converted to or~~, with respect to any Eurocurrency Rate Loan or Term RFR Loan,~~  continued as a Eurocurrency Rate Loan~~, BBR Loan, CDOR Loan~~  or Term ~~RFR~~SOFR Loan, as applicable, and~~, to the extent available,~~  ending on the date one~~, two~~ (1), three ~~or six months or, if consented to by each Lender, twelve~~(3) or (except with respect to any Loan bearing interest based on CDOR) six (6) months thereafter, in each case as selected by the Company in its Notice of Borrowing or Notice of Conversion/Continuation and subject to availability; provided that:
(1)the Interest Period shall commence on the date of advance of or conversion to any Eurocurrency Rate Loan or Term ~~RFR~~SOFR Loan, as applicable and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the immediately preceding Interest Period expires;
(2)if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day;
(3)any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period;
(4)no Interest Period shall extend beyond the Applicable Maturity Date, and Interest Periods shall be selected by the Company so as to permit the Company to make mandatory reductions of the Revolving ~~Credit~~ Commitment pursuant to Section 2.5(b) and the quarterly principal installment payments pursuant to Section 4.3 without payment of any amounts pursuant to Section 5.9; and
(5)no tenor that has been removed from this definition pursuant to Section 8.2(b)(iv) shall be available for specification in any Notice of Borrowing or Notice of Conversion/Continuation.
“Investment” means, with respect to any Person, any investment in another Person, whether by acquisition of any debt or Capital Security, by making any loan or advance, by becoming obligated with respect to an Guarantee Obligation in respect of obligations of such other Person (other than travel and similar advances to employees in the ordinary course of business) or by making an Acquisition.
“Issuing Lender” means Wells Fargo Bank, National Association, Bank of America, N.A., JPMorgan Chase Bank, N.A., MUFG Bank, Ltd., Truist Bank and Barclays Bank PLC (solely with respect to standby Letters of Credit) and any other Lender from time to time designated by the Company as an Issuing Lender with the consent of such Lender, in its sole discretion, and the Administrative Agent (such consent not to be unreasonably withheld or delayed), in each case in its capacity as an issuer of Letters of Credit hereunder, and their successors and assigns in such capacity.
“Japanese Yen” or “¥” means the lawful money of Japan.

“Joint Bookrunner” means Wells Fargo Securities, LLC, BofA Securities, Inc., JPMorgan Chase Bank, N.A., Truist Securities, Inc., Barclays Bank PLC and MUFG Bank, Ltd., as joint bookrunners.
“Joint Lead Arranger” means Wells Fargo Securities, LLC, BofA Securities, Inc., JPMorgan Chase Bank, N.A., Truist Securities, Inc., Barclays Bank PLC and MUFG Bank, Ltd., as joint lead arrangers.
“Judgment Currency” has the meaning assigned thereto in Section 15.22.
“Latest Maturity Date” means, at any time, the later of (i) the fifth anniversary of the Effective Date and (ii) the latest maturity date of the Term Loans or any tranche of Incremental Term Loans outstanding at such time.
“Law” means any statute, rule, regulation, order, permit, license, judgment, award or decree of any Governmental Authority.
“L/C Application” means, with respect to any request for the issuance of a Letter of Credit, a letter of credit application in the form being used by the applicable Issuing Lender at the time of such request for the type of letter of credit requested.
“L/C Exposure” means, at any time, the sum of (a) the U.S. Dollar Equivalent of the aggregate amount of all Letters of Credit that remains available for drawing at such time and (b) the U.S. Dollar Equivalent of the aggregate amount of all Letter of Credit disbursements that have not yet been reimbursed by or on behalf of the Company at such time. The L/C Exposure of any Revolving Lender at any time shall be its Pro Rata Share of the total L/C Exposure at such time, adjusted to give effect to any reallocation under Section 2.6(b) of the L/C Exposure of Defaulting Lenders in effect at such time.
“L/C Fee Rate” has the meaning assigned thereto in the definition of Applicable Margin.
“LCT Election” means the Company’s election, by notice to the Administrative Agent, to exercise its right to designate any permitted Acquisition or Investment as a Limited Condition Transaction pursuant to the terms hereof.
“LCT Test Date” means the date on which the definitive agreement for an applicable Limited Condition Transaction is entered into.
“Lender” has the meaning assigned thereto in the Preamble. References to the “Lenders” shall include each Revolving Lender, Term Loan Lender, Issuing Lender and the Swing Line Lender; for purposes of clarification only, to the extent that Wells Fargo Bank, National Association (or any successor Issuing Lender or successor Swing Line Lender) may have any rights or obligations in addition to those of the other Lenders due to its status as Issuing Lender or Swing Line Lender, as the case may be, its status as such will be specifically referenced.

“Lender Party” has the meaning assigned thereto in Section 15.16.
“Letter of Credit” means Letters of Credit issued by one or more Issuing Lenders pursuant to Section 2.1.4 but excluding any Outside Letters of Credit.
“Letter of Credit Commitment” means the obligation of an Issuing Lender to issue, and of the Revolving Lenders to participate in, Letters of Credit hereunder.
“Letter of Credit Sublimit” means, with respect to each Issuing Lender (a) the amount set forth opposite such Issuing Lender’s name below:

Issuing Lender	Letter of Credit Sublimit
Wells Fargo Bank, National Association	$50,000,000
Bank of America, N.A.	$50,000,000
JPMorgan Chase Bank, N.A.	$50,000,000
Truist Bank	$50,000,000
Barclays Bank PLC	$50,000,000
MUFG Bank, Ltd.	$50,000,000
or (b) in the case of any other Issuing Lender, such amount as may be agreed among such Issuing Lender, the Company and the Administrative Agent.
“Letter of Credit Usage” means, as at any date of determination, the sum of (i) the maximum aggregate amount which is, or at any time thereafter may become, available for drawing under all Letters of Credit then outstanding, and (ii) the aggregate amount of all drawings under Letters of Credit honored by any Issuing Lender and not theretofore reimbursed by or on behalf of the Company.
“Level” has the meaning assigned thereto in the definition of Applicable Margin.
“Lien” means, with respect to any Person, any interest granted by such Person in any real or personal property, asset or other right owned or being purchased or acquired by such Person (including an interest in respect of a Capital Lease) which secures payment or performance of any obligation and shall include any mortgage, lien, encumbrance, title retention lien, charge or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise.
“Limited Condition Transaction” means any Acquisition or Investment by the Company or one or more of the Subsidiaries permitted hereunder, the consummation of which is not conditioned on the availability of, or on obtaining, third party financing.
“Loan Documents” means this Agreement, the Notes, the Letters of Credit, the L/C Applications, any Incremental Term Loan Amendments and all documents, instruments and agreements delivered in connection with the foregoing from time to time.

“Loan” or “Loans” means Term Loan or Term Loans, Incremental Term Loan or Incremental Term Loans, Revolving Loan or Revolving Loans and Swing Line Loan or Swing Line Loans, as the context requires.
“Loan Party” means the Company and each of its Subsidiaries (direct or indirect, whether now existing or hereafter created) separately, excluding any Dormant Subsidiary and any Unrestricted Subsidiary so long as it qualifies as a Dormant Subsidiary or an Unrestricted Subsidiary hereunder, as the case may be, and excluding each Centene Plaza Subsidiary and each Centene Campus Subsidiary, but specifically including those listed on Schedule 1.1(b); provided that (a) any Centene Plaza Subsidiary may become a Loan Party after the repayment in full of its applicable Centene Plaza Debt, (b) any Centene Campus Subsidiary may become a Loan Party after the repayment in full of its applicable Centene Campus Debt and (c) any Unrestricted Subsidiary may become a Loan Party pursuant to the definition of Unrestricted Subsidiary. The Company agrees that any Subsidiary which is a Dormant Subsidiary will automatically become a Loan Party hereunder without any further action if at any time such Subsidiary ceases to be a Dormant Subsidiary.
~~“Loan” or “Loans” means Term Loan or Term Loans, Incremental Term Loan or Incremental Term Loans, Revolving Loan or Revolving Loans and Swing Line Loan or Swing Line Loans, as the context requires.~~
“Local Time” means, with respect to any Loans and Letters of Credit and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the applicable Issuing Lender (with notice to the Administrative Agent), as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.
“Magellan” means Magellan Health, Inc., a Delaware corporation.
“Magellan Acquisition” means the merger of Merger Sub with and into the Magellan, with the Magellan surviving as a direct Wholly-Owned subsidiary of the Company, in each case pursuant to the Magellan Acquisition Agreement.

“Magellan Acquisition Agreement” means the Agreement and Plan of Merger, dated as of January 4, 2021, by and among the Company, Mayflower Merger Sub, Inc., a Delaware corporation and a Wholly-Owned Subsidiary of the Company (“Merger Sub”), and Magellan.
“Magellan Transaction Costs” means the fees and expenses incurred in connection with the (a) the consummation of the Magellan Acquisition and the other transactions contemplated by the Magellan Acquisition Agreement and (b) prepaying all of the existing and outstanding indebtedness of Magellan and its Subsidiaries, including but not limited to the indebtedness outstanding under the Existing Magellan Credit Agreement.

“Margin Stock” means any “margin stock” as defined in Regulation U.
“Material Acquisition” means any Acquisition the aggregate consideration therefor (including Debt assumed in connection therewith, all obligations in respect of deferred purchase price (including obligations under any purchase price adjustment but excluding earnout or similar payments) and all other consideration payable in connection therewith (including payment obligations in respect of noncompetition agreements or other arrangements representing acquisition consideration)) exceeds $800,000,000.
“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the financial condition, operations, assets, business or properties of the Loan Parties, taken as a whole, (b) a material impairment of the ability of any Loan Party to perform any of the payment Obligations under any Loan Document to which it is a party or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document.
“Material Debt” has the meaning assigned thereto in Section 13.1(b).
“Material Law” means any separately enforceable provision of a Law whose violation by a Person would have a Material Adverse Effect on such Person.
“Material License” means (a) as to any Person, any license, permit, authorization or consent from a Governmental Authority or other Person and any registration, notice or filing with a Governmental Authority or other Person which if not obtained, held or made would have a Material Adverse Effect and (b) as to any Person who is a party to this Agreement or any of the other Loan Documents, any license, permit, authorization or consent from a Governmental Authority or other Person and any registration, notice or filing with a Governmental Authority or other Person that is necessary for the execution or performance by such party, or the validity or enforceability against such party, of this Agreement or such other Loan Document.
“Merger Sub” has the meaning assigned thereto in the definition of Magellan Acquisition Agreement.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto of its rating business.
“Multiemployer Pension Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which the Company or any other member of the Controlled Group may have any liability or obligation to contribute.
~~“Net Cash Proceeds” means, as applicable, (a) with respect to any Asset Disposition or Insurance and Condemnation Event, the gross proceeds received by the Company or any of its Subsidiaries therefrom (including any cash, cash equivalents, deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when received) less the sum of (i) in the case of an Asset Disposition, all~~

~~income taxes and other taxes assessed by, or reasonably estimated to be payable to, a Governmental Authority as a result of such transaction (provided that if such estimated taxes exceed the amount of actual taxes required to be paid in cash in respect of such Asset Disposition, the amount of such excess shall constitute Net Cash Proceeds), (ii) all out-of-pocket fees and expenses paid or reasonably estimated to be payable in connection with such transaction or event, (iii) the principal amount of, premium, if any, interest, breakage costs, and other amounts on any Debt (other than Debt under the Loan Documents) secured by a Lien on the asset (or a portion thereof), which Debt is required to be repaid in connection with such transaction or event, and (iv) the pro-rata portion of the Net Cash Proceeds payable in connection with such transaction or event (calculated without regard to this clause (iv)) attributable to minority interests and not available for distribution to or for the account of the Company or any of its Subsidiaries as a result thereof and (b) with respect to any Debt Issuance, the gross cash proceeds received by the Company or any of its Subsidiaries therefrom less all reasonable and customary out-of-pocket legal, underwriting and other fees and expenses incurred in connection therewith.~~
“Net Debt to EBITDA Ratio” means, as of the last day of any Fiscal Quarter, the ratio of (a) (i) Total Debt as of such day less (ii) the lesser of (x) unrestricted cash and cash equivalents of the Company and its Subsidiaries as of such day in excess of $50,000,000 and (y) $1,000,000,000 to (b) EBITDA for the Computation Period ending on such day; provided, however, that, for purposes of this definition (A) Total Debt shall not include (1) the 2024 Magellan Notes until the date that is sixty (60) days after the consummation of the Magellan Acquisition, (2) unsecured notes constituting Debt otherwise permitted hereunder that have been issued and sold by the Company and not guaranteed by any Subsidiary for the primary purpose of financing the Magellan Acquisition to the extent that the Company maintains cash or cash equivalents in an amount sufficient to cover the aggregate principal amount of such notes; provided, that the exclusion in this clause (2) shall cease to apply upon consummation of the Magellan Acquisition or on the date that is sixty (60) days after the termination of the Magellan Acquisition Agreement and (3) other unsecured notes constituting Debt otherwise permitted hereunder that are issued and sold by the Company and not guaranteed by any Subsidiary for the primary purpose of financing an Acquisition permitted hereby, to the extent that the Company maintains cash or cash equivalents in an amount sufficient to cover the aggregate principal amount of such notes; provided, that the exclusions in this clause (3) shall cease to apply upon consummation of such Acquisition or on the date that is sixty (60) days after the termination of the underlying agreement for such Acquisition and (B) the proceeds of any notes described in clause (A) shall not be included in unrestricted cash and cash equivalents of the Company and its Subsidiaries.

“Non-U.S. Participant” has the meaning assigned thereto in Section 7.6(d).
“Note” means a promissory note substantially in the form of Exhibit A.
“Notice of Borrowing” has the meaning assigned thereto in Section 2.2.3.

“Notice of Conversion/Continuation” has the meaning assigned thereto in Section 2.2.4(b).
“Obligations” means all obligations (monetary (including post-petition interest, allowed or not) or otherwise) of any Loan Party under this Agreement and any other Loan Document including Attorney Costs and any reimbursement obligations of each Loan Party in respect of Letters of Credit, all in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due.
“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.
 ~~“Other Benchmark Rate Election” means, if the then-current Benchmark for Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, U.S. Dollars, is the Adjusted Eurocurrency Rate for U.S. Dollars, the occurrence of: (a) a notification by the Administrative Agent to (or the request by the Company to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding U.S. Dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed), in lieu of a USD LIBOR-based rate, a term benchmark rate that is not a SOFR-based rate as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and (b) the joint election by the Administrative Agent and the Company to trigger a fallback from the Adjusted Eurocurrency Rate for U.S. Dollars and the provision by the Administrative Agent of written notice of such election to the Lenders.~~
“Other Connection Taxes” means, with respect to any Lender or the Administrative Agent, taxes imposed as a result of a present or former connection between such Lender or the Administrative Agent and the jurisdiction imposing such taxes (other than a connection arising solely from such Lender or the Administrative Agent having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to, or enforced any Loan Document, or sold or assigned an interest in any Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such taxes that are Other Connection Taxes imposed as a result of an assignment (other than an assignment made pursuant to Section 8.7).
“Outside Letter of Credit” means any secured or unsecured letter of credit issued by any institution (including any Lender) which is not subject to the L/C Fee Rate or any limitations or terms of this Agreement other than the Outside Letter of Credit Limitation.

“Outside Letter of Credit Limitation” means $500,000,000.
“Overnight Rate” means, for any day, (a) with respect to any amount denominated in U.S. Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent (or to the extent payable to an Issuing Lender or the Swingline Lender, such Issuing Lender or Swingline Lender, as applicable, in each case, with notice to the Administrative Agent) to be customary in the place of disbursement or payment for the settlement of international banking transactions, and (b) with respect to any amount denominated in an Alternative Currency, an overnight rate determined by the Administrative Agent (or to the extent payable to an Issuing Lender or the Swingline Lender, such Issuing Lender or Swingline Lender, as applicable, in each case, with notice to the Administrative Agent) to be customary in the place of disbursement or payment for the settlement of international banking transactions.
“Participant” has the meaning assigned thereto in Section 15.5.2.
“Participant Register” has the meaning assigned thereto in Section 15.5.2.
“Participating Member State” means any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.
“participation” has the meaning assigned thereto in Section 2.3.2.
~~“Payment Recipient” has the meaning assigned thereto in Section 14.10(a).~~
~~“PBGC” means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.~~
~~“Participant” has the meaning assigned thereto in Section 15.5.2.~~
~~“Participant Register” has the meaning assigned thereto in Section 15.5.2.~~
“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Requires to Intercept and Obstruct Terrorism Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).
“Payment Recipient” has the meaning assigned thereto in Section 14.10(a).
“PBGC” means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.
“Pension Plan” means a “pension plan”, as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA or the minimum funding standards of the Code or ERISA (other than a Multiemployer Pension Plan), and as to which the Company or any member of the Controlled Group may have any liability (contingent or otherwise), including but not limited to any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time.
“Person” means any natural person, corporation, partnership, trust, limited liability company, association or governmental authority, or any other entity, whether acting in an individual, fiduciary or other capacity.
“Platform” means IntraLinks/IntraAgency, SyndTrak or another relevant website or other information platform.
“Prime Rate” means, ~~for~~at any ~~day~~time, the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate ~~in effect at its principal office in New York City. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate. Any change in such Prime Rate announced by the Administrative Agent shall take effect at~~ . Each change in the Prime Rate shall be effective as of the opening of business on the day ~~specified in the public announcement of~~ such change~~.~~ in such prime rate occurs. The parties hereto acknowledge that the rate announced publicly by the Administrative Agent as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.
“Principal Office” means for each of the Administrative Agent, the Swing Line Lender and each Issuing Lender, such Person’s “Principal Office” as set forth on Annex B, or such other office or office of a third party or sub-agent, as appropriate, as such Person may from time to time designate in writing to the Company, the Administrative Agent and each Lender.
“Pro Rata Share” means:
(a)    with respect to a Lender’s obligation to make Revolving Loans, participate in Letters of Credit, participate in Swing Line Loans, reimburse the applicable Issuing Lender, reimburse the Swing Line Lender and receive payments of principal, interest, fees, costs, and expenses with respect thereto, (x) prior to the Revolving Commitments being terminated or reduced to zero, the percentage obtained by dividing (i) such Lender’s Revolving Commitment, by (ii) the aggregate Revolving Commitment of all Lenders and (y) from and after the time the Revolving Commitments have been terminated or reduced to zero, the percentage obtained by dividing (i) the aggregate unpaid principal amount of such Lender’s Revolving Outstandings by (ii) the aggregate unpaid principal amount of all Revolving Outstandings;
(b)    with respect to a Lender’s obligation to make Term Loans or Incremental Term Loans, if at any time applicable, and receive payments of principal, interest, fees, costs, and expenses with respect thereto, (x) prior to the

Term Loans or Incremental Term Loan Commitments being terminated or reduced to zero, as the case may be; the percentage obtained by dividing (i) such Lender’s Term Loan Commitment or Incremental Term Loan Commitment, as the case may be, by (ii) the aggregate Term Loan Commitments or Incremental Term Loan Commitments, as the case may be, of all Lenders and (y) from and after the time the Term Loan Commitments or Incremental Term Loan Commitments, as the case may be, have been terminated or reduced to zero, the percentage obtained by dividing (i) the aggregate unpaid principal amount of such Lender’s Term Loans or Incremental Term Loans, as the case may be, by (ii) the aggregate unpaid principal amount of all Term Loans or Incremental Term Loans, as the case may be; and
(c)    with respect to all other matters as to a particular Lender, the percentage obtained by dividing (i) such Lender’s Revolving Commitment, Term Loan Commitment and Incremental Term Loan Commitment by (ii) the aggregate amount of Revolving Commitments, Term Loan Commitments and Incremental Term Loan Commitments of all Lenders; provided that in the event the Revolving Commitments, Term Loan Commitments or Incremental Term Loan Commitments, as the case may be, have been terminated or reduced to zero, Pro Rata Share shall be the percentage obtained by dividing (A) the sum of the principal amount of such Lender’s Revolving Outstandings and/or the principal amount of such Lender’s Term Loans and Incremental Term Loans, as applicable, by (B) the principal amount of all outstanding Revolving Outstandings, Term Loans and/or Incremental Term Loans, as applicable.
“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including Capital Securities.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“QFC” has the meaning assigned thereto in Section 15.25.
“QFC Credit Support” has the meaning assigned thereto in Section 15.25.
“Rate Determination Date” means, with respect to any Interest Period, two (2) Eurocurrency Banking Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in ~~such~~the applicable interbank market, as determined by the Administrative Agent; provided that, to the extent that such market practice is not administratively feasible for the Administrative Agent, such other day as otherwise reasonably determined by the Administrative Agent).
“Real Estate Debt” means (a) any Debt or obligations of the Company or any of its Subsidiaries in whole or in part secured by interests in real property and extensions, renewals and refinancings of such Debt and (b) any Guarantee Obligations of the

Company with respect to the Debt of any Centene Plaza Subsidiary or Centene Campus Subsidiary and extensions, renewals and refinancings of such Debt; provided that such Debt (with respect to which the Company has Guarantee Obligations) is used solely to finance or refinance a Centene Plaza Project or a Centene Campus Project.
“Real Estate Debt Documents” means the documents evidencing and securing Real Estate Debt.
~~“Reference Time” with respect to any setting of the then-current Benchmark for any Currency means (a) if such Benchmark is a Daily Simple RFR, (i) if the RFR for such Benchmark is SOFR, then four (4) RFR Business Days prior to (A) if the date of such setting is an RFR Business Day, such date or (B) if the date of such setting is not an RFR Business Day, the RFR Business Day immediately preceding such date, (ii) if the RFR for such Benchmark is SONIA, then four (4) RFR Business Days prior to (A) if the date of such setting is an RFR Business Day, such date or (B) if the date of such setting is not an RFR Business Day, the RFR Business Day immediately preceding such date, and (iii) if the RFR for such Benchmark is SARON, then five (5) RFR Business Days prior to (A) if the date of such setting is an RFR Business Day, such date or (B) if the date of such setting is not an RFR Business Day, the RFR Business Day immediately preceding such date, (b) if such Benchmark is an Adjusted Eurocurrency Rate, (i) if the applicable Adjusted Eurocurrency Rate for such Benchmark is based upon USD LIBOR, then 11:00 A.M. (London time) on the day that is two (2) Eurocurrency Banking Days preceding the date of such setting, (ii) if the applicable Adjusted Eurocurrency Rate for such Benchmark is based upon EURIBOR, then 11:00 A.M. (Brussels time) on the day that is two (2) Eurocurrency Banking Days preceding the date of such setting, and (iii) if the applicable Adjusted Eurocurrency Rate for such Benchmark is based upon TIBOR, then 11:00 A.M. (Tokyo time) on the day that is two (2) Eurocurrency Banking Days preceding the date of such setting and (c) otherwise, then the time determined by the Administrative Agent in its reasonable discretion, including in accordance with the Benchmark Replacement Conforming Changes.~~
“Refunded Swing Line Loans” has the meaning assigned thereto in Section 2.4(d).
“Refinancing Debt” has the meaning assigned thereto in Section 11.1(r).
“Register” has the meaning assigned thereto in Section 15.6.
“Regulation D” means Regulation D of the FRB.
“Regulation T” means Regulation T of the FRB.
“Regulation U” means Regulation U of the FRB.
“Regulation X” means Regulation X of the FRB.

“Related Fund” means, with respect to any Lender that is an investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.
“Relevant Governmental Body” means (a) with respect to a Benchmark Replacement in respect of Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, U.S. Dollars, the FRB or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the FRB or the Federal Reserve Bank of New York, or any successor thereto and (b) with respect to a Benchmark Replacement in respect of Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, any Alternative Currency, (1) the central bank for the Currency in which such Obligations, interest, fees, commissions or other amounts are denominated, or calculated with respect to, or any central bank or other supervisor which is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement or (2) any working group or committee officially endorsed or convened by (A) the central bank for the Currency in which such Obligations, interest, fees, commissions or other amounts are denominated, or calculated with respect to, (B) any central bank or other supervisor that is responsible for supervising either (i) such Benchmark Replacement or (ii) the administrator of such Benchmark Replacement, (C) a group of those central banks or other supervisors or (D) the Financial Stability Board or any part thereof.
“Replacement Lender” has the meaning assigned thereto in Section 8.7(b).
“Reportable Event” means a reportable event as defined in Section 4043 of ERISA and the regulations issued thereunder as to which the notification requirement of Section 4043(a) has not been waived pursuant to such regulations, or the failure of a Pension Plan to meet the minimum funding standards of Section 412 of the Code (without regard to whether the Pension Plan is a plan described in Section 4021(a)(2) of ERISA) or under Section 302 of ERISA.
“Required Lenders” means, at any time, Lenders who have Pro Rata Shares which exceed 50% as determined pursuant to clause (c) of the definition of “Pro Rata Share”. For purposes of this definition, Required Lenders shall be determined by excluding all Loans and Commitments held or beneficially owned by a Defaulting Lender.
“Required Revolving Lenders” means, at any time, Revolving Lenders who have Pro Rata Shares which exceed 50% as determined pursuant to clause (a) of the definition of “Pro Rata Share”. For purposes of this definition, Required Revolving Lenders shall be determined by excluding all Revolving Loans and Revolving Commitments held or beneficially owned by a Defaulting Lender.
“Restricted Payment” has the meaning assigned thereto in Section 11.3.
“Revaluation Date” means, subject to Section 1.6,

(a)    ~~“Revaluation Date” means (a)~~ with respect to any Loan denominated in an Alternative Currency, each of the following: (i) ~~each~~the date of ~~a~~the Borrowing of ~~any~~ such Loan (including any Borrowing or deemed Borrowing in respect of any unreimbursed portion of any payment by the applicable Issuing Lender under any Letter of Credit denominated in an Alternative Currency) but only as to the amounts so borrowed on such date, (ii) each date of a ~~conversion or~~ continuation of ~~any~~ such Loan pursuant to ~~Sections 2.2.4, 8.2~~the terms of this Agreement, but only as to the amounts so continued on such date, and ~~8.3,~~ (iii~~) each date of any payment of interest or principal with respect to any such Loan and (iv~~) such additional dates as the Administrative Agent shall determine ~~or the Required Revolving Lenders shall require~~; and
(b)     ~~(b)~~ with respect to any Letter of Credit denominated in an Alternative Currency, each of the following: (i) each date of issuance of such Letter of Credit, ~~(ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof, (iii) each date of any payment by any Issuing Lender under any such Letter of Credit~~but only as to the stated amount of the Letter of Credit so issued on such date and (~~iv~~ii) such additional dates as the Administrative Agent ~~or an Issuing Lender~~ shall determine ~~or the Required Revolving Lenders shall require~~.
“Revolving Commitment” means, as to any Lender, such Lender’s commitment to make Revolving Loans, issue or participate in Letters of Credit and make or participate in Swing Line Loans, in each case under this Agreement. The initial amount of each Lender’s Revolving Commitment is set forth on Annex A-1 and the aggregate amount of the Revolving Commitments as of the Effective Date is $2,000,000,000.
“Revolving Exposure” means, with respect to any Lender at any time, the sum of (a) the aggregate amount of the U.S. Dollar Equivalent of such Lender’s Revolving Loans outstanding at such time, (b) such Lender’s Swing Line Exposure at such time and (c) such Lender’s L/C Exposure at such time.
“Revolving Lender” means any Lender holding a Revolving Commitment or any Revolving Exposure.
“Revolving Loan” has the meaning assigned thereto in Section 2.1.1(a).
“Revolving Loan Availability” means the Revolving Commitments of all of the Lenders.
“Revolving Outstandings” means, at any time, the sum of (a) the aggregate principal amount of the U.S. Dollar Equivalent of all outstanding Revolving Loans, plus (b) the U.S. Dollar Equivalent of the Stated Amount of all Letters of Credit, plus (c) the aggregate outstanding amount of all Swing Line Loans.
“RFR” means, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, (a) U.S. Dollars, ~~on and after the USD LIBOR Transition Date,~~Term SOFR, (b) Sterling, SONIA and (c) Swiss Francs, SARON.

~~“RFR Administrator” means the SOFR Administrator, the SONIA Administrator or the SARON Administrator, as applicable.~~
“RFR Business Day” means, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, (a) U.S. Dollars, ~~on and after the USD LIBOR Transition Date,~~ any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities, (b) Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London, and (c) Swiss Francs, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for the settlement of payments and foreign exchange transactions in Zurich; provided, that for purposes of notice requirements in Sections 2.2.3 and 2.2.4(b), in each case, such day is also a Business Day.
“RFR Loan” means a Daily Simple RFR Loan or a Term ~~RFR~~SOFR Loan, as the context may require.
“RFR Rate Day” has the meaning assigned thereto in the definition of “Daily Simple RFR”.
“S&P” means Standard & Poor’s~~, a Division of The McGraw-Hill Companies, Inc. and any successor thereto of its rating~~ Rating Services, a Standard & Poor’s Financial Services LLC business.
~~“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.~~
“Sanctioned Country” means, at any time, a country, region or territory which is itself (or whose government is) the subject or target of comprehensive Sanctions (~~at the Effective Date, Crimea~~including, at the effectiveness of Amendment No. 1 to this Agreement, Cuba, Iran, North Korea and Syria, Venezuela, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic and the Crimea Region of Ukraine).
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, or by the United Nations Security Council or the European Union, (b) any Person organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).
“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government,

including those administered by OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or His Majesty’s Treasury of the United Kingdom.
“SARON” means a rate equal to the Swiss Average Rate Overnight as administered by the SARON Administrator.
“SARON Administrator” means ~~the~~ SIX Swiss Exchange AG (or any successor administrator of the Swiss Average Rate Overnight).
“SARON Administrator’s Website” means SIX Swiss Exchange AG’s website, currently at https://www.six-group.com, or any successor source for the Swiss Average Rate Overnight identified as such by the SARON Administrator from time to time.
“SARON Loan” means any Revolving Loan which bears interest at a rate determined by reference to the SARON Rate. SARON Loans may be denominated only in Swiss Francs.
“SARON Rate” means, with respect to any Obligations bearing interest in Swiss Francs, the Daily Simple RFR applicable to Swiss Francs.
“SEC” means the Securities and Exchange Commission or any other governmental authority succeeding to any of the principal functions thereof.
“Senior Officer” means, with respect to any Loan Party, any of the chief executive officer, the chief financial officer, the chief operating officer, the treasurer or the general counsel of such Loan Party.
“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” within the meaning of Rule 1-02 of the SEC’s Regulation S-X.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
~~“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.~~
“Solvent” means (i) the sum of the debt and liabilities (subordinated, contingent or otherwise) of the Company and its Subsidiaries, taken as a whole, does not exceed the fair value of the assets (at a fair valuation) of the Company and its Subsidiaries, taken as a whole; (ii) the present fair saleable value of the assets (at a fair valuation) of the Company and its Subsidiaries, taken as a whole, is greater than the amount that will be required to pay the probable liabilities of the Company and its Subsidiaries, taken as a whole, on their debts and other liabilities subordinated, contingent or otherwise as they become absolute and matured; (iii) the capital of the Company and its Subsidiaries, taken as a whole, is not unreasonably small in relation to the business of the Company and its Subsidiaries, taken as a whole, as conducted or contemplated as of the relevant date; and (iv) the Company and its Subsidiaries, taken as a whole, have not incurred and do not intend to incur, or believe that they will incur, debts or other liabilities (including current obligations and contingent liabilities) beyond their ability to pay such debt or other liabilities as they become due (whether at maturity or otherwise). For the purposes hereof, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“SONIA” means a rate equal to the Sterling Overnight Index Average as administered by the SONIA Administrator.
“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).
“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.
“SONIA Loan” means any Revolving Loan which bears interest at a rate determined by reference to the SONIA Rate. SONIA Loans may be denominated only in Sterling.
“SONIA Rate” means, with respect to any Obligations bearing interest in Sterling, the Daily Simple RFR applicable to Sterling.
“Spot Rate” means, subject to Section 1.6, for a Currency, the rate provided (either by publication or otherwise provided or made available to the Administrative Agent) by Thomson Reuters Corp. (or equivalent service chosen by the Administrative Agent in its reasonable discretion) as the spot rate for the purchase of such Currency with another currency at a time selected by the Administrative Agent in accordance with the procedures generally used by the Administrative Agent for syndicated credit facilities in which it acts as administrative agent.
~~“Spot Rate” means for a Currency means the rate determined by the Administrative Agent or the Issuing Lender (with notice to the Administrative Agent), as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such Currency with another currency through its principal foreign exchange trading office at approximately 11:00 A.M. Local Time on the date two (2) Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or the Issuing Lender may obtain such spot rate from another financial institution designated by the Administrative Agent or the Issuing Lender if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such Currency; provided further that the~~

~~Issuing Lender may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency.~~
~~“Spread Adjusted SOFR” means with respect to any RFR Business Day, a rate per annum equal to the sum of (a) the secured overnight financing rate for such RFR Business Day plus (b) 0.26161% (26.161 basis points).~~
~~“Spread Adjusted Term SOFR” means, for any Available Tenor and Interest Period, a rate per annum equal to the sum of (a) the forward-looking term rate for a period comparable to such Available Tenor based on the SOFR that is published by an authorized benchmark administrator and is displayed on a screen or other information service, each as identified or selected by the Administrative Agent in its reasonable discretion at approximately a time and as of a date prior to the commencement of such Interest Period determined by the Administrative Agent in its reasonable discretion in a manner substantially consistent with market practice and (b) (i) 0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration, (ii) 0.26161% (26.161 basis points) for an Available Tenor of three-months’ duration, and (iii) 0.42826% (42.826 basis points) for an Available Tenor of six-months’ duration.~~
“Stated Amount” means, with respect to any Letter of Credit at any date of determination, (a) the maximum aggregate amount available for drawing thereunder under any and all circumstances plus (b) the aggregate amount of all unreimbursed payments and disbursements under such Letter of Credit.
“Sterling” and “£” mean the lawful currency of the United Kingdom.
“Subsidiary” means, with respect to any Person, a corporation, partnership, limited liability company or other entity of which such Person owns, directly or indirectly, such number of outstanding Capital Securities as have more than 50% of the ordinary voting power for the election of directors or other managers of such corporation, partnership, limited liability company or other entity; provided, however, that Unrestricted Subsidiaries and the Charitable Foundations shall not be deemed to be Subsidiaries of the Company for any purpose of this Agreement or the other Loan Documents. Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to Subsidiaries of the Company.
“Supported QFC” has the meaning assigned thereto in Section 15.25.
“Swing Line Commitment” means the obligation of the Swing Line Lender to make Swing Line Loans and of each Revolving Lender to participate in Swing Line Loans hereunder.
“Swing Line Exposure” means, at any time, the aggregate principal amount of all Swing Line Loans outstanding at such time. The Swing Line Exposure of any Lender at any time shall be the sum of (a) its Pro Rata Share of the aggregate principal amount of all Swing Line Loans outstanding at such time (excluding, in the case of the Swing Line Lender, Swing Line Loans made by it that are outstanding at such time to the extent that the other Lenders shall not have funded their participations in such Swing Line Loans), adjusted to give effect to any reallocation under Section 2.6(b) of the Swing Line Exposure of Defaulting Lenders in effect at such time, and (b) in the case the Swing Line Lender, the aggregate principal amount of all Swing Line Loans made by such Lender outstanding at such time to the extent that the other Lenders shall not have funded their participations in such Swing Line Loans.
“Swing Line Lender” means Wells Fargo Bank, National Association, in its capacity as the Swing Line Lender hereunder, together with its permitted successors and assigns in such capacity.
“Swing Line Loan” means a Loan made by the Swing Line Lender to the Company pursuant to Section 2.4.
“Swing Line Sublimit” means the lesser of (i) $200,000,000 and (ii) the aggregate unused amount of Revolving Commitments then in effect.
“Swiss Franc” or “~~SF~~CHF” means the lawful money of Switzerland.
“Syndication Agents” means Bank of America, N.A., JPMorgan Chase Bank, N.A., MUFG Bank, Ltd., Truist Bank and Barclays Bank PLC, in their capacity as co-syndication agents.
~~“TARGET” means the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent to be a suitable replacement).~~
“T2” means the real time gross settlement system operated by the Eurosystem, or any successor system.
“~~Target Operating~~TARGET Day” means any day on which ~~banks in London are open for general banking business and is not (a) a Saturday or Sunday or (b) any other day on which the TARGET is not operating (as determined by the Administrative Agent)~~T2 is open for the settlement of payments in Euros.
“Tax Abatement Documents” means those agreements listed on Schedule 1.1(c).
“Taxes” means any and all present and future taxes, duties, levies, imposts, deductions, assessments, charges or withholdings, and any and all liabilities (including interest and penalties and other additions to taxes) with respect to the foregoing, but excluding Excluded Taxes.
“Term Loan Commitment” means, as to any Lender, such Lender’s commitment to make a Term Loan under this Agreement. The initial amount of each Lender’s Term Loan Commitment is set forth on Annex A-2 and the aggregate amount of the Term Loan Commitments as of the Effective Date is equal to the excess of $2,200,000,000.

“Term Loan Lender” means any Lender holding a Term Loan at any time.
“Term Loan Maturity Date” means (a) with respect to the Term Loans made on the Effective Date, the fifth anniversary of the Effective Date (b) with respect to any tranche of Incremental Term Loans the maturity date of set forth in the applicable Incremental Term Loan Amendment.
“Term Loans” has the meaning assigned thereto in Section 2.1.1(b).
~~“Term RFR” means, with respect to any Currency for any Interest Period, a rate per annum equal to (a) for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, U.S. Dollars, the greater of (i) Spread Adjusted Term SOFR and (ii) the Floor and (b) for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Sterling or Swiss Francs, the greater of (i) the forward-looking term rate for a period comparable to such Interest Period based on the RFR for such Currency that is published by an authorized benchmark administrator and is displayed on a screen or other information service, each as identified or selected by the Administrative Agent in its reasonable discretion at approximately a time and as of a date prior to the commencement of such Interest Period determined by the Administrative Agent in its reasonable discretion in a manner substantially consistent with market practice and (ii) the Floor.~~
“Term SOFR” means,
(a)    for any calculation with respect to a Term SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) RFR Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (Eastern time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding RFR Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding RFR Business Day is not more than three (3) RFR Business Days prior to such Periodic Term SOFR Determination Day, and
(b)    for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) RFR Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (Eastern time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding RFR Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding RFR Business Day is not more than three (3) RFR Business Days prior to such Base Rate SOFR Determination Day.

“Term SOFR Adjustment” means a percentage equal to 0.10% per annum.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).
“Term ~~RFR~~SOFR Loan” means ~~a~~any Loan that bears interest at a rate based on Term ~~RFR~~ SOFR (other than pursuant to clause (c) of the definition of “Base Rate”). Term SOFR Loans may only be denominated in U.S. Dollars.
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.
~~“Term RFR Notice” means a notification by the Administrative Agent to the Lenders and the Company of the occurrence of a Term RFR Transition Event.~~
~~“Term RFR Transition Date” means, in the case of a Term RFR Transition Event, the date that is thirty (30) calendar days after the Administrative Agent (in consultation with the Company) has provided the related Term RFR Notice to the Lenders and the Company pursuant to Section 8.2(b)(i)(C).~~
~~“Term RFR Transition Event” means, with respect to any Currency for any Interest Period, the determination by the Administrative Agent that (a) the applicable Term RFR for such Currency has been recommended for use by the Relevant Governmental Body and (b) the administration of such Term RFR is administratively feasible for the Administrative Agent.~~
“Termination Date” means the earlier to occur of (a) the date that is five years after the Effective Date and (b) such other date on which the Revolving Commitments terminate pursuant to Section 6 or Section 13.
“Termination Event” means, with respect to a Pension Plan or a Multiemployer Pension Plan, as applicable, (a) a Reportable Event, (b) the withdrawal of the Company or any other member of the Controlled Group from such Pension Plan during a plan year in which the Company or any other member of the Controlled Group was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or the imposition of a lien on the property of the Company or any other member of the Controlled Group pursuant to Section 4068 of ERISA, (c) the termination of such Pension Plan, the filing of a notice of intent to terminate the Pension Plan or the treatment of an amendment of such Pension Plan as a termination under Section 4041 of ERISA, (d) the institution by the PBGC of proceedings to terminate such Pension Plan or Multiemployer Pension Plan, (e) any event or condition that might constitute grounds under Section 4042 of ERISA for the termination of, or appointment of a trustee to administer, such Pension Plan or such Multiemployer Pension Plan, (f) such Pension Plan is in “at risk” status within the meaning of Section 430(i) of the Code, or such Multiemployer Pension Plan is in “endangered status” or “critical status” within the meaning of Section 432(b) of the Code, or (g) a complete or partial withdrawal from a Multiemployer Pension Plan.
“TIBOR” has the meaning assigned thereto in the definition of “Eurocurrency Rate”.
“TIBOR Loan” means any Revolving Loan which bears interest at a rate determined by reference to ~~the~~ TIBOR ~~Rate~~. TIBOR Loans may be denominated only in Japanese Yen.
“TIBOR Rate” has the meaning assigned thereto in the definition of “Eurocurrency Rate”.
“Total Debt” means the sum of all Debt under clauses (a), (b) and (c) of the definition thereof and all unreimbursed obligations in respect of drawn letters of credit, bankers acceptances or similar instruments (but only to the extent not reimbursed within one Business ~~day~~Day after such amount is due and payable), in each case of the Company and its Subsidiaries, determined on a consolidated basis (but treating Unrestricted Subsidiaries as if they were not consolidated with the Company and otherwise eliminating all accounts of Unrestricted Subsidiaries), excluding (a) Hedging Agreements and (b) Debt of the Company to Loan Parties and Debt of Loan Parties to the Company or to other Loan Parties.
“Total Plan Liability” means, at any time, the present value of all vested and unvested accrued benefits under the applicable Pension Plan(s), determined as of the then most recent valuation date for each applicable Pension Plan, using PBGC actuarial assumptions for single employer plan terminations.
“Transaction Costs” means the fees and expenses incurred in connection with (a) the execution, delivery and performance by the Company of the Loan Documents on the Effective Date, (b) the making of Loans hereunder on the Effective Date and (c) the use of the proceeds thereof.
~~“Transitioned RFR Loan” means a Loan that is an RFR Loan that would not have borne interest based upon a Daily Simple RFR or a Term RFR on the Closing Date. To the extent that Loans denominated in U.S. Dollars bear interest based on a Daily Simple RFR or Term RFR after the Closing Date, such Loans would be Transitioned RFR Loans.~~
“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the ~~USD LIBOR~~Term SOFR Reference Rate, the EURIBOR Rate, the CDO Rate, the BB Rate, the TIBOR Rate, the SONIA Rate, the SARON Rate or the Base Rate.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unfunded Liability” means the amount (if any) by which the present value of all vested and unvested accrued benefits under the applicable Pension Plan(s) exceeds the fair market value of all assets allocable to those benefits, all determined as of the then most recent valuation date for each applicable Pension Plan, using PBGC actuarial assumptions for single employer plan terminations.
“Unmatured Event of Default” means any event that, if it continues uncured, will, with lapse of time or notice or both, constitute an Event of Default.
“Unrestricted Subsidiary” means any Subsidiary organized or acquired directly or indirectly by the Company after the Effective Date that the Company designates as an “Unrestricted Subsidiary” by written notice to the Administrative Agent in accordance with Section 10.10. No Unrestricted Subsidiary may own any Capital Securities of a Subsidiary; provided that, so long as no Unmatured Event of Default or Event of Default shall have occurred and be continuing or would result therefrom, the Company may redesignate any Unrestricted Subsidiary as a “Subsidiary” by written notice to the Administrative Agent and by complying with the applicable provisions of Section 10.10. As of the Effective Date, there are no Unrestricted Subsidiaries.
“Unrestricted Subsidiary Reconciliation Statement” means, with respect to any consolidated balance sheet or statement of operations, stockholders’ equity or cash flows of the Company and its consolidated Subsidiaries, such financial statement (in substantially the same form) prepared on the basis of consolidating the accounts of the Company and the Subsidiaries and treating Unrestricted Subsidiaries as if they were not consolidated with the Company and otherwise eliminating all accounts of Unrestricted Subsidiaries, together with an explanation of reconciliation adjustments in reasonable detail.
~~“USD LIBOR” has the meaning assigned thereto in the definition of “Eurocurrency Rate”.~~
~~“USD LIBOR Rate” has the meaning assigned thereto in the definition of “Eurocurrency Rate”.~~
~~“USD LIBOR Transition Date” means, the earlier of (a) the date that all Available Tenors of USD LIBOR have either (i) permanently or indefinitely ceased to be provided by IBA; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of USD LIBOR or (ii) been announced by the FCA pursuant to public statement or publication of information to be no longer representative and (b) the Early Opt-in Effective Date, so long as, in the case of (a) or (b), a Benchmark Replacement has not as of such date replaced the Adjusted Eurocurrency Rate for U.S. Dollars pursuant to Section 8.2(b)(i) as the result of an Other Benchmark Rate Election.~~
“U.S. Dollars” and the sign “$” mean lawful money of the United States of America.

“U.S. Dollar Equivalent” means, ~~at~~subject to Section 1.6, for any amount, at the time of determination thereof, (a) ~~with respect to any~~if such amount ~~denominated~~is expressed in U.S. Dollars, such amount~~,~~  and (b) ~~with respect to any amount denominated in any~~if such amount is expressed in an Alternative Currency, the equivalent of such amount ~~thereof~~ in U.S. Dollars as determined by the Administrative Agent ~~or the Issuing Lender, as the case may be,~~ at such time ~~on the basis of the~~ in its reasonable discretion by reference to the most recent Spot Rate ~~(~~for such Alternative Currency (as determined ~~in respect~~as of the most recent Revaluation Date) for the purchase of U.S. Dollars with such Alternative Currency.
“U.S. Special Resolutions Regime” has the meaning assigned thereto in Section 15.25.
“Wellington” means WellCare Health Plans, Inc., a Delaware corporation.
“Withholding Certificate” has the meaning assigned thereto in Section 7.6(d).
“Wholly-Owned Subsidiary” means, as to any Person, a Subsidiary all of the Capital Securities of which (except directors’ qualifying Capital Securities) are at the time directly or indirectly owned by such Person and/or another Wholly-Owned Subsidiary of such Person.
1.2Other Interpretive Provisions.
1.2.1    The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

1.2.2     Section, Annex, Schedule and Exhibit references are to this Agreement unless otherwise specified.
1.2.3     The term “including” is not limiting and means “including without limitation.”
1.2.4    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including.”
1.2.5     Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement and the other Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, supplements and other modifications thereto, but only to the extent such amendments, restatements, supplements and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation shall be construed as including all statutory and regulatory provisions amending, replacing, supplementing or interpreting such statute or regulation.
1.2.6     This Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and each shall be performed in accordance with its terms.
1.2.7     This Agreement and the other Loan Documents are the result of negotiations among, and have been reviewed by counsel to, the Administrative Agent, the Company, the Lenders and the other parties thereto and are the products of all parties. Accordingly, they shall not be construed against the Administrative Agent or the Lenders merely because of the Administrative Agent’s or the Lenders’ involvement in their preparation.
1.2.8    Unless otherwise specified herein, each reference herein to “Stated Amount”, “stated amount”, “undrawn amount”, “face amount”, “aggregate amount” or any other amount of any Letter of Credit shall be deemed to mean and be a reference to the U.S. Dollar Equivalent of the Stated Amount, stated amount, undrawn amount, face amount or such other amount of such Letter of Credit. For the avoidance of doubt, for purposes of calculating any fee set forth in Section 5.1, 5.2(a) or 5.2(b), the Stated Amount, the undrawn amount and the face amount of each Letter of Credit shall be the U.S. Dollar Equivalent of the Stated Amount, the undrawn amount and the face amount of such Letter of Credit. Without limiting the foregoing, for all purposes herein, including, the purposes of Sections 2.3.2, 2.3.3 and 2.3.4, the reimbursement for any payment or disbursement made by an Issuing Lender in an Alternative Currency in respect of any Letter of Credit shall be made in the same Alternative Currency or, in the event such Issuing Lender shall agree, in the U.S. Dollar Equivalent thereof as of the time of such reimbursement that is sufficient to reimburse such Issuing Lender in full for such payment or disbursement. Unless otherwise specified herein, each reference to any amount of any Revolving Loan shall be deemed to mean and be a reference to the U.S. Dollar Equivalent of such amount of such Revolving Loan. Without limiting the foregoing, for all purposes herein, including the purposes of Section 7.1, all payments by the Company hereunder with respect to principal and interest on Loans denominated in an Alternative Currency shall be made in the same Alternative Currency or, in the event the applicable Lender shall agree, in the U.S. Dollar Equivalent thereof as of the time of such payment that is sufficient for payment in full at such time. The Administrative Agent or each applicable Issuing Lender, as applicable with respect to Letters of Credit, shall determine the Spot Rates as of each Revaluation Date to be used for calculating U.S. Dollar Equivalent amounts of Loans or Revolving Outstandings. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur.

1.3    Limited Condition Transactions. Solely for the purpose of (i) measuring the relevant ratios and baskets with respect to the incurrence of any Debt or the making of any permitted Acquisition or other Investment or (ii) determining the occurrence of any Event of Default or Unmatured Event of Default, in each case, in connection with a Limited Condition Transaction, if the Company makes an LCT Election, the date of determination in determining whether any such incurrence of any Debt or the making of any permitted Acquisition or other Investment is permitted shall be deemed to be the LCT Test Date (provided that for the purpose of determining the occurrence of any Event of Default under Sections 13.1(a) or 13.1(c), such determination shall also be made at the time of the consummation of the Limited Condition Transaction), and if, after giving effect to the applicable Limited Condition Transaction and the other transactions to be entered into in connection therewith as if they had occurred as of such date of determination, ending prior to the LCT Test Date on a pro forma basis, the Company could have taken such action on the relevant LCT Test Date in compliance with any such ratio or basket, such ratio or basket shall be deemed to have been complied with. If the Company has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio or basket (but excluding, for the avoidance of doubt, for purposes of determining the Applicable Margin and determining compliance with Section 11.11) on or following the relevant LCT Test Date and prior to the earlier of (i) the date on which such Limited Condition Transaction is consummated or (ii) the date that the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio or basket shall be calculated and tested on a pro forma basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of debt and the use of proceeds thereof) have been consummated.
1.4    Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws), including the Delaware Limited Liability Company Act: (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Capital Securities at such time.
1.5    Rates. The ~~interest rate on Loans denominated in U.S. Dollars or an Alternative Currency may be determined by reference to a benchmark rate that is, or may in the future become, the subject of regulatory reform or cessation. Regulators have signaled the need to use alternative reference rates for some of these benchmark rates and, as a result, such benchmark rates may cease to comply with applicable laws and regulations, may be permanently discontinued or the basis on which they are calculated may change. The London interbank offered rate, which may be one of the benchmark rates with reference to which the interest rate on Loans may be determined, is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. On March 5, 2021, the ICE Benchmark~~

~~Administration (“IBA”), the administrator of the London interbank offered rate, and the Financial Conduct Authority (the “FCA”), the regulatory supervisor of IBA, announced in public statements (the “Announcements”) that the final publication or representativeness date for the London interbank offered rate for: (a) Sterling, Japanese Yen, Swiss Francs and Euros will be December 31, 2021, (b) U.S. Dollars for 1-week and 2-month tenor settings will be December 31, 2021 and (c) U.S. Dollars for overnight, 1-month, 3-month, 6-month and 12-month tenor settings will be June 30, 2023. No successor administrator for IBA was identified in such Announcements. As a result, it is possible that commencing immediately after such dates, the London interbank offered rate for such currencies and tenors that are available on the Effective Date may no longer be available or may no longer be deemed a representative reference rate upon which to determine the interest rate on applicable Loans. There is no assurance that the dates set forth in the Announcements will not change or that IBA or the FCA will not take further action that could impact the availability, composition or characteristics of any London interbank offered rate. Public and private sector industry initiatives have been and continue, as of the date hereof, to be underway to implement new or alternative reference rates to be used in place of London interbank offered rates. In the event that the London interbank offered rate or any other then-current Benchmark is no longer available or in certain other circumstances set forth in Section 8.2(b), such Section 8.2(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent will notify the Company, pursuant to Section 8.2(b), of any change to the reference rate upon which the interest rate on Loans is based. However, the~~ Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (~~i~~a) the continuation of, administration of, submission of, calculation of or any other matter related to the ~~London interbank offered rate, the rates in the definition of “~~Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, any Daily Simple RFR, the Eurocurrency Rate~~”~~, the Adjusted Eurocurrency Rate or any other Benchmark, or any component definition thereof or rates ~~referenced~~referred to in the definition thereof, or with respect to any alternative, successor or replacement rate thereto (including any ~~then-current Benchmark or any~~ Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 8.2(b), will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR, any Daily Simple RFR, the Eurocurrency Rate, the Adjusted Eurocurrency Rate, such Benchmark or any other Benchmark prior to its discontinuance or unavailability, or (~~ii~~b) the effect, implementation or composition of any ~~Benchmark Replacement~~ Conforming Changes. The Administrative Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of a Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to the Company. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any Benchmark, any component definition thereof or rates ~~referenced~~referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Company, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
1.6    Exchange Rates; Currency Equivalents; Daily Simple RFR Loans.
(a)    The Administrative Agent shall determine the U.S. Dollar Equivalent amount of each Extension of Credit denominated in Alternative Currencies. Such U.S. Dollar Equivalent shall become effective as of such Revaluation Date and shall be the U.S. Dollar Equivalent of such amounts until the next Revaluation Date to occur. Except for purposes of financial statements delivered by the Borrower hereunder or calculating covenants hereunder or except as otherwise provided herein, the applicable amount of any Currency (other than U.S. Dollars) for purposes of the Loan Documents shall be such U.S. Dollar Equivalent amount as so determined by the Administrative Agent.
(b)     For purposes of determining compliance with Sections 11.1, 11.2 and 11.9, with respect to any amount of Debt or Investment in a currency other than U.S. Dollars, no Event of Default or Unmatured Event of Default shall be deemed to have occurred solely as a result of changes in rates of currency exchange occurring after the time such Debt or Investment is incurred (so long as such Debt or Investment, at the time incurred, made or acquired, was permitted hereunder).
(c)    For purposes of determining compliance under Sections 11.1, 11.2 and 11.9, any amount in a currency other than U.S. Dollars will be converted to U.S. Dollars in a manner consistent with that used in calculating net income in the Company’s annual financial statements delivered pursuant to Section 10.1.1; provided, however, that the foregoing shall not be deemed to apply to the determination of any amount of Debt.
(d)    Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in U.S. Dollars, but such Borrowing, Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such U.S. Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent.
(e)    Notwithstanding the foregoing provisions of this Section 1.6 or any other provision of this Agreement, each Issuing Lender may compute the U.S. Dollar Equivalent of the maximum amount of each applicable Letter of Credit issued by such Issuing Lender by reference to exchange rates determined using any reasonable method customarily employed by such Issuing Lender for such purpose.
(f)    Notwithstanding the foregoing provisions of this Section 1.6 or any other provision of this Agreement, in connection with Daily Simple RFR Loans in an Alternative Currency, the Spot Rate on each date of Borrowing shall be the Spot Rate in effect as of the Revaluation Date applicable to the first Borrowing of any such Daily Simple RFR Loans in such Alternative Currency (or, if applicable, any later Revaluation Date pursuant to clause (a)(iii) of the definition of “Revaluation Date”).
SECTION 2COMMITMENTS OF THE LENDERS; BORROWING, CONVERSION AND LETTER OF CREDIT PROCEDURES.
2.1    Commitments and Loans. On and subject to the terms and conditions of this Agreement, each of the Lenders, severally and for itself alone, agrees to make loans to, and to issue or participate in Letters of Credit and to make or participate in Swing Line Loans for the account of, the Company as follows:
2.1.1    Revolving Commitments and Loans.
(a)    Each Revolving Lender severally agrees to make loans in U.S. Dollars or in one or more Alternative Currencies on a revolving basis (“Revolving Loans”) on and after the Effective Date from time to time until the Termination Date in an amount equal to such Lender’s Pro Rata Share of such aggregate amounts as the Company may request from all Lenders; provided that (i) the Revolving Outstandings will not at any time exceed the Revolving Loan Availability, (ii) the Revolving Exposure of any Lender will not at any time exceed its Revolving Commitment and (iii) the U.S. Dollar Equivalent of Revolving Loans denominated in Alternative Currencies will not at any time exceed $750,000,000 (the “Alternative Currency Sublimit”).
(b)    On the Effective Date, (i) each Revolving Lender party hereto shall make available to the Administrative Agent such amounts, if any, in immediately available funds as the Administrative Agent shall determine, for the benefit of the other Revolving Lenders, as being required in order to cause, after giving effect to this Agreement and the application of such amounts to make payments to such other Revolving Lenders, the Revolving Loans to be held ratably by all Revolving Lenders as of the Effective Date in accordance with their respective Pro Rata Shares of Revolving Loans (calculated after giving effect to the effectiveness of the Revolving Commitments under this Agreement) and (ii) the aggregate outstanding principal amount of the Revolving Loans made to the Company (the “Existing Borrowings”) immediately prior to the effectiveness of this Agreement shall be re-evidenced hereby as of the Effective Date in an aggregate principal amount equal to the aggregate principal amount of the Company’s Existing Borrowings and of the same Types and for the same Interest Periods as the Company’s Existing Borrowings; provided that each Lender party hereto that had a Commitment under the Existing Credit Agreement directly or through any of its Affiliates, immediately prior to the effectiveness of this Agreement hereby waives any payment of any amounts pursuant to Section 8.4 of the Existing Credit Agreement as a result of the transactions contemplated by this Section 2.1.1(b).
(c)    Each Revolving Lender party hereto acknowledges and agrees that, on and as of the Effective Date and without any further action on the part of the applicable Issuing Lender or the Revolving Lenders, all outstanding participations in

Letters of Credit issued under the Existing Credit Agreement shall be re-evidenced hereby and each Issuing Lender shall have granted to each Revolving Lender (after giving effect to this Agreement), and each such Revolving Lender shall have acquired from each Issuing Lender, a participation in each Letter of Credit issued by such Issuing Lender and outstanding on and as of the Effective Date equal to such Revolving Lender’s Pro Rata Share (calculated after giving effect to the effectiveness of the Revolving Commitments under this Agreement) of the aggregate amount available to be drawn under such Letter of Credit. Such participation shall be governed by the terms of Section 2.3.2 of this Agreement.
2.1.2    Term Loans. The Converted Term Loans of each Consenting Term Loan Lender is hereby converted into a Term Loan to the Company in U.S. Dollars and in like principal amount on the Effective Date. All accrued and unpaid interest on the Existing Term Loans to, but not including, the Effective Date shall be payable on the Effective Date but no amounts under Section 8.4 shall be payable in connection with such conversion. Each Lender with a Term Loan Commitment severally agrees to make a loan in U.S. Dollars in a single drawing (a “Term Loan”, which term shall include each Loan converted from a Converted Term Loan) on the Effective Date in a principal amount equal to the amount of their Term Loan Commitment of such Consenting Term Loan Lender and in any event not to exceed such Lender’s Term Loan Commitment. Any Term Loan Commitments that are not drawn on the Effective Date shall be automatically canceled.
2.1.3    Increase in Commitment.

(a)    The Company may, at its option any time after the Effective Date and before the Termination Date, seek to (i) increase the Revolving Commitments (any such increase, a “Commitment Increase”) or (ii) establish one or more new term loan commitments (“Incremental Term Loan Commitments” and, together with any Commitment Increase, the “Incremental Commitments”) of an existing tranche of term loans or a separate tranche of new term loans (any such term loans, the “Incremental Term Loans”) upon written notice to the Administrative Agent; provided that, subject to the calculation adjustments set forth in Section 1.3 with respect to any Incremental Term Loans being incurred in connection with a Limited Condition Transaction, the aggregate principal amount of all Incremental Commitments shall not exceed the greater of (x) $500,000,000 and (y) such other amount such that after giving pro forma effect to the incurrence of such Incremental Commitments and the use of proceeds thereof (assuming that all amounts thereunder are drawn in full but without netting any of the proceeds thereof) the Net Debt to EBITDA Ratio would not exceed 4.00 to 1.00.
(b)    Any such notice delivered to the Administrative Agent in connection with a Commitment Increase shall be delivered at a time when no Unmatured Event of Default or Event of Default has occurred and is continuing and shall specify (i) the amount of such Commitment Increase (which shall not be less than $10,000,000 or, if less, the maximum amount of Incremental Commitments remaining to be established hereunder) sought by the Company, (ii) the date (each, an “Increased Amount Date”) on which the Company proposes that such Commitment Increase shall be effective, which shall be a date not less than ten Business Days after the date on which such notice is delivered to the Administrative Agent (unless otherwise agreed by the Administrative Agent in its sole discretion) and (iii) the identity of each Incremental Lender to whom the Company proposes any portion of such Commitment Increase be allocated and the amounts of such allocations. The Administrative Agent, subject to the consent of the Company, which shall not be unreasonably withheld, may allocate the Commitment Increase (which may be declined by any Lender (including in its sole discretion)) on either a ratable basis to the Lenders or on a non pro-rata basis to one or more Lenders and/or to other Persons satisfying the criteria for Eligible Assignees reasonably acceptable to each of the Administrative Agent, each Issuing Lender, the Swing Line Lender and the Company which have expressed a desire to accept the Commitment Increase. The Administrative Agent will then notify each existing Lender and Incremental Lender of such Incremental Term Loan Commitments or revised allocations of the Revolving Commitments, including the desired increase. No Commitment Increase shall become effective until each of the Incremental Lenders extending such Commitment Increase and the Company shall have delivered to the Administrative Agent a document in form reasonably satisfactory to the Administrative Agent pursuant to which any such Incremental Lender states the amount of its Commitment Increase and agrees to assume and accept the obligations and rights of a Lender hereunder, and the Company accepts such new Incremental Commitments.
(c)    Any such notice delivered to the Administrative Agent in connection with Incremental Term Loan Commitments shall be delivered at a time when no Unmatured Event of Default or Event of Default has occurred and is continuing and shall specify (i) the amount of such Incremental Term Loan Commitments (which shall not be less than $25,000,000 or, if less, the maximum amount of Incremental Commitments remaining to be established hereunder) sought by the Company, (ii) the Increased Amount Date, which shall be a date not less than ten Business Days after the date on which such notice is delivered to the Administrative Agent (unless otherwise agreed by the Administrative Agent in its sole discretion) and (iii) the identity of each Incremental Lender. Each Incremental Lender, if not already a Lender hereunder, shall be a Person satisfying the criteria for an Eligible Assignee and reasonably acceptable to the Administrative Agent and no Lender shall be required to participate in any Incremental Term Loans. On or after such Increased Amount Date, the Company, the Administrative Agent and one or more Incremental Lenders may, and without the consent of any other Lender, amend this Agreement pursuant to an amendment agreement (an “Incremental Term Loan Amendment”) setting forth, to the extent applicable, the following terms of such Incremental Term Loans: (A) whether such Incremental Term Loans will be part of an existing tranche of Incremental Term Loans or part of a new and separate tranche, (B) the maturity or termination date applicable to the Incremental Term Loans or Incremental Term Loan Commitments of such tranche, (C) any amortization applicable to the Incremental Term Loans of such tranche, (D) the interest rate or rates applicable to the Incremental Term Loans of such tranche, (E) the fees applicable to the Incremental Term Loans or Incremental Term Loan Commitments of such tranche, (F) any original issue discount applicable to Incremental Term Loans or Incremental Term Loan Commitments of such tranche, (G) the initial Interest Period or Interest Periods applicable to Incremental Term Loans or Incremental Term Loan Commitments of such tranche and (H) any voluntary or mandatory prepayment requirements or Incremental Term Loan Commitment reductions applicable to Incremental Term Loans or Incremental Term Loan Commitments of such tranche and any restrictions on the voluntary or mandatory prepayment or reduction of Incremental Term Loans or Incremental Term Loan Commitments of tranches established after such tranche (it being understood that any such mandatory prepayments may be applied to Term Loans prior to being applied to any Revolving Loans), and implementing such additional amendments to this Agreement as shall be appropriate to give effect to the foregoing terms and to provide the rights and benefits of this Agreement and other Loan Documents to the Incremental Term Loans of such tranche, and such amendment will be effective to amend this Agreement and the other Loan Documents on the terms set forth therein without the consent of any other Lender or the Swing Line Lender. Except as contemplated by the preceding sentence, the terms of any Incremental Term Loans established under this Section shall be the same as those of the Term Loans and Incremental Term Loans existing at the time such new Incremental Term Loans were made. Notwithstanding the foregoing, (1) except as provided in clauses (A) through (H) above, no Incremental Term Loan Amendment shall alter the rights of any Lender (other than the Incremental Lenders) in a manner that would not be permitted under Section 15.1 without the consent of such Lender unless such consent shall have been obtained and (2) no Incremental Term Loans shall (A) have a maturity date earlier than the Latest Maturity Date without the prior written consent of Lenders holding a majority of the principal amount of the Revolving Commitments, the Term Loans and the Incremental Term Loans of any tranche maturing prior to such date, (B) have scheduled amortization of more than 5% of the original principal amount of such Incremental Term Loan per annum or (C) have mandatory prepayment terms other than customary mandatory prepayments from proceeds of assets sales and casualty events (with customary reinvestment rights), the incurrence of Debt not otherwise permitted hereunder and annual excess cash flow. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Term Loan Amendment.
(d)    Notwithstanding the foregoing, no Incremental Commitments or Incremental Term Loans shall be made or established, and no Incremental Term Loan Amendment shall become effective, unless (i) no Unmatured Event of Default or Event of Default shall exist on such Increased Amount Date before or after giving effect to such Incremental Commitments or Incremental Term Loans (except in the case that the proceeds of any Incremental Term Loans are being used to finance a Limited Condition Transaction, in which case the standard will be no Event of Default or Unmatured Event of Default on the LCT Test Date and no Event of Default under Sections 13.1(a) or 13.1(c) at the time of the consummation of such Limited Condition Transaction); (ii) all other fees and expenses owing in respect of such increase to the Administrative Agent and the Lenders will have been paid; (iii) the Company shall be in pro forma compliance with each of the covenants set forth in Section 11.11 (giving effect, if applicable, to the provisos thereto) as of the last day of the most recently ended Fiscal Quarter (or, in the case that the proceeds of any Incremental Term Loan are being used to finance a Limited Condition Transaction, as of the last day of the most recently ended Fiscal Quarter prior to the applicable LCT Test Date) after giving effect to such Commitment Increase or Incremental Term Loans and other customary and appropriate pro forma adjustment events, including any Acquisitions or dispositions after the beginning of the relevant determination period but prior to or simultaneous with the borrowing of such Incremental Commitments or Incremental Term Loans, as the case may be, and provided that for purposes of calculating the Net Debt to EBITDA Ratio, any Commitment Increases that are drawn substantially simultaneously with the effectiveness of such Commitment Increase shall be given pro forma effect; and (iv) the Company shall deliver or cause to be delivered any legal opinions or other documents reasonably requested by the Administrative Agent in connection with any such transaction.
(e)    Upon the making of any Incremental Term Loan or the effectiveness of any Incremental Commitment of any Incremental Lender that is not already a Lender pursuant to this Section, such Incremental Lender shall be deemed to be a “Lender” (and a Lender in respect of Loans of the applicable facility or tranche) hereunder, and henceforth shall be entitled to all the rights of, and benefits accruing to, Lenders (or Lenders in respect of the applicable facility or tranche) hereunder and shall be bound by all agreements, acknowledgements and other obligations of Lenders (or Lenders in respect of the applicable facility or tranche) hereunder. After giving effect to any Commitment Increase, all Revolving Loans and all such other credit exposure shall be held ratably by the Lenders in proportion to their respective Revolving Commitments, as revised to reflect the Commitment Increase. The terms of any such Commitment Increase and the extensions of credit made pursuant thereto shall be identical to those of the other Commitments and the extensions of credit made pursuant thereto. Each Commitment Increase shall be deemed for all purposes a Revolving Commitment and each Loan made thereunder shall be deemed, for all purposes, a Revolving Loan. The Administrative Agent may elect or decline to arrange the increase in Revolving Commitment sought by the Company but is under no obligation to arrange or consummate any such increase. The Company will cooperate with the Administrative Agent in such efforts.
2.1.4    L/C Commitment. Subject to Section 2.3.1, each Issuing Lender agrees to issue Letters of Credit, in each case containing such terms and conditions as are permitted by this Agreement and are reasonably satisfactory to the applicable Issuing Lender, at the request of and for the account of the Company from time to time on and after the Effective Date and before the scheduled Termination Date and, as more fully set forth in Section 2.3.2, each Lender agrees to purchase a participation in each such Letter of Credit; provided that (a) the aggregate Stated Amount of all Letters of Credit shall not at any time exceed $300,000,000, (b) the aggregate Stated Amount of all Letters of Credit outstanding with respect to any Issuing Lender shall not exceed such Issuing Lender’s

Letter of Credit Sublimit, (c) the Revolving Outstandings shall not at any time exceed Revolving Loan Availability, (d) the Revolving Exposure of any Lender shall not at any time exceed its Revolving Commitment, (e) each Letter of Credit shall be denominated in U.S. Dollars or an Alternative Currency, (f) the stated amount of each Letter of Credit shall not be less than the applicable Borrowing Minimum or a higher integral multiple of the applicable Borrowing Multiple or such lesser amount as is acceptable to the applicable Issuing Lender and (g) in no event shall any Letter of Credit have an expiration date later than the earlier of (1) five Business Days prior to the Termination Date and (2) the date which is one year from the date of issuance of such Letter of Credit; provided any Letter of Credit may provide for renewal thereof for additional periods of up to 12 months (which in no event shall extend beyond the date referred to in clause (1) above unless such Letter of Credit is Cash Collateralized or backstopped pursuant to arrangements reasonably acceptable to the relevant Issuing Lender, it being understood that if an Issuing Lender issues a Letter of Credit that extends beyond the date referred to in clause (1) above, each Lender’s participation in such Letter of Credit will end on the Termination Date). In the event there is a Revolving Lender that is a Defaulting Lender, no Issuing Lender shall be required to issue, renew or extend any Letter of Credit to the extent (x) the Defaulting Lender’s Pro Rata Share of Letter of Credit Commitment may not be reallocated pursuant to Section 2.6(b) or (y) such Issuing Lender has not otherwise entered into arrangements satisfactory to it and the Company to eliminate such Issuing Lender’s risk with respect to the participation in Letters of Credit of the Defaulting Lender, including by Cash Collateralizing such Defaulting Lender’s Pro Rata Share of the Letter of Credit Usage. Notwithstanding the foregoing, the Company and its Subsidiaries may obtain Outside Letters of Credit; provided that the aggregate outstanding amount of such Outside Letters of Credit does not exceed the Outside Letter of Credit Limitation.
2.1.5    Swing Line Loan Commitments. Subject to the terms and conditions hereof the Swing Line Lender agrees to make Swing Line Loans in U.S. Dollars to the Company on and after the Effective Date in an aggregate amount up to but not exceeding the Swing Line Sublimit; provided, that after giving effect to the making of any Swing Line Loan, in no event shall (x) the Revolving Outstandings exceed the Revolving Loan Availability then in effect or (y) the Revolving Exposure of any Lender exceed its Revolving Commitment; provided, further, that the Swing Line Lender shall not be obligated to make any Swing Line Loans (a) after the occurrence and during the continuation of an Unmatured Event of Default or Event of Default, (b) if it does not in good faith believe that all conditions under Section 12.3 to the making of such Swing Line Loan have been satisfied or waived by the Required Lenders or (c) if any of the Revolving Lenders is a Defaulting Lender but, in the case of this clause (c) only to the extent that the Defaulting Lender’s participation in such Swing Line Loan may not be reallocated pursuant to Section 2.6(b) and other arrangements satisfactory to it and the Company to eliminate such Swing Line Lender’s risk with respect to the Defaulting Lender’s participation in such Swing Line Loan (including Cash Collateralization by the Company of such Defaulting Lender’s pro rata share of the outstanding Swing Line Loans) have not been entered into. Amounts borrowed pursuant to this Section 2.1.5 may be repaid and reborrowed until the Termination Date. The Swing Line Lender’s

Commitment shall expire on the Termination Date and all Swing Line Loans and all other amounts owed hereunder with respect to the Swing Line Loans and the Commitments shall be paid in full no later than such date.
2.2    Loan Procedures.
2.2.1    Various Types of Revolving Loans. Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans of the same Type and Currency (which may be any Agreed Currency), as the Company shall specify in the related ~~notice of borrowing or conversion~~Notice of Borrowing or Notice of Conversion/Continuation pursuant to Section 2.2.3 or 2.2.4. Subject to Sections 8.2 and 8.3, (i) each Borrowing of Revolving Loans denominated in U.S. Dollars (other than a Swing Line Loan) shall be comprised entirely of (A) ~~Eurocurrency Rate Loans or~~ RFR Loans or (B) Base Rate Loans, (ii) each Borrowing of Revolving Loans denominated in any Alternative Currency other than Euros, Canadian Dollars or Australian Dollars shall be comprised entirely of Eurocurrency Rate Loans or RFR Loans, (iii) each Borrowing of Revolving Loans denominated in Euros shall be comprised entirely of EURIBOR Loans, (iv) each Borrowing denominated in Canadian Dollars shall be comprised entirely of CDOR Loans, (v) each Borrowing of Revolving Loans denominated in Australian Dollars shall be comprised entirely of BBR Loans, (vi) each Borrowing of Revolving Loans denominated in Sterling shall be comprised entirely of SONIA Loans, (vii) each Borrowing of Revolving Loans denominated in Swiss Francs shall be comprised entirely of SARON Loans, (viii) each Borrowing of Revolving Loans denominated in Japanese Yen shall be comprised entirely of TIBOR Loans and (ix) each Swing Line Loan shall be a Base Rate Loan. Borrowings of more than one Type may be outstanding at the same time; provided that not more than twenty (20) different Eurocurrency Borrowings and RFR Borrowings in the aggregate may be outstanding at any one time (unless the Administrative Agent agrees to a higher number in its sole discretion). All Borrowings, conversions and repayments of Revolving Loans shall be effected so that each Lender will have a ratable share (according to its Pro Rata Share) of all Types and Borrowings of Revolving Loans.
2.2.2    Various Types of Term Loans. Each Term Loan shall be made in U.S. Dollars and as part of a Borrowing consisting of Term Loans of the same Type, as the Company shall specify in the related ~~notice of borrowing or conversion~~Notice of Borrowing or Notice of Conversion/Continuation pursuant to Sections 2.2.3 or 2.2.4. Subject to Sections 8.2 and 8.3, the Borrowing of Term Loans shall be comprised entirely of (A) ~~Eurocurrency Rate Loans or~~ RFR Loans or (B) Base Rate Loans. Borrowings of more than one Type of Term Loans may be outstanding at the same time; provided that not more than twenty (20) different ~~Eurocurrency Borrowings and~~ RFR Borrowings in the aggregate may be outstanding at any one time (unless the Administrative Agent agrees to a higher number in its sole discretion). All Borrowings, conversions and repayments of Term Loans shall be effected so that each Lender will have a ratable share (according to its Pro Rata Share) of all Types and Borrowings of Term Loans.

2.2.3    Borrowing Procedures. The Company shall give written notice (each such written notice, a “Notice of Borrowing”) substantially in the form of Exhibit D (or any other form approved by the Administrative Agent) to the Administrative Agent of each proposed Borrowing not later than (a) in the case of a Base Rate Borrowing, 12:00 P.M., Local Time, on the proposed date of the making of a Loan, (b) ~~(1) in the case of a Eurocurrency Borrowing denominated in U.S. Dollars, 12:00 P.M., Local Time, at least three Eurocurrency Banking Days prior to such proposed date and (2)~~ in the case of an RFR Borrowing denominated in U.S. Dollars, 12:00 P.M. Local Time, at least three (3) RFR Business Days prior to such proposed date and (c)(1) in the case of any Eurocurrency Borrowing denominated in an Alternative Currency, 12:00 P.M., Local Time, at least four (4) Eurocurrency Banking Days prior to such proposed date (or, with respect to the initial Borrowing on the Effective Date, three (3) RFR Business Days) and (2) in the case of any RFR Borrowing denominated in an Alternative Currency, 12:00 P.M., Local Time, at least four (4) RFR Business Days (or, with respect to the initial Borrowing on the Effective Date, three (3) RFR Business Days). Each such notice shall be effective upon receipt by the Administrative Agent, shall be irrevocable, and shall specify the date, amount, Type and applicable currency of the Borrowing and, in the case of a Eurocurrency Borrowing or a RFR Loan, the initial Interest Period therefor. If no election as to the currency of a Borrowing is specified, then the requested Borrowing shall be denominated in U.S. Dollars. If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be a Base Rate Borrowing if denominated in U.S. Dollars, a EURIBOR Borrowing if denominated in Euros, a CDOR Borrowing if denominated in Canadian Dollars, a BBR Borrowing if denominated in Australian Dollars, a SONIA Borrowing if denominated in Sterling, a SARON Borrowing if denominated in Swiss Francs, a TIBOR Borrowing if denominated in Japanese Yen or a Eurocurrency Borrowing if denominated in an Alternative Currency other than Euro, Canadian Dollars, Australian Dollars, Sterling, Swiss Francs or Japanese Yen. If no Interest Period is specified with respect to any requested Eurocurrency Borrowing or RFR Borrowing, then the Company shall be deemed to have selected an Interest Period of one month’s duration. Promptly upon receipt of such notice, the Administrative Agent shall advise each Lender thereof. Not later than 2:00 P.M., New York City time, on the proposed date of the making of a Loan, each Lender shall provide the Administrative Agent at the Principal Office specified by the Administrative Agent with immediately available funds covering such Lender’s Pro Rata Share of such Borrowing in the applicable currency and, so long as the Administrative Agent has not received written notice that the conditions precedent set forth in Section 12 with respect to such Borrowing have not been satisfied, the Administrative Agent shall pay over the funds received by the Administrative Agent to the Company on such requested date. Each Borrowing shall be on a Business Day. Each Borrowing shall be in an aggregate principal amount of at least the applicable Borrowing Minimum and an integral multiple of at least the applicable Borrowing Multiple.

2.2.4    Conversion and Continuation Procedures.
(a)    Subject to Section 2.2.1 and Section 2.2.2, the Company may, upon irrevocable written notice to the Administrative Agent in accordance with clause (b) below:
(i)    elect, as of any Business Day, to convert any Loans denominated in U.S. Dollars (or any part thereof in an aggregate amount not less than the applicable Borrowing Minimum or a higher integral multiple equal to the applicable Borrowing Multiple) into Loans of another Type denominated in U.S. Dollars; provided that a ~~Eurocurrency Rate Loan or~~ RFR Loan may only be converted on the expiration of the Interest Period applicable to such ~~Eurocurrency Rate Loan or~~ RFR Loan unless the Company shall pay all amounts due hereunder in connection with any such conversion; or
(ii)    elect, as of the last day of the applicable Interest Period, to continue any Eurocurrency Rate Loans or RFR Loans having Interest Periods expiring on such day (or any part thereof in an aggregate amount not less than the applicable Borrowing Minimum or a higher integral multiple equal to the applicable Borrowing Multiple) for a new Interest Period; provided that if an Unmatured Event of Default or Event of Default shall have occurred and be continuing at the end of any Interest Period, (A) no outstanding Borrowing denominated in U.S. Dollars may be converted to or continued as a ~~USD LIBOR~~Term SOFR Borrowing, (B) unless repaid, each ~~Eurocurrency~~RFR Borrowing denominated in U.S. Dollars shall be converted to a Base Rate Borrowing at the end of the Interest Period applicable thereto and (C) unless repaid, each Eurocurrency Borrowing and RFR Borrowing denominated in an Alternative Currency shall be continued as a Eurocurrency Borrowing and RFR Borrowing, as applicable, with an Interest Period of one month’s duration.
(b)    The Company shall give written notice (each such written notice, a “Notice of Conversion/Continuation”) substantially in the form of Exhibit E (or any other form approved by the Administrative Agent) to the Administrative Agent of each proposed conversion or continuation not later than (i) in the case of conversion into Base Rate Loans, 12:00 P.M., Local Time, three Business Days prior to the proposed date of such conversion, (ii) in the case of conversion into or continuation of ~~Eurocurrency Rate Loans or~~ RFR Loans denominated in U.S. Dollars, 12:00 P.M., Local Time, at least three Business Days prior to the proposed date of such conversion or continuation and (iii) in the case of continuation of Loans denominated in an Alternative Currency, 12:00 P.M., Local Time, at least four Business Days prior to the proposed date of such conversion or continuation, specifying in each case:
(i)    the proposed date of conversion or continuation;

(ii)    the aggregate amount of Loans to be converted or continued;
(iii)    the Type of Loans resulting from the proposed conversion or continuation; and
(iv)    in the case of conversion into Eurocurrency Rate Loans or RFR Loans, or continuation of Eurocurrency Rate Loans or RFR Loans, the duration of the requested Interest Period therefor.
(c)    If upon the expiration of any Interest Period applicable to ~~Eurocurrency Rate Loans or~~ RFR Loans denominated in U.S. Dollars, the Company has failed to timely select a new Interest Period to be applicable to such ~~Eurocurrency Rate Loans or~~ RFR Loans, the Company shall be deemed to have elected to convert such ~~Eurocurrency Rate Loans or~~ RFR Loans into Base Rate Loans effective on the last day of such Interest Period. If upon the expiration of any Interest Period applicable to Eurocurrency Rate Loans or RFR Loans denominated in an Alternative Currency the Company has failed to timely select a new Interest Period to be applicable to such Eurocurrency Rate Loans or RFR Loans, such Loans shall be continued as Eurocurrency Rate Loans or RFR Loans, as applicable, in their original currency with an Interest Period of one month. Other than pursuant to Section 8.3, no Revolving Loans may be converted into or continued as Revolving Loans denominated in a different currency, but instead must be prepaid in the original currency of such Revolving Loans and reborrowed in the other currency.
(d)    The Administrative Agent will promptly notify each Lender of its receipt of a ~~notice of conversion or continuation~~Notice of Conversion/Continuation pursuant to this Section 2.2.4 or, if no timely notice is provided by the Company, of the details of any automatic conversion.
(e)    Any conversion of a Eurocurrency Rate Loan or RFR Loan on a day other than the last day of an Interest Period therefor shall be subject to Section 8.4.
2.3    Letter of Credit Procedures.
2.3.1    Notice of Issuance. The Company shall give notice to the Administrative Agent and the applicable Issuing Lender of the proposed issuance of each Letter of Credit on a Business Day which is (i) in the case of a Letter of Credit denominated in U.S. Dollars, at least three Business Days (or such lesser number of days as the Administrative Agent and the applicable Issuing Lender shall agree in any particular instance in their sole discretion) prior to the proposed date of issuance of such Letter of Credit and (ii) in the case of a Letter of Credit denominated in an Alternative Currency, at least five Business Days (or such lesser number of days as the Administrative Agent and the applicable Issuing Lender shall agree in any particular instance in their sole discretion) prior to the proposed date of issuance of such Letter of Credit. Each such notice shall be accompanied by an L/C Application, duly executed by the Company and in all respects satisfactory to the Administrative Agent and the applicable Issuing Lender, together with such other documentation as the Administrative Agent or the applicable Issuing Lender may request in support thereof, it being understood that each L/C Application shall specify, among other things, the date on which the proposed Letter of Credit is to be issued, the expiration date of such Letter of Credit (which shall be in accordance with Section 2.1.4) and whether such Letter of Credit is to be transferable in whole or in part. Any Letter of Credit outstanding after the scheduled Termination Date which is Cash Collateralized for the benefit of the applicable Issuing Lender shall be the sole responsibility of such Issuing Lender. So long as the applicable Issuing Lender has not received written notice that the conditions precedent set forth in Section 12 with respect to the issuance of such Letter of Credit have not been satisfied, such Issuing Lender shall issue such Letter of Credit on the requested issuance date. Each Issuing Lender shall promptly advise the Administrative Agent of the issuance of each Letter of Credit issued by such Issuing Lender and of any amendment thereto, extension thereof or event or circumstance changing the amount available for drawing thereunder. As of the Effective Date, all Letters of Credit outstanding under the Existing Credit Agreement shall be deemed to have been issued pursuant hereto, and from and after the Effective Date shall be subject to and governed by the terms and conditions hereof.

2.3.2    Participations in Letters of Credit. Concurrently with the issuance of each Letter of Credit, the applicable Issuing Lender shall be deemed to have sold and transferred to each Revolving Lender, and each such Revolving Lender shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Lender, without recourse or warranty, an undivided interest and participation, to the extent of such Revolving Lender’s Pro Rata Share, in such Letter of Credit and the Company’s reimbursement obligations with respect thereto. If the Company does not pay any reimbursement obligation when due, the Company shall be deemed to have immediately requested that the Revolving Lenders make a Revolving Loan which is a Base Rate Loan in a principal amount equal to such reimbursement obligations. The Administrative Agent shall promptly notify such Revolving Lenders of such deemed request and, subject to satisfaction or waiver of the conditions satisfied in Section 12.3, such Revolving Lender shall make available to the Administrative Agent its Pro Rata Share of such Loan. The proceeds of such Loan shall be paid over by the Administrative Agent to the applicable Issuing Lender for the account of the Company in satisfaction of such reimbursement obligations. For the purposes of this Agreement, the unparticipated portion of each Letter of Credit shall be deemed to be the applicable Issuing Lender’s “participation” therein. Each Issuing Lender hereby agrees, upon request of the Administrative Agent or any Revolving Lender, to deliver to the Administrative Agent or such Revolving Lender a list of all outstanding Letters of Credit issued by such Issuing Lender, together with such information related thereto as the Administrative Agent or such Revolving Lender may reasonably request.
2.3.3    Reimbursement Obligations. The Company hereby unconditionally and irrevocably agrees to reimburse each Issuing Lender for each payment or disbursement made by such Issuing Lender under any Letter of Credit issued by such Issuing Lender honoring any demand for payment made by the beneficiary thereunder, in each case on the date that such payment or disbursement is made. Any amount not reimbursed on the date of such payment or disbursement shall bear interest from the date of such payment or disbursement to the date that such Issuing Lender is reimbursed by the Company for such amount, payable on demand, at a rate per annum equal to the Base Rate from time to time in effect plus the Base Rate Margin from time to time in effect plus, beginning on the third Business Day after receipt of notice from such Issuing Lender of such payment or disbursement, 2%. The applicable Issuing Lender shall notify the Company and the Administrative Agent whenever any demand for payment is made under any Letter of Credit issued by such Issuing Lender by the beneficiary thereunder; provided that the failure of such Issuing Lender to so notify the Company or the Administrative Agent shall not affect the rights of such Issuing Lender or the Lenders in any manner whatsoever.
The Company’s reimbursement obligations hereunder shall be irrevocable and unconditional under all circumstances, including (i) any lack of validity or enforceability of any Letter of Credit, this Agreement or any other Loan Document, (ii) the existence of any claim, set-off, defense or other right which any Loan Party may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, an Issuing Lender, any Lender or any other Person, whether in connection with any Letter of Credit, this Agreement, any other Loan Document, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between any Loan Party and the beneficiary named in any Letter of Credit), (iii) the validity, sufficiency or genuineness of any document which an Issuing Lender has determined complies on its face with the terms of the applicable Letter of Credit, even if such document should later prove to have been forged, fraudulent, invalid or insufficient in any respect or any statement therein shall have been untrue or inaccurate in any respect, (iv) the surrender or impairment of any security for the performance or observance of any of the terms hereof or (v) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Company’s obligations hereunder. Without limiting the foregoing, no action or omission whatsoever by the Administrative Agent or any Lender (excluding any Lender in its capacity as an Issuing Lender) under or in connection with any Letter of Credit or any related matters shall result in any liability of the Administrative Agent or any Lender to the Company, or relieve the Company of any of its obligations hereunder to any such Person.
2.3.4    Funding by Revolving Lenders to Issuing Lender. If an Issuing Lender makes any payment or disbursement under any Letter of Credit issued by such Issuing Lender and (a) the Company has not reimbursed such Issuing Lender in full for such payment or disbursement on the date immediately following the date of such payment or disbursement, (b) a Revolving Loan may not be made in accordance with

Section 2.3.2, or (c) any reimbursement received by an Issuing Lender from the Company is or must be returned or rescinded upon or during any bankruptcy or reorganization of the Company or otherwise, each other Revolving Lender shall be obligated to pay to the Administrative Agent for the account of such Issuing Lender, in full or partial payment of the purchase price of its participation in such Letter of Credit, its Pro Rata Share of such payment or disbursement (but no such payment shall diminish the obligations of the Company under Section 2.3.3), and, upon notice from such Issuing Lender, the Administrative Agent shall promptly notify each other Revolving Lender thereof. Each other Revolving Lender irrevocably and unconditionally agrees to so pay to the Administrative Agent in immediately available funds for such Issuing Lender’s account the amount of such other Revolving Lender’s Pro Rata Share of such payment or disbursement. If and to the extent any Revolving Lender shall not have made such amount available to the Administrative Agent by 2:00 P.M., New York City time, on the Business Day on which such Revolving Lender receives notice from the Administrative Agent of such payment or disbursement (it being understood that any such notice received after noon, New York City time, on any Business Day shall be deemed to have been received on the next following Business Day), such Revolving Lender agrees to pay interest on such amount to the Administrative Agent for an Issuing Lender’s account forthwith on demand, for each day from the date such amount was to have been delivered to the Administrative Agent to the date such amount is paid, at a rate per annum equal to (a) for the first three days after demand, the Overnight Rate from time to time in effect, and (b) thereafter, the Base Rate from time to time in effect. Any Revolving Lender’s failure to make available to the Administrative Agent its Pro Rata Share of any such payment or disbursement shall not relieve any other Revolving Lender of its obligation hereunder to make available to the Administrative Agent such other Revolving Lender’s Pro Rata Share of such payment, but no Revolving Lender shall be responsible for the failure of any other Revolving Lender to make available to the Administrative Agent such other Lender’s Pro Rata Share of any such payment or disbursement.
2.3.5    Commitments Several. The failure of any Lender to make a requested Loan on any date shall not relieve any other Lender of its obligation (if any) to make a Loan on such date, but no Lender shall be responsible for the failure of any other Lender to make any Loan to be made by such other Lender.
2.3.6    Certain Conditions. Except as otherwise provided in Section 2.3.4 of this Agreement, no Lender shall have an obligation to make any Loan, or to permit the continuation of or any conversion into any Eurocurrency Rate Loan or RFR Loan, and no Issuing Lender shall have any obligation to issue any Letter of Credit, if an Event of Default or Unmatured Event of Default exists.
2.3.7    Indemnification. Without duplication of any obligation of the Company under Section 15.16 or 15.17, in addition to amounts payable as provided herein, the Company hereby agrees to protect, indemnify, pay and save harmless each Issuing Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable legal counsel fees, expenses and disbursements of counsel) which an Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by an Issuing Lender, other than as a result of (1) the gross negligence or willful misconduct of such Issuing Lender or (2) the wrongful dishonor by such Issuing Lender of a proper demand for payment made under any Letter of Credit issued by it or (ii) the failure of an Issuing Lender to honor a drawing under any such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority, in each case as determined by a final, non-appealable judgment of a court of competent jurisdiction.
2.3.8    Responsibility of Issuing Lenders With Respect to Requests for Drawings and Payments. In determining whether to honor any drawing under any Letter of Credit by the beneficiary thereof, each Issuing Lender shall be responsible only to examine the documents delivered under such Letter of Credit with reasonable care so as to ascertain whether they appear on their face to be in accordance with the terms and conditions of such Letter of Credit. As between the Company and each Issuing Lender, the Company assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by such Issuing Lender by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, no Issuing Lender shall be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (iv) errors in interpretation of technical terms; (v) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vi) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (vii) any consequences arising from causes beyond the control of such Issuing Lender, including any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority; none of the above shall affect or impair, or prevent the vesting of, any of such Issuing Lender’s rights or powers hereunder. Without limiting the foregoing and in furtherance thereof, no action taken or omitted by an Issuing Lender under or in connection with the Letters of Credit or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall give rise to any liability on the part of such Issuing Lender to the Company. Notwithstanding anything to the contrary contained in this Section 2.3.8, the Company shall retain any and all rights it may have against an Issuing Lender for any liability arising solely out of the gross negligence or willful misconduct of such Issuing Lender, as determined by a final, non-appealable judgment of a court of competent jurisdiction.

2.4    Swing Line Loans.
(a)    Swing Line Loans shall be made in U.S. Dollars in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount.
(b)    Whenever the Company desires that the Swing Line Lender make a Swing Line Loan, the Company shall deliver to the Administrative Agent a Notice of Borrowing no later than 3:00 P.M. (New York City time) on the proposed date of the making of such Swing Line Loan.
(c)    The Swing Line Lender shall make the amount of its Swing Line Loan available to the Administrative Agent not later than 4:00 P.M., New York City time, on the applicable date of the making of such Swing Line Loan by wire transfer of same day funds in U.S. Dollars, at the Administrative Agent’s Principal Office. Except as provided herein, upon satisfaction or waiver of the conditions precedent specified herein, the Administrative Agent shall make the proceeds of such Swing Line Loans available to the Company on the applicable date of the making of such Swing Line Loan by causing an amount of same day funds in U.S. Dollars equal to the proceeds of all such Swing Line Loans received by the Administrative Agent from the Swing Line Lender to be credited to the account of the Company at the Administrative Agent’s Principal Office, or to such other account as may be designated in writing to the Administrative Agent by the Company.
(d)    With respect to any Swing Line Loans which have not been voluntarily prepaid by the Company pursuant to Section 6.2.1 or repaid by the Company pursuant to Section 6.4(b), the Swing Line Lender may at any time in its sole and absolute discretion, deliver to the Administrative Agent (with a copy to the Company), no later than 11:00 A.M., New York City time, at least one Business Day in advance of the proposed date of the making of such Refunded Swing Line Loans (as defined below), a notice (which shall be deemed to be a Notice of Borrowing given by the Company) requesting that each Revolving Lender make Revolving Loans that are Base Rate Loans to the Company on such date in an amount equal to the amount of such Swing Line Loans (the “Refunded Swing Line Loans”) outstanding on the date such notice is given which the Swing Line Lender requests Revolving Lenders to prepay. Anything contained in this Agreement to the contrary notwithstanding, (1) the proceeds of such Revolving Loans made by the Revolving Lenders other than the Swing Line Lender shall be immediately delivered by the Administrative Agent to the Swing Line Lender (and not to the Company) and applied to repay a corresponding portion of the Refunded Swing Line Loans and (2) on the day such Revolving Loans are made, the Swing Line Lender’s Pro Rata Share of the Refunded Swing Line Loans shall be deemed to be paid with the proceeds of a Revolving Loan made by the Swing Line Lender to the Company, and such portion of the Swing Line Loans deemed to be so paid shall no longer be outstanding as Swing Line Loans of the Swing Line Lender but shall instead constitute part of the Swing Line Lender’s outstanding Revolving Loans to the Company. The Company hereby authorizes the Administrative Agent and the Swing Line Lender to charge the Company’s accounts with the Administrative Agent and the Swing Line Lender (up to the amount available in each such account) in order to immediately pay the Swing Line Lender the amount of the Refunded Swing Line Loans to the extent the proceeds of such Revolving Loans made by Lenders, including the Revolving Loans deemed to be made by the Swing Line Lender, are not sufficient to repay in full the Refunded Swing Line Loans. If any portion of any such amount paid (or deemed to be paid) to the Swing Line Lender should be recovered by or on behalf of the Company from the Swing Line Lender in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all Revolving Lenders in the manner contemplated by Section 7.5.
(e)    If for any reason Revolving Loans are not made hereunder in an amount sufficient to repay any amounts owed to the Swing Line Lender in respect of any outstanding Swing Line Loans after demand for payment thereof by the Swing Line Lender, each Revolving Lender shall be deemed to, and hereby agrees to, have purchased a participation in such outstanding Swing Line Loans, and in an amount equal to its Pro Rata Share of the applicable unpaid amount together with accrued interest thereon. Upon one Business Days’ notice from the Swing Line Lender, each Revolving Lender shall deliver to the Swing Line Lender an amount equal to its respective participation in the applicable unpaid amount in same day funds at the Principal Office of the Swing Line Lender. In order to evidence such participation each Revolving Lender agrees to enter into a participation agreement at the request of the Swing Line Lender in form and substance reasonably satisfactory to the Swing Line Lender. In the event any Revolving Lender fails to make available to the Swing Line Lender the amount of such Revolving Lender’s participation as provided in this paragraph, the Swing Line Lender shall be entitled to recover such amount on demand from such Revolving Lender together with interest thereon at the rate customarily used by the Swing Line Lender for the correction of errors among banks and thereafter at the Base Rate, as applicable.
(f)    Notwithstanding anything contained herein to the contrary, each Revolving Lender’s obligation to make Revolving Loans for the purpose of repaying any Swing Line Loans pursuant to the second preceding paragraph and each Revolving Lender’s obligation to purchase a participation in any unpaid Swing Line Loans pursuant to the immediately preceding paragraph shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, any Loan Party or any other Person for any reason whatsoever; (B) the occurrence or continuation of an Unmatured Event of Default or Event of Default; (C) (i) a material adverse change in, or a material adverse effect upon, the financial condition, operations, assets, business, properties or prospects of the Loan Parties taken as a whole, (ii) a material impairment of the ability of any Loan Party to perform any of the Obligations under any Loan Document or (iii) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document; (D) any breach of this Agreement or any other Loan Document by any party thereto; or (E) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.
2.5    Availability of Funds. Unless the Administrative Agent shall have been notified by any Lender prior to the applicable date of the making of a Loan or the issuing or renewal of a Letter of Credit that such Lender does not intend to make available to the Administrative Agent the amount of such Lender’s Loan requested on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date and the Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to the Company a corresponding amount on such date. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent, at the customary rate set by the Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the Company and the Company shall immediately pay such corresponding amount to the Administrative Agent together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent, at the rate payable hereunder for Base Rate Loans for such class of Loans. Nothing in this Section 2.5 shall be deemed to relieve any Lender from its obligation to fulfill its Commitment hereunder or to prejudice any rights that the Company may have against any Lender as a result of any default by such Lender hereunder.
2.6    Defaulting Lenders. Notwithstanding anything to the contrary contained in this Agreement, if any Swing Line Commitment or Letter of Credit Commitment exists at the time a Revolving Lender becomes a Defaulting Lender (such Revolving Lender, a “Defaulting Revolving Lender”) then:
(a)    such Defaulting Revolving Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this amendment shall be restricted as set forth in the definition of Required Lenders and Section 15.1;
(b)    all or any part of such Swing Line Commitment and Letter of Credit Commitment shall be reallocated among the non-Defaulting Revolving Lenders in accordance with their respective Pro Rata Share of such Swing Line Commitment and/or Letter of Credit Commitment but only to the extent (i) the sum of the non-Defaulting Revolving Lenders’ Pro Rata Shares of the sum, as at any date of determination, of (x) the aggregate principal amount of all Revolving Loans (other than Revolving Loans made for the purpose of reimbursing an Issuing Lender for any amount drawn under any Letter of Credit, but not yet so applied), (x) the aggregate principal amount of all outstanding Swing Line Loans and (z) the Letter of Credit Usage, plus such Defaulting Revolving Lender’s Pro Rata Share of Revolving Exposure do not exceed the total of all non-

Defaulting Revolving Lenders’ Revolving Commitments and (ii) the conditions set forth in Section 12.3 are satisfied at such time; provided that the aggregate obligation of each non-Defaulting Revolving Lender to acquire, refinance or fund participations in Letters of Credit and Swing Line Loans shall not exceed the positive difference, if any, of (A) the Revolving Commitment of that non-Defaulting Lender minus (B) the sum of the aggregate outstanding principal amount of the Revolving Loans of such non-Defaulting Lender plus such non-Defaulting Lender’s Pro Rata Share of the outstanding Swing Line Loans and Letter of Credit Usage;
(c)    if the reallocation described in clause (a) above cannot, or can only partially, be effected, the Company shall (i) first, within one Business Day following notice by the Administrative Agent, prepay any outstanding Swing Line Loans to the extent the Swing Line Commitments related thereto have not been reallocated pursuant to clause (a) above and (ii) second, within five Business Days following notice by the Administrative Agent, Cash Collateralize such Defaulting Lender’s Pro Rata Share of the Letter of Credit Commitment (after giving effect to any partial reallocation pursuant to clause (a) above) for so long as such Letter of Credit Commitment is outstanding;
(d)    if the Letter of Credit Commitment of the non-Defaulting Revolving Lenders is reallocated pursuant to clause (a) above, then the fees payable to the Lenders pursuant to Section 5 solely in respect of the unfunded portion of such Lenders’ Revolving Commitment shall be adjusted in accordance with such non-Defaulting Revolving Lenders’ Pro Rata Shares; and
(e)    If the Company, the Administrative Agent, the Swing Line Lender and each Issuing Lender agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held pro rata by the Lenders in accordance with the Revolving Commitments (without giving effect to paragraph (b) above), whereupon, such Lender will cease to be a Defaulting Revolving Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Company while that Lender was a Defaulting Revolving Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Revolving Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Revolving Lender.
SECTION 3EVIDENCING OF LOANS.
3.1    Notes. If so requested by any Lender by written notice to the Company (with a copy to the Administrative Agent), the Loans of each Lender shall be evidenced by a Note, with appropriate insertions, payable to such Lender in a face principal amount equal to such Lender’s Commitment.
3.2    Recordkeeping. The Administrative Agent, on behalf of each Lender, shall record in its records, the date and amount of each Loan made by each Lender, each repayment or conversion thereof and, in the case of each Eurocurrency Rate Loans or RFR Loans, the dates on which each Interest Period for such Loan shall begin and end. The aggregate unpaid principal amount so recorded shall be rebuttably presumptive evidence of the principal amount of the Loans owing and unpaid. The failure to so record any such amount or any error in so recording any such amount shall not, however, limit or otherwise affect the Obligations of the Company hereunder or under any Note to repay the principal amount of the Loans hereunder, together with all interest accruing thereon. The Administrative Agent will provide to the Company, at the Company’s expense, copies of such records pertaining to the Company from time to time upon the Company’s reasonable written request.
SECTION 4INTEREST.
4.1    Interest Rates. The Company promises to pay interest on the unpaid principal amount of each Loan for the period commencing on the date of such Loan until such Loan is paid in full as follows:
(a)    in the case of Revolving Loans:
(i)    at all times while such Loan is a Base Rate Loan, at a rate per annum equal to the sum of the Base Rate from time to time in effect plus the Base Rate Margin from time to time in effect;
(ii)    at all times while such Loan is a ~~Eurocurrency Rate~~Term SOFR Loan ~~denominated in U.S. Dollars~~, at a rate per annum equal to the sum of ~~the~~ Adjusted ~~Eurocurrency Rate for U.S. Dollars~~Term SOFR applicable to each Interest Period for such Loan plus the Eurocurrency/RFR Margin from time to time in effect;
(iii)    at all times while such Loan is a Eurocurrency Rate Loan denominated in Euro, at a rate per annum equal to the sum of the Adjusted Eurocurrency Rate for Euro applicable to each Interest Period for such Loan plus the Eurocurrency/RFR Margin from time to time in effect;
(iv)    at all times while such Loan is a Eurocurrency Rate Loan denominated in Canadian Dollars, at a rate per annum equal to the sum of the Adjusted Eurocurrency Rate for Canadian Dollars applicable to each Interest Period for such Loan plus the Eurocurrency/RFR Margin from time to time in effect;

(v)    at all times while such Loan is a Eurocurrency Rate Loan denominated in Australian Dollars, at a rate per annum equal to the sum of the Adjusted Eurocurrency Rate for Australian Dollars applicable to each Interest Period for such Loan plus the Eurocurrency/RFR Margin from time to time in effect;
(vi)    at all times while such Loan is a Eurocurrency Rate Loan denominated in Japanese Yen, at a rate per annum equal to the sum of the Adjusted Eurocurrency Rate for Japanese Yen applicable to each Interest Period for such Loan plus the Eurocurrency/RFR Margin from time to time in effect;
(vii)    at all times while such Loan is a SONIA Loan, at a rate per annum equal to the sum of the SONIA Rate plus the Eurocurrency/RFR Margin from time to time in effect; and
(vii)    at all times while such Loan is a SARON Loan, at a rate per annum equal to the sum of the SARON Rate plus the Eurocurrency/RFR Margin from time to time in effect; and
(b)    in the case of the Term Loans:
(i)    at all times while such Loan is a Base Rate Loan, at a rate per annum equal to the sum of the Base Rate from time to time in effect plus the Base Rate Margin from time to time in effect; and
(ii)    at all times while such Loan is a ~~Eurocurrency Rate~~Term SOFR Loan ~~denominated in U.S. Dollars~~, at a rate per annum equal to the sum of ~~the~~ Adjusted ~~Eurocurrency Rate for U.S. Dollars~~Term SOFR applicable to each Interest Period for such Loan plus the Eurocurrency/RFR Margin from time to time in effect; and
(c)    in the case of Swing Line Loans, the sum of the Base Rate from time to time in effect plus the Base Rate Margin from time to time in effect;
provided that (i) if any amount payable by the Company under the Loan Documents is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws; and (ii) accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable on demand.
4.2    Interest Payment Dates. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date and at maturity. After maturity, and at any time an Event of Default exists, accrued interest on all Loans shall be payable on demand.

4.3    Setting and Notice of Rates. The applicable rate for each Interest Period shall be determined by the Administrative Agent, and notice thereof shall be given by the Administrative Agent promptly to the Company and each applicable Lender. The Administrative Agent shall, upon written request of the Company or any Lender, deliver to the Company or such Lender a statement showing the computations used by the Administrative Agent in determining any applicable Adjusted Eurocurrency Rate, ~~USD LIBOR~~Adjusted Term SOFR Rate, EURIBOR Rate, CDO Rate, BB Rate, SONIA Rate, SARON Rate or TIBOR Rate hereunder.
4.4    Computation of Interest.
(a)    Interest shall be computed for the actual number of days elapsed on the basis of a year of (a) 360 days for interest calculated at the ~~USD LIBOR~~Term SOFR Rate, EURIBOR Rate, CDO Rate, BB Rate, SONIA Rate, SARON Rate or TIBOR Rate and (b) 365/366 days for interest calculated at the Base Rate; provided that in the case of (i) Loans denominated in Sterling, interest shall be computed on the basis of a year of 365 days and (ii) Loans denominated in Alternative Currencies, other than Sterling, as to which customary market practice differs from the foregoing, interest shall be computed in accordance with such market practice. The applicable interest rate for each Base Rate Loan shall change simultaneously with each change in the Base Rate.
(b)    Except as otherwise set forth herein, interest on each Loan (i) shall accrue on a daily basis and shall be payable in arrears on each Interest Payment Date with respect to interest accrued on and to each such Interest Payment Date; (ii) shall accrue on a daily basis and shall be payable in arrears upon any prepayment of such Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid; and (iii) shall accrue on a daily basis and shall be payable in arrears at maturity of such Loan, including final maturity of such Loan; provided, that with respect to any voluntary prepayment of a Base Rate Loan, accrued interest shall instead be payable on the applicable Interest Payment Date.
(c)    Each determination of an interest rate by the Administrative Agent shall be conclusive and binding upon the parties hereto, in the absence of demonstrable error.
4.5    Maximum Rate. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest under this Agreement charged or collected pursuant to the terms of this Agreement exceed the highest rate permissible under any Applicable Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lenders have charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by Applicable Law and the Lenders shall at the Administrative Agent’s option (i) promptly refund to the Company any interest received by the Lenders in excess of the maximum lawful rate or (ii) apply such excess to the principal balance of the Obligations. It is the intent hereof that the Company not pay or contract to pay, and that neither the

Administrative Agent nor any Lender receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Company under Applicable Law.
SECTION 5FEES.
5.1    Commitment Fee. The Company agrees to pay to the Administrative Agent at its Principal Office for the account of each Lender a commitment fee in U.S. Dollars, for the period from the Effective Date to the Termination Date, at the Commitment Fee Rate in effect from time to time of such Lender’s Pro Rata Share (as adjusted from time to time) of the daily average unused amount of the Revolving Commitments; provided, that commitment fees shall cease to accrue on the Revolving Commitment of any Lender as of the date that such Lender that becomes Defaulting Lender; provided, however, that any commitment fee accrued with respect to any of the unfunded Revolving Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall be payable by the Company so long as such commitment fee shall otherwise have been due and payable by the Company prior to such time of such Lender becoming a Defaulting Lender provided, further that the amount of outstanding Swing Line Loans shall not be considered usage of the Revolving Commitment for the purpose of calculating the Commitment Fee. Commitment fees shall be payable in arrears on the last day of each calendar quarter and on the Termination Date for any period then ending for which such commitment fees shall not have previously been paid. The commitment fee shall be computed for the actual number of days elapsed on the basis of a year of 360 days.
5.2    Letter of Credit Fees.
(a)    The Company agrees to pay to the Administrative Agent at its Principal Office for the account of each Revolving Lender a letter of credit fee for each Letter of Credit equal to the L/C Fee Rate in effect from time to time of such Revolving Lender’s Pro Rata Share (as adjusted from time to time) of the U.S. Dollar Equivalent of the undrawn amount of such Letter of Credit (computed for the actual number of days elapsed on the basis of a year of 360 days). Such letter of credit fees shall be payable in arrears on the last Business Day of each calendar quarter and on the Termination Date (or such later date on which such Letter of Credit expires or is terminated) for the period from the date of the issuance of each Letter of Credit (or the last day on which the letter of credit fee was paid with respect thereto) to the date such payment is due or, if earlier, the date on which such Letter of Credit expired or was terminated.
(b)    In addition, with respect to each Letter of Credit, the Company agrees to pay to each Issuing Lender, for its own account, (i) such fees and expenses as such Issuing Lender customarily requires in connection with the issuance, negotiation, processing and/or administration of letters of credit in similar situations and (ii) a letter of credit fronting fee of 0.125% per annum on the U.S. Dollar Equivalent of the aggregate face amount of all outstanding Letters of Credit issued by such Issuing Lender. Such letter of credit fronting fee shall be payable in arrears on the last Business Day of each calendar quarter and on the Termination Date (or such later date on which such Letter of Credit expires or is terminated) for the period from the date of the issuance of each Letter of Credit (or the last day on which the letter of credit fee was paid with respect thereto) to the date such payment is due or, if earlier, the date on which such Letter of Credit expired or was terminated.
5.3    Administrative Agent’s Fees. The Company agrees to pay to the Administrative Agent such agent’s fees in the amounts and at times separately agreed upon.
SECTION 6REDUCTION OR TERMINATION OF THE COMMITMENT; PREPAYMENTS.
6.1    Reduction or Termination of the Commitments.
6.1.1    Voluntary Reduction or Termination of the Revolving Commitments. The Company may from time to time on at least three Business Days’ prior written notice received by the Administrative Agent (which shall promptly advise each Revolving Lender thereof) permanently reduce the Revolving Commitments to an amount not less than the Revolving Outstandings; provided that a notice of termination or reduction of the Revolving Commitments under this Section 6.1.1 may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date). Any such reduction shall be in an amount not less than $1,000,000 or a higher integral multiple of $100,000. Concurrently with any reduction of the Revolving Commitments to zero, the Company shall pay all interest on the Revolving Loans, all commitment fees and all letter of credit fees and shall Cash Collateralize in full all obligations arising with respect to the Letters of Credit.
6.1.2    [Reserved].
6.1.3    All Reductions of the Commitment. All reductions of any Commitments shall reduce the applicable Commitments ratably among the applicable Lenders according to their respective Pro Rata Shares.
6.2    Prepayments.
6.2.1    Voluntary Prepayments. The Company may from time to time prepay the Loans of any class in whole or in part; provided that the Company shall give the Administrative Agent (which shall promptly advise each Lender) written notice thereof, which shall be substantially in the form of Exhibit F (or any other form approved by the Administrative Agent), not later than (i) with respect to Base Rate Loans (including Swing Line Loans), 12:00 P.M., Local Time, one Business Day prior to the proposed date of such prepayment, (ii) in the case of ~~Eurocurrency Rate~~RFR Loans denominated in U.S. Dollars ~~and Swing Line Loans~~, 12:00 P.M., Local Time, three ~~Eurocurrency Banking~~RFR Business Days prior to the proposed date of such prepayment,

(iii) in the case of Eurocurrency Rate Loans denominated in an Alternative Currency, 12:00 P.M., Local Time, four Eurocurrency Banking Days prior to the proposed date of such prepayment and (iv) in the case of RFR Loans denominated in an Alternative Currency ~~or U.S. Dollars~~, 12:00 P.M., Local Time, four RFR Business Days prior to the proposed date of such prepayment, which shall, in each case, be a Business Day, specifying the Loans to be prepaid and the date and amount of prepayment. Any such partial prepayment shall be in an amount equal to the applicable Borrowing Minimum or a higher integral multiple of the applicable Borrowing Multiple.
6.2.2    Mandatory Prepayments.
~~(a)~~ Revolving Loans. If on any day (a) the Revolving Commitments are reduced pursuant to Section 6.1.1 or (b) subject to the following sentence, the Revolving Outstandings exceeds the Revolving Commitments, the Company shall immediately prepay Revolving Loans or Cash Collateralize the outstanding Letters of Credit, or do a combination of the foregoing, in an amount sufficient to eliminate such excess. If on any day the Administrative Agent or any Lender notifies the Company that the U.S. Dollar Equivalent of the aggregate principal amount of outstanding Revolving Loans denominated in an Alternative Currency exceeds an amount equal to 105% of the Alternative Currency Sublimit, within five (5) Business Days after receipt of such notice, the Company shall prepay Revolving Loans denominated in an Alternative Currency in an aggregate amount such that, after giving effect to such prepayments, the U.S. Dollar Equivalent of the aggregate principal amount of outstanding Revolving Loans denominated in an Alternative Currency does not exceed the Alternative Currency Sublimit.
~~(b) Term Loans.~~
~~(i) Debt Issuances. The Company shall make a mandatory principal prepayment of the Term Loans in the manner set forth in Section 6.3(b) below in an amount equal to the aggregate Net Cash Proceeds from any Debt Issuance not otherwise permitted under this Agreement. Such prepayment shall be made within five (5) Business Days after the date of receipt of the Net Cash Proceeds of any such Debt Issuance.~~
~~(ii) Asset Dispositions and Insurance and Condemnation Events. The Company shall make a mandatory principal prepayment of the Term Loans in the manner set forth in Section 6.3(b) below in an amount equal to the aggregate Net Cash Proceeds from (A) any Asset Disposition or (B) any Insurance and Condemnation Event, to the extent that the aggregate amount of such Net Cash Proceeds, in the case of each of clauses (A) and (B), respectively, exceed (1) the greater of (x) $300,000,000 and (y) 0.5% of Consolidated Total Assets at the time of receipt of such Net Cash Proceeds for each individual or series of related Asset Dispositions and Insurance and Condemnation Event and (2) the greater of (x) $500,000,000 and (y) 0.75% of Consolidated Total Assets at the time of receipt of such Net Cash Proceeds in the aggregate during any Fiscal Year. Such~~

~~prepayments shall be made within five (5) Business Days after the date of receipt of the Net Cash Proceeds; provided that, no prepayment shall be required under this Section 6.2.2(b)(ii) with respect to such portion of such Net Cash Proceeds that the Company shall have, on or prior to such date given written notice to the Administrative Agent of its intent to reinvest in accordance with Section 6.2.2(b)(iii).~~
~~(iii) Reinvestment Option. With respect to any Net Cash Proceeds realized or received with respect to any Asset Disposition or any Insurance and Condemnation Event by any Loan Party or any Subsidiary thereof (in each case, to the extent not excluded pursuant to Section 6.2.2(b)(ii)), at the option of the Company, the Loan Parties or any Subsidiary thereof may reinvest all or any portion of such Net Cash Proceeds in assets used or useful for the business of the Loan Parties and their Subsidiaries within (x) 365 days following receipt of such Net Cash Proceeds or (y) if such Loan Party enters into a bona fide commitment to reinvest such Net Cash Proceeds within 365 days following receipt thereof, within 180 days after such initial 365 day period; provided that if any Net Cash Proceeds are no longer intended to be or cannot be so reinvested at any time after delivery of a notice of reinvestment election, an amount equal to any such Net Cash Proceeds shall be applied within five (5) Business Days after the applicable Loan Party reasonably determines that such Net Cash Proceeds are no longer intended to be or cannot be so reinvested to the prepayment of the Loans as set forth in this Section 6.2.2(b)(iii).~~
6.3    Manner of Prepayments.
(a)    Each voluntary partial prepayment shall be in a principal amount of the applicable Borrowing Minimum or a higher integral multiple of the applicable Borrowing Multiple. Any partial prepayment of a Borrowing of Eurocurrency Rate Loans or RFR Loans shall be subject to Section 2.2.3. Any prepayment of a Eurocurrency Rate Loan or RFR Loans on a day other than the last day of an Interest Period therefor shall include interest on the principal amount being repaid and shall be subject to Section 8.4. Except as otherwise provided by this Agreement, all principal payments in respect of (i) the Revolving Loans shall be applied first, to repay outstanding Swing Line Loans to the full extent thereof; second, to repay outstanding Base Rate Loans to the full extent thereof; and third, to repay outstanding Eurocurrency Rate Loans or RFR Loans ratably in direct order of Interest Period maturities and (ii) the Term Loans shall be applied first, to repay outstanding Base Rate Loans to the full extent thereof; and second, to repay outstanding Eurocurrency Rate Loans or RFR Loans in direct order of Interest Period maturities.
(b)    ~~Upon the occurrence of any event triggering a mandatory prepayment requirement under Section 6.2.2(b) above, the Company shall promptly deliver notice thereof to the Administrative Agent and upon receipt of such notice, the Administrative Agent shall promptly so notify the applicable Lenders. Each mandatory~~

~~prepayment of the Term Loans under this Section shall be applied to repay the outstanding Term Loans on a pro rata basis.~~[Reserved].

(c)    Amounts prepaid in respect of any Term Loans may not be reborrowed.
6.4    Repayments.
(a)    The Revolving Loans of each Lender shall be paid in full and the Revolving Commitment shall terminate on the Termination Date.
(b)    The Company shall repay the Term Loans on the last day of March, June, September and December, for the period beginning October 1, 2022 and ending September 30, 2023, in an amount equal to $13,750,000 and, thereafter until the Term Loan Maturity Date in an amount equal to $27,500,000, in each case, of the aggregate principal amount of Term Loans funded on the Effective Date; provided that if any such date is not a Business Day, such payment shall be due on the next preceding Business Day. To the extent not previously paid, all Term Loans shall be due and payable on the Term Loan Maturity Date.
(c)    The Company shall repay each Swing Line Loan on the earlier to occur of (i) the date five Business Days after such Loan is made and (ii) the Termination Date.
(d)    On or prior to the Termination Date, the Company shall terminate, Cash Collateralize or make such other arrangement as each applicable Issuing Lender shall reasonably agree with respect to each Letter of Credit that otherwise would remain outstanding as of the Termination Date.
SECTION 7MAKING AND PRORATION OF PAYMENTS; SETOFF; TAXES.
7.1    Making of Payments. All payments of principal or interest on Loans denominated in U.S. Dollars, and of all fees, shall be made by the Company to the Administrative Agent in U.S. Dollars or, in the case of Loan denominated in an Alternative Currency, in such Alternative Currency, in each case in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, at the Principal Office designated by the Administrative Agent not later than 12:00 P.M., New York City time, on the date due; and funds received after that hour shall be deemed to have been received by the Administrative Agent on the following Business Day. The Administrative Agent shall promptly remit to each Lender its share of all such payments received in collected funds by the Administrative Agent for the account of such Lender. All payments under Section 8.1 shall be made by the Company directly to the Lender entitled thereto without setoff, counterclaim or other defense.

7.2    Application of Certain Payments. So long as no Event of Default has occurred and is continuing, voluntary and mandatory prepayments shall be applied as set forth in Sections 6.2 and 6.3. After the occurrence and during the continuance of an Event of Default, all amounts collected or received by the Administrative Agent or any Lender shall be applied in the following order, and concurrently with each remittance to any Lender of its share of any such payment, the Administrative Agent shall advise such Lender as to the application of such payment: (i) first, to the payment of all fees, costs, expenses and indemnities of the Administrative Agent (in its capacity as such), including Attorney Costs, until paid in full; (ii) second, to the payment of all fees, costs, expenses and indemnities of the Lenders, pro-rata, until paid in full; (iii) third, to the payment of all of the Obligations consisting of accrued and unpaid interest owing to any Lender, pro-rata, until paid in full; (iv) fourth, to the payment of all Obligations consisting of principal owing to any Lender and unreimbursed disbursements under Letters of Credit owing to any Issuing Lender, pro-rata, until paid in full; (v) fifth, to the payment of the Administrative Agent an amount equal to all Obligations in respect of outstanding Letters of Credit to be held as cash collateral in respect of such obligations; (vi) sixth, to the payment of all other Obligations owing to each Lender, pro-rata, until paid in full; and (viii) seventh, to whomever may be lawfully entitled to receive such amounts, the amount of any remaining proceeds.
7.3    Due Date Extension. If any payment of principal or interest with respect to any of the Loans, or of any fees, falls due on a day which is not a Business Day, then such due date shall be extended to the immediately following Business Day (unless, in the case of a Eurocurrency Rate Loan or RFR Loan, such immediately following Business Day is the first Business Day of a calendar month, in which case such due date shall be the immediately preceding Business Day) and, in the case of principal, additional interest shall accrue and be payable for the period of any such extension.
7.4    Setoff. The Company agrees that the Administrative Agent and each Lender have all rights of set-off and bankers’ lien provided by applicable Law, in any currency, and in addition thereto, the Company agrees that at any time any Event of Default exists, the Administrative Agent and each Lender may apply to the payment of any Obligations of the Company hereunder, whether or not then due, any and all balances, credits, deposits, accounts or moneys of the Company then or thereafter with the Administrative Agent or such Lender.
7.5    Proration of Payments.
(a)    If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of offset or otherwise, on account of (i) principal of or interest on any Loan, but excluding (x) any payment pursuant to Section 8.7 or 15.4 and (y) payments of interest on any Affected Loan) or (ii) its participation in any Letter of Credit or Swing Line Loans in excess of its applicable Pro Rata Share of payments and other recoveries obtained by all Lenders on account of principal of and interest on the Loans (or such participation) then held by them, then such Lender shall purchase from the other Lenders such participations in the Loans (or sub-participations in Letters of Credit) held by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery.
(b)    All Loans shall be made, and all participations purchased, by Lenders simultaneously and proportionally to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby nor shall any Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby.
7.6    Taxes.
(a)    (i) To the extent permitted by applicable Law, all payments hereunder or under the Loan Documents (including any payment of principal, interest or fees) to, or for the benefit, of any person shall be made by the Company free and clear of and without deduction or withholding for, or account of, any Taxes or Other Taxes now or hereinafter imposed by any taxing authority.
(ii) In addition, the Company shall pay any Other Taxes to the relevant taxing authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes.
(b)    If the Company makes any payment hereunder or under any Loan Document in respect of which it is required by applicable Law to deduct or withhold any Taxes or Other Taxes, the Company shall increase the payment hereunder or under any such Loan Document such that after the reduction for the amount of Taxes or Other Taxes withheld (and any taxes withheld or imposed with respect to the additional payments required under this Section 7.6(b)), the amount paid to the Lenders or the Administrative Agent equals the amount that was payable hereunder or under any such Loan Document without regard to this Section 7.6(b). To the extent the Company withholds any Taxes or Other Taxes on payments hereunder or under any Loan Document, the Company shall pay the full amount deducted to the relevant taxing authority within the time allowed for payment under applicable Law and shall deliver to the Administrative Agent within thirty days after it has made payment to such authority a receipt issued by such authority (or other evidence satisfactory to the Administrative Agent) evidencing the payment of all amounts so required to be deducted or withheld from such payment.
(c)    If any Lender or the Administrative Agent is required by Law to make any payments of any Taxes or Other Taxes on or in relation to any amounts received or receivable hereunder or under any other Loan Document, or any Tax is assessed against a Lender or the Administrative Agent with respect to amounts received or receivable hereunder or under any other Loan Document, the Company will indemnify such person against (i) such Taxes or Other Taxes (and any reasonable expenses associated with such Tax) and (ii) any Taxes or Other Taxes imposed as a result of the receipt of the payment under this Section 7.6(c), whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by relevant taxing authority. A certificate prepared in good faith as to the amount of such payment by such Lender or the Administrative Agent shall, absent manifest error, be final, conclusive, and binding on all parties.
(d)    (i) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments made under any Loan Document shall deliver to the Company and the Administrative Agent, at the time or times reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Company or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.
(ii)    Each Lender that is not a United States person within the meaning of Code Section 7701(a)(30) (a “Non-U.S. Participant”) shall deliver to the Company and the Administrative Agent on or prior to the Effective Date (or in the case of a Lender that is an Assignee, on the date of such assignment to such Lender) two accurate and complete signed copies of IRS Form W-8BEN, W-8BEN-E, W-8ECI, or W-8IMY (or any successor or other applicable form prescribed by the IRS), as applicable, certifying to such Lender’s entitlement to a complete exemption from, or a reduced rate in, United States withholding tax on interest payments to be made hereunder or any Loan. If a Lender that is a Non-U.S. Participant is claiming a complete exemption from withholding on interest pursuant to Code Sections 871(h) or 881(c), the Lender shall deliver (along with two accurate and complete signed copies of IRS Form W-8BEN, or W-8BEN-E, as applicable) a certificate in form and substance reasonably acceptable to the Company and the Administrative Agent (any such certificate, a “Withholding Certificate”). In addition, each Lender that is a Non-U.S. Participant agrees that from time to time after the Effective Date, (or in the case of a Lender that is an Assignee, after the date of the assignment to such Lender), when a lapse in time or a change in circumstances renders the prior certificates hereunder obsolete or inaccurate, such Lender shall, to the extent permitted under applicable Law, deliver to the Company and the Administrative Agent two new and accurate and complete signed copies of IRS Form W-8BEN, W-8BEN-E, W-8ECI, or W-8IMY (or any successor or other applicable forms prescribed by the IRS), and if applicable, a new Withholding Certificate, to confirm or establish the entitlement of such Lender or the Administrative Agent to an exemption from, or reduction in, United States withholding tax on interest payments to be made hereunder or any Loan.
(iii)    Each Lender that is not a Non-U.S. Participant shall provide two properly completed and duly executed copies of IRS Form W-9 (or any successor or other applicable form) to the Company and the Administrative Agent on or prior to the Effective Date (or in the case of a Lender that is an Assignee, on the date of such assignment to such Lender) certifying that such Lender is exempt from United States backup withholding tax. To the extent that a form provided pursuant to this Section 7.6(d)(iii) is rendered obsolete or inaccurate as result of a change in circumstances with respect to the status of a Lender, such Lender shall, to the extent permitted by applicable Law, deliver to the Company and the Administrative Agent revised forms necessary to confirm or establish the entitlement to such Lender’s or Agent’s exemption from United States backup withholding tax.
(iv)    If a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 7.6(d)(iv), “FATCA” shall include any amendments made to FATCA after the Effective Date.
(v)    Each Lender agrees to indemnify and hold harmless (i) the Administrative Agent for and against the full amount of any and all present or future Taxes and related liabilities (including penalties, interest, additions to tax and expenses), any Taxes imposed by any jurisdiction on amounts payable to the Administrative Agent under this Section 7.6 which are imposed on or with respect to principal, interest or fees payable to such Lender hereunder and which are not paid by the Company pursuant to this Section 7.6, and (ii) the Administrative Agent for and against any Excluded Taxes attributable to such Lender that are payable or paid by the Administrative Agent in connection with any Loan Document, whether or not such Taxes, Excluded Taxes or related liabilities were correctly or legally asserted. This indemnification shall be made within 30 days from the date the Administrative Agent makes written demand therefor.

(e)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any taxes as to which it has been indemnified pursuant to this Section 7.6 (including by the payment of additional amounts pursuant to this Section 7.6), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 7.6 with respect to the taxes giving rise to such refund), net of all reasonable out-of-pocket expenses (including taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (e) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (e), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (e) the payment of which would place the indemnified party in a less favorable net after-tax position than the indemnified party would have been in if the tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the indemnifying party or any other Person.
(f)    Each party's obligations under this Section 7.6 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
SECTION 8INCREASED COSTS; SPECIAL PROVISIONS FOR EUROCURRENCY RATE LOANS AND RFR LOANS.
8.1    Increased Costs.
(a)    If, after the Effective Date, the adoption of, or any change in, any applicable Law, or any change in the interpretation or administration of any applicable Law by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency: (i) shall impose, modify or deem applicable any reserve (including any reserve imposed by the FRB), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by any Lender; (ii) shall impose on any Lender any other condition affecting its Eurocurrency Rate Loans, or RFR Loans, its Note or its obligation to make Eurocurrency Rate Loans, or RFR Loans or its participations in Letters of Credit or (iii) subject any Lender to any taxes (other than (A) Taxes on or in relation to any amounts received or receivable under

Loan Documents, (B) Excluded Taxes and (C) Other Taxes) on its Loans, Loan principal, Letters of Credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; and the result of anything described in clauses (i), (ii) and (iii) above is to increase the cost to (or to impose a cost on) such Lender (or any lending office, as applicable, of such Lender) of making or maintaining any Eurocurrency Rate Loan or RFR Loan, or to reduce the amount of any sum received or receivable by such Lender (or its lending office, as applicable) under this Agreement or under its Note with respect thereto, then upon demand by such Lender (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to the Administrative Agent), the Company shall pay directly to such Lender such additional amount as will compensate such Lender for such increased cost or such reduction, so long as such amounts have accrued on or after the day which is 180 days prior to the date on which such Lender first made demand therefor.
(b)    If any Lender shall reasonably determine that any change in, or the adoption or phase-in of, any applicable Law regarding capital adequacy or liquidity, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or the compliance by any Lender or any Person controlling such Lender with any request or directive regarding capital adequacy or liquidity (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender’s or such controlling Person’s capital as a consequence of such Lender’s obligations hereunder or under any Letter of Credit to a level below that which such Lender or such controlling Person could have achieved but for such change, adoption, phase-in or compliance (taking into consideration such Lender’s or such controlling Person’s policies with respect to capital adequacy and liquidity) by an amount deemed by such Lender or such controlling Person to be material, then from time to time, upon demand by such Lender (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to the Administrative Agent), the Company shall pay to such Lender such additional amount as will compensate such Lender or such controlling Person for such reduction so long as such amounts have accrued on or after the day which is 180 days prior to the date on which such Lender first made demand therefor.
For purposes of this Section 8.1, (a) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all rules, regulations, orders, requests, guidelines or directives thereunder or issued in connection therewith and (b) all requests, rules, guidelines or directives promulgated by the Bank of International settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case, pursuant to Basel III, shall in each case be deemed to have been adopted and gone into effect after the Effective Date, regardless of the date enacted, adopted or issued.

8.2    Basis for Determining Interest Rate Inadequate or Unfair; Alternative Rate of Interest.
Unless and until a Replacement Rate is implemented in accordance with clause (b) below, in connection with any request for a Eurocurrency Rate Loan or RFR Loan or a conversion to or continuation thereof or otherwise,
(a)    (i) if the Administrative Agent reasonably determines (which determination shall be binding and conclusive on the Company) that by reason of circumstances affecting ~~the interbank LIBOR market or any other~~any applicable interbank market, adequate and reasonable means do not exist for ascertaining the applicable ~~USD LIBOR~~Term SOFR Rate, EURIBOR Rate, CDO Rate, BB Rate, SONIA Rate, SARON Rate or TIBOR Rate, as applicable; or
(ii)    the Required Lenders advise the Administrative Agent that the ~~USD LIBOR~~Term SOFR Rate, EURIBOR Rate, CDO Rate, BB Rate, SONIA Rate, SARON Rate or TIBOR Rate, as applicable, as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Lenders of maintaining or funding Eurocurrency Rate Loans or RFR Loans, as applicable, for such Interest Period (taking into account any amount to which such Lenders may be entitled under Section 8.1) or that the making or funding of Eurocurrency Rate Loans or RFR Loans has become impracticable as a result of an event occurring after the Effective Date which in the opinion of such Lenders materially affects such Loans, then the Administrative Agent shall promptly notify the other parties thereof and, so long as such circumstances shall continue, (i) no Lender shall be under any obligation to make or convert any Base Rate Loans into Eurocurrency Rate Loans or RFR Loans and (ii) on the last day of the current Interest Period for each Eurocurrency Rate Loan, or RFR Loan, such Loan shall, unless then repaid in full, (i) in the case of Loans in U.S. Dollars, be automatically converted into Base Rate Loans on the last day of the then-current Interest Period with respect thereto and (ii) in the case of Loans in any Alternative Currency, at the option of the Company, either (x) be repaid on the last day of the then-current Interest Period with respect thereto or (y) be converted into Base Rate Loans denominated in U.S. Dollars on the last day of the then-current Interest Period with respect thereto, at the Spot Rate in effect on such day.
(b)    Benchmark Replacement Setting.
~~(i) Benchmark Replacement.~~
~~(A) Notwithstanding anything to the contrary herein or in any other Loan Document, if the USD LIBOR Transition Date has occurred prior to the Reference Time in respect of any setting of the Adjusted Eurocurrency Rate for U.S. Dollars, then (x) if a Benchmark Replacement is determined in accordance with clause (b)(1) or (b)(2) of the definition of “Benchmark Replacement” for the USD LIBOR Transition Date, such Benchmark Replacement will replace the~~

~~then-current Benchmark with respect to Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, U.S. Dollars for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (b)(3) of the definition of “Benchmark Replacement” for the USD LIBOR Transition Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 P.M. New York City time on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.~~
(i)    ~~(B)~~ Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event ~~or an Other Benchmark Rate Election, as applicable,~~ with respect to any Benchmark, the Administrative Agent and the Company may amend this Agreement to replace such Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event ~~or an Other Benchmark Rate Election, as applicable,~~ will become effective at ~~5:00 P.M~~5:00 p.m. New York City time on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Company so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 8.2(b)(i)~~(B)~~ will occur prior to the applicable Benchmark Transition Start Date.

~~(C) Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this paragraph, if a Term RFR Transition Date has occurred prior to the Reference Time in respect of any setting of the then-current Benchmark consisting of a Daily Simple RFR (including a Daily Simple RFR implemented as a Benchmark Replacement pursuant to Section 8.2(b)(i)(A) or Section 8.2(b)(i)(B)) for the applicable currency, then the applicable Benchmark Replacement will replace such Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark for the applicable currency setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that this clause (C) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Company a Term RFR Notice with respect to the applicable Term RFR Transition Event. For the avoidance of doubt, the Administrative Agent shall not be required to deliver a~~

~~Term RFR Notice after a Term RFR Transition Event and may elect or not elect to do so in its sole discretion.~~
(ii)    Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time in consultation with the Company and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(iii)    Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Company and the Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Benchmark Replacement Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Company of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 8.2(b)(iv). Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 8.2(b), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 8.2(b).
(iv)    Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if any then-current Benchmark is a term rate (including ~~any~~the Term ~~RFR or Adjusted Eurocurrency Rate~~SOFR Reference Rate, EURIBOR, TIBOR, BBR or CDOR) and either (I) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (II) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will ~~be no longer~~not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (I) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (II) is not, or is no longer, subject to an announcement that it is not or will ~~no longer~~not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(v)    Benchmark Unavailability Period. Upon the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a given Benchmark, (A) the Company may revoke any pending request for a ~~borrowing~~Borrowing of, conversion to or continuation of RFR Loans or Eurocurrency Rate Loans, in each case, to be made, converted or continued during any Benchmark Unavailability Period denominated in the applicable Currency and, failing that, (A)(I) in the case of any request for any affected ~~RFR Loans or a Eurocurrency Rate Loans, in each case, denominated in U.S. Dollars,~~Term SOFR Loans, if applicable, the Company will be deemed to have converted any such request into a request for a ~~borrowing~~Borrowing of or conversion to Base Rate Loans in the amount specified therein and (II) in the case of any request for any affected RFR Loan or Eurocurrency Rate Loan, in each case, in an Alternative Currency, if applicable, then such request shall be ineffective and (B)(I) any outstanding affected ~~RFR Loans or Eurocurrency Rate Loans, in each case, denominated in U.S. Dollars~~Term SOFR Loans, if applicable, will be deemed to have been converted into Base Rate Loans ~~immediately or, in the case of Term RFR Loans or Eurocurrency Rate Loans,~~ at the end of the applicable Interest Period and (II) any outstanding affected RFR Loans or Eurocurrency Rate Loans, in each case, denominated in an Alternative Currency, at the Company’s election, shall either (i) be converted into Base Rate Loans denominated in U.S. Dollars (in an amount equal to the U.S. Dollar Equivalent of such Alternative Currency) immediately or, in the case of ~~Term RFR Loans or~~ Eurocurrency Rate Loans, at the end of the applicable Interest Period or (ii) be prepaid in full immediately or, in the case of ~~Term RFR Loans or~~ Eurocurrency Rate Loans, at the end of the applicable Interest Period; provided that, with respect to any Daily Simple RFR Loan, if no election is made by the Company by the date that is three (3) Business Days after receipt by the Company of such notice, the Company shall be deemed to have elected clause (1) above; provided, further that, with respect to any Eurocurrency Rate Loan ~~or Term RFR Loan~~, if no election is made by the Company by the earlier of (x) the date that is three (3) Business Days after receipt by the Company of such notice and (y) the last day of the current Interest Period for the applicable Eurocurrency Rate Loan ~~or Term RFR Loan~~, the Company shall be deemed to have elected clause (1) above. Upon any such prepayment or conversion, the Company shall also pay accrued interest (except with respect to any prepayment or conversion of a Daily Simple RFR Loan) on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 8.4. During a Benchmark Unavailability

Period with respect to any Benchmark or at any time that a tenor for any then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark that is the subject of such Benchmark Unavailability Period or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.
8.3     Changes in Law Rendering Eurocurrency Rate Loans or RFR Loans Unlawful. If any change in, or the adoption of any new, Law, or any change in the interpretation of any applicable Law by any Governmental Authority charged with the administration thereof, should make it (or in the good faith judgment of any Lender cause a substantial question as to whether it is) unlawful for any Lender to make, maintain or fund Eurocurrency Rate Loans or RFR Loans, then such Lender shall promptly notify each of the other parties hereto and, so long as such circumstances shall continue, (a) such Lender shall have no obligation to make Eurocurrency Rate Loans or RFR Loans or convert any Base Rate Loan into a Eurocurrency Rate Loan or a RFR Loan (but shall make Base Rate Loans concurrently with the making of Eurocurrency Rate Loans or RFR Loans or conversion of Base Rate Loans into Eurocurrency Rate Loans or RFR Loans, by the Lenders which are not so affected, in each case in an amount equal to the amount of Eurocurrency Rate Loans or RFR Loans, as applicable, which would be made or converted into by such Lender at such time in the absence of such circumstances) and (b) on the last day of the current Interest Period for each Eurocurrency Rate Loan or RFR Loan, as applicable of such Lender (or, in any event, on such earlier date as may be required by the relevant Law or interpretation), such Eurocurrency Rate Loan or RFR Loan shall, unless then repaid in full, (i) in the case of RFR Loans in U.S. Dollars, be automatically converted into Base Rate Loans on the last day of the then-current Interest Period with respect thereto and (ii) in the case of Eurocurrency Rate Loans in any Alternative Currency, at the option of the Company, either (x) be repaid on the last day of the then-current Interest Period with respect thereto or (y) be converted into Base Rate Loans denominated in U.S. Dollars on the last day of the then-current Interest Period with respect thereto, at the Spot Rate in effect on such day. Each Base Rate Loan made by a Lender which, but for the circumstances described in the foregoing sentence, would be a Eurocurrency Rate Loan or RFR Loan (an “Affected Loan”) shall remain outstanding for the period corresponding to the Borrowing of Eurocurrency Rate Loans or RFR Loans of which such Affected Loan would be a part absent such circumstances.
8.4     Funding Losses. The Company hereby agrees that upon demand by any Lender (which demand shall be accompanied by a statement setting forth the basis for the amount being claimed, a copy of which shall be furnished to the Administrative Agent), the Company will indemnify such Lender against any net loss or expense which such Lender may sustain or incur (including any net loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain any Eurocurrency Rate Loan or RFR Loan), as reasonably determined by such Lender, as a result of (a) any payment, prepayment or conversion of any Eurocurrency Rate Loan or RFR Loan of such Lender on a date other than the last day of an Interest Period for such Loan (including any conversion pursuant to Section 8.3) or (b)

any failure of the Company to borrow, convert or continue any Loan on a date specified therefor in a ~~notice of borrowing, conversion or continuation~~Notice of Borrowing or Notice of Conversion/Continuation pursuant to this Agreement. For this purpose, all notices to the Administrative Agent pursuant to this Agreement shall be deemed to be irrevocable.
8.5     Right of Lenders to Fund through Other Offices. Each Lender may, if it so elects, fulfill its commitment as to any Eurocurrency Rate Loan or RFR Loan by causing a foreign branch or Affiliate of such Lender to make such Loan; provided that in such event for the purposes of this Agreement such Loan shall be deemed to have been made by such Lender and the obligation of the Company to repay such Loan shall nevertheless be to such Lender and shall be deemed held by it, to the extent of such Loan, for the account of such branch or Affiliate.
8.6     Discretion of Lenders as to Manner of Funding. Notwithstanding any provision of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if such Lender had actually funded and maintained each Eurocurrency Rate Loan or RFR Loan during each Interest Period for such Loan through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the Eurocurrency Rate or Term ~~RFR~~SOFR, as applicable, for such Interest Period.
8.7    Mitigation of Circumstances; Replacement of Lenders.
(a)    Each Lender shall promptly notify the Company and the Administrative Agent of any event of which it has knowledge which will result in, and will use reasonable commercial efforts available to it (and not, in such Lender’s sole judgment, otherwise disadvantageous to such Lender) to mitigate or avoid, (i) any obligation by the Company to pay any amount pursuant to Section 7.6 or 8.1 or (ii) the occurrence of any circumstances described in Section 8.2 or 8.3 (and, if any Lender has given notice of any such event described in clause (i) or (ii) above and thereafter such event ceases to exist, such Lender shall promptly so notify the Company and the Administrative Agent). Without limiting the foregoing, each Lender will designate a different funding office if such designation will avoid (or reduce the cost to the Company of) any event described in clause (i) or (ii) above and such designation will not, in such Lender’s sole judgment, be otherwise disadvantageous to such Lender.
(b)    If the Company becomes obligated to pay additional amounts to any Lender pursuant to Section 7.6 or 8.1, or any Lender gives notice of the occurrence of any circumstances described in Section 8.2 or 8.3, the Company may designate another bank which is acceptable to the Administrative Agent and each Issuing Lender in their reasonable discretion (such other bank being called a “Replacement Lender”) to purchase the Loans of such Lender and such Lender’s rights hereunder, without recourse to or warranty by, or expense to, such Lender, for a purchase price equal to the outstanding principal amount of the Loans payable to such Lender plus any accrued but unpaid interest on such Loans and all accrued but unpaid fees owed to such Lender and any other amounts payable to such Lender under this Agreement, and to assume all the obligations of such Lender hereunder provided (i) in the case of any assignment resulting from a claim for payment under Section 7.6 or 8.1, such assignment will result in a reduction in such payments, (ii) such assignment does not conflict with applicable law and (iii) in the case of any assignment resulting from a Lender becoming a non-consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent. Upon such purchase and assumption (pursuant to an Assignment Agreement), such Lender shall no longer be a party hereto or have any rights hereunder (other than rights with respect to indemnities and similar rights applicable to such Lender prior to the date of such purchase and assumption) and shall be relieved from all obligations to the Company hereunder, and the Replacement Lender shall succeed to the rights and obligations of such Lender hereunder.
8.8    Conclusiveness of Statements. Determinations and statements of any Lender or the Administrative Agent pursuant to Section 8.1, 8.2, 8.3 or 8.4 shall be conclusive absent demonstrable error. Lenders may use reasonable averaging and attribution methods in determining compensation under Sections 8.1 and 8.4.
SECTION 9REPRESENTATIONS AND WARRANTIES.
To induce the Administrative Agent and the Lenders to enter into this Agreement and to induce the Lenders to make Loans and issue and participate in Letters of Credit and Swing Line Loans hereunder, the Company represents and warrants to the Administrative Agent and the Lenders that:
9.1    Organization. (a) Each Loan Party is validly existing and, to the extent such concept is applicable in the relevant jurisdiction, in good standing under the Laws of its jurisdiction of organization; and (b) each Loan Party is duly qualified to do business in each jurisdiction where, because of the nature of its activities or properties, such qualification is required, except for such jurisdictions where the failure to so qualify would not have a Material Adverse Effect.
9.2    Authorization; No Conflict. (a) The execution, delivery and performance by each Loan Party of each Loan Document to which it is a party has been duly authorized by all necessary action on the part of each Loan Party that is party thereto and each such Loan Document has been duly executed and delivered by each such Loan Party thereto; and (b) the execution, delivery and performance by each Loan Party of each Loan Document to which it is a party, and the ~~borrowings~~Borrowings by the Company hereunder, do not and will not (i) require any consent or approval of, filing with or notice to, any Governmental Authority or any other Person (other than any consent or approval which has been obtained or filing or notice which has been made, and, in each case, which is in full force and effect), (ii) conflict with (A) any provision of Law, (B) the charter, by-laws or other organizational documents of any Loan Party or (C) any agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon any Loan Party or any of their respective properties, except with respect to clauses (A) or (C) to the extent such conflict would not have a Material Adverse Effect or (iii) require, or result in, the creation or imposition of any Lien on any asset of any Loan Party.
9.3    Validity and Binding Nature. Each of this Agreement and each other Loan Document to which any Loan Party is a party is the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, subject to bankruptcy, insolvency and similar Laws affecting the enforceability of creditors’ rights generally and to general principles of equity.
9.4    [Reserved].
9.5    No Material Adverse Change. Since December 31, 2020, there has been no event or condition that has had or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.
9.6    Litigation and Guarantee Obligations. No litigation (including derivative actions), arbitration proceeding or governmental investigation or proceeding is pending or, to the Company’s knowledge, threatened against any Loan Party which might reasonably be expected to have a Material Adverse Effect. No Loan Party has any Guarantee Obligations not listed on Schedule 9.6 or permitted by Section 11.1.
9.7    Ownership of Properties; Liens. Except as identified on Schedule 1.1(c), each Loan Party owns good and, in the case of real property, marketable title to all of the properties and assets, real and personal, tangible and intangible, of any nature whatsoever which are material to its business (including patents, trademarks, trade names, service marks and copyrights) which it purports to own or which are reflected in its financial statements (except for personal property sold in the ordinary course of business after the date of such financial statements), free and clear of all Liens, charges and claims (including pending or, to the best of the Company’s knowledge, threatened infringement claims with respect to patents, trademarks, service marks, copyrights and the like) except as permitted by Section 11.2.
9.8    Equity Ownership; Subsidiaries. All issued and outstanding Capital Securities of each Subsidiary of the Company that is a Loan Party, each Centene Plaza Subsidiary and each Centene Campus Subsidiary are duly authorized and validly issued, fully paid, non-assessable, and free and clear of all Liens, and such securities were issued in compliance with all applicable state and Federal Laws concerning the issuance of securities. Schedule 9.8 describes each Subsidiary of the Company and each Subsidiary of each Loan Party as of the Effective Date and identifies the ownership of each Subsidiary. As of the Effective Date, except as identified on Schedule 9.8, the Company has no Subsidiaries that are not Wholly-Owned Subsidiaries. As of the Effective Date, except as identified on Schedule 9.8, there are no pre-emptive or other outstanding rights, options, warrants, conversion rights or other similar agreements or understandings for the purchase or acquisition of any Capital Securities of any Subsidiary of the Company that is a Loan Party.
9.9    Pension Plans.
(a) The Unfunded Liability of all Pension Plans does not in the aggregate exceed 20% of the Total Plan Liability for all such Pension Plans. Each Pension Plan complies in all material respects with all applicable requirements of Law and regulations. No failure to make contributions under Section 412 of the Code, Section 302 of ERISA or the terms of any Pension Plan has occurred with respect to any Pension Plan, sufficient to give rise to a Lien under Section 303(k) of ERISA, Section 430(k) of the Code, or otherwise to have a Material Adverse Effect. There are no pending or, to the knowledge of the Company, threatened, claims, actions, investigations or lawsuits against any Pension Plan, any fiduciary of any Pension Plan, or the Company or other any member of the Controlled Group with respect to a Pension Plan or a Multiemployer Pension Plan which could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any other member of the Controlled Group has engaged in any prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) in connection with any Pension Plan or Multiemployer Pension Plan which would subject that Person to any material liability. Within the past five years, neither the Company nor any other member of the Controlled Group has engaged in a transaction which resulted in a Pension Plan with an Unfunded Liability being transferred out of the Controlled Group, which could reasonably be expected to have a Material Adverse Effect. No Termination Event has occurred or is reasonably expected to occur which could reasonably be expected to have a Material Adverse Effect.
(b) All contributions (if any) have been made to any Multiemployer Pension Plan that are required to be made by the Company or any other member of the Controlled Group under the terms of the plan or of any collective bargaining agreement or by applicable Law; neither the Company nor any other member of the Controlled Group has withdrawn or partially withdrawn from any Multiemployer Pension Plan, incurred any withdrawal liability with respect to any such plan or received notice of any claim or demand for withdrawal liability or partial withdrawal liability from any such plan, and no condition has occurred which, if continued, could result in a withdrawal or partial withdrawal from any such plan; and neither the Company nor any other member of the Controlled Group has received any notice that any Multiemployer Pension Plan is in endangered or critical status (within the meaning of Section 432 of the Code or Section 305 of ERISA), that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent.
9.10     Investment Company Act. No Loan Party is an “investment company” or a company “controlled” by an “investment company” or a “subsidiary” of an “investment company,” within the meaning of the Investment Company Act of 1940.

9.11    Regulation U, T, and X. The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock. None of the proceeds of any Loans will be used for any purpose which violates or which would be inconsistent with, the provisions of Regulation U, Regulation T or Regulation X.
9.12    Taxes. Each Loan Party has timely filed all Tax returns and reports required by Law to have been filed by it and has paid all Taxes and governmental charges due and payable with respect to such return, except any such Taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books or where the failure to file could not reasonably be expected to have a Material Adverse Effect. The Loan Parties have made adequate reserves on their books and records in accordance with GAAP for all Taxes that have accrued but which are not yet due and payable. No Loan Party has participated in any transaction that relates to a year of the taxpayer (which is still open under the applicable statute of limitations) which is a “listed transaction” within the meaning of Section 6707A(c)(2) of the Code and Treasury Regulation Section 1.6011-4(b)(2) (irrespective of the date when the transaction was entered into).
9.13    Solvency, etc. (a) On the Effective Date and (b) immediately prior to and after giving effect to the issuance of each Letter of Credit and each ~~borrowing~~Borrowing hereunder and the use of the proceeds thereof on such date, the Company and the other Loan Parties on a consolidated basis, are Solvent.
9.14    Environmental Matters. Each Loan Party complies and at all times has complied with all Environmental Laws, except such non-compliance which could not (if enforced in accordance with applicable Law) reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect. Each Loan Party has obtained, and maintained in good standing, all licenses, permits, authorizations, registrations and other approvals required under any Environmental Law for their respective operations, and for their reasonably anticipated future operations, and each Loan Party is in compliance with all terms and conditions thereof, except where the failure to do so could not reasonably be expected to result in material liability to any Loan Party, or, either individually or in the aggregate, in a Material Adverse Effect. No Loan Party and no properties or operations of any Loan Party is subject to, and no Loan Party reasonably anticipates the issuance of, any written order from or agreement with any Governmental Authority, and no Loan Party and no properties or operations of any Loan Party is subject to any pending, or to the Company’s knowledge threatened litigation, arbitration, investigation or other proceeding, respecting any Environmental Law, Environmental Claim or Hazardous Substance, except with respect to orders, agreements, litigation, arbitration, investigations or other proceedings that could not reasonably be expected to result in material liability to any Loan Party, or, either individually or in the aggregate, in a Material Adverse Effect. There are no Hazardous Substances or other environmental conditions or circumstances existing with respect to any property currently owned, leased or operated by any Loan Party or, to the Company's knowledge, any other location (including any site at which the Company has disposed or arranged for the disposal of Hazardous Substances) or relating to any release or threatened release of any Hazardous Substance, which would reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect.
9.15    Insurance. Set forth on Schedule 9.15 is a complete and accurate summary of the property and casualty insurance program of the Loan Parties as of the Effective Date (including the names of all insurers, policy numbers, expiration dates, amounts and types of coverage, deductibles and self-insured retention). Each Loan Party and its properties are insured with financially sound and reputable insurance companies which are not Affiliates of the Loan Parties, in such amounts (after giving effect to self-insurance), with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where such Loan Parties operate.
9.16    Real Property. Set forth on Schedule 9.16 is a complete and accurate list, as of the Effective Date, of the addresses of all real property owned by any Loan Party.
9.17    Information. All information heretofore or contemporaneously herewith furnished in writing by any Loan Party to the Administrative Agent or any Lender for purposes of or in connection with this Agreement and the transactions contemplated hereby is, and all written information hereafter furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender pursuant hereto or in connection herewith (in each case, other than projections, other forward-looking information and information of a general economic or general industry nature) will be, taken as a whole, true and accurate in every material respect on the date as of which such information is dated or certified, and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading in light of the circumstances under which made. All financial projections concerning the Company and the other Loan Parties heretofore or contemporaneously herewith furnished in writing by any Loan Party to the Administrative Agent or any Lender for purposes of or in connection with this Agreement and the transactions contemplated hereby are, and all such financial projections hereafter furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender pursuant hereto or in connection herewith will be, prepared in good faith with a reasonable basis for the assumptions and the conclusions reached therein and on a basis consistent with the Company’s historical financial data (it being recognized by the Administrative Agent and the Lenders that (w) financial projections are as to future events and are not to be viewed as facts, (x) financial projections are subject to significant uncertainties and contingencies, many of which are beyond any Loan Parties’ control, (y) no assurance can be given that any particular financial projections will be realized and (z) actual results during the period or periods covered by any such financial projections may differ significantly from the projected results and such differences may be material).

9.18    Intellectual Property. Each Loan Party owns and possesses or has a license or other right to use all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights, license and other intellectual property rights as are necessary for the conduct of the businesses of the Loan Parties, and does not infringe upon any rights of any other Person which could reasonably be expected to have a Material Adverse Effect.
9.19    Labor Matters. Except as set forth on Schedule 9.19, no Loan Party is subject to any labor or collective bargaining agreement. There are no existing or, to the Company’s knowledge, threatened strikes, lockouts or other labor disputes involving any Loan Party that singly or in the aggregate could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of the Loan Parties are not in violation of the Fair Labor Standards Act or any other applicable Law dealing with such matters except any violation which could not reasonably be expected to have a Material Adverse Effect.
9.20     No Default. No Event of Default or Unmatured Event of Default exists or would result from the incurrence by any Loan Party of any Debt hereunder or under any other Loan Document.
9.21    Material Licenses. All Material Licenses have been obtained or exist for each Loan Party.
9.22    Compliance with Material Laws. To the Company’s knowledge, each Loan Party is in compliance with all Material Laws. Without limiting the generality of the foregoing, the operations and employee compensation practices of every Loan Party comply in all material respects with all applicable Material Laws.
9.23    Charitable Foundations. Each of the Charitable Foundations is a Missouri nonprofit corporation which has applied for exemption, or is exempt, from taxation pursuant to Section 501(c)(3) of the Code.
9.24    PATRIOT Act; OFAC; Sanctions and Anti-Corruption and Anti-Money Laundering Laws.
(a)    PATRIOT Act. To the extent applicable, each of the Company and its Subsidiaries and Unrestricted Subsidiaries is in compliance in all material respects with the Patriot Act.
(b)    Other Laws. The Company and its Subsidiaries and Unrestricted Subsidiaries are in compliance, in all material respects, with Anti-Corruption Laws, including, for the avoidance of doubt, the United States Foreign Corrupt Practices Act of 1977, as amended ~~(the “FCPA”)~~ and the UK Bribery Act 2010.
(c)    Sanctions. The Company has implemented and maintains in effect policies and procedures reasonably designed to ensure compliance by the Company and its Subsidiaries and Unrestricted Subsidiaries and their respective directors and officers, and to the knowledge of the Company, their respective employees with Anti-Corruption Laws and applicable Sanctions, and the Company and its Subsidiaries and Unrestricted Subsidiaries and, to the knowledge of the Company, their respective officers, employees and directors, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in any Loan Party being designated as a Sanctioned Person. None of the Company or its Subsidiaries and Unrestricted Subsidiaries or, to the knowledge of Company or such Subsidiary or Unrestricted Subsidiary, any of their respective directors, officers, employees or agents is a Sanctioned Person. No Loan or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will violate any applicable Sanctions.
(d)    Use of Proceeds. No part of the proceeds of the Loans or Letters of Credit will be used by the Company or its Subsidiaries or Unrestricted Subsidiaries, directly or, to the knowledge of the Company, indirectly, (i) for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of Anti-Corruption Laws, (ii) in violation of Sanctions or (iii) in violation of Anti-Corruption Laws or other applicable anti-terrorism Laws and anti-money laundering Laws, including, for the avoidance of doubt, the Patriot Act.
SECTION 10AFFIRMATIVE COVENANTS.
From and after the Effective Date and until the expiration or termination of the Commitments and thereafter until all Obligations hereunder and under the other Loan Documents are paid in full (other than contingent amounts not yet due) and all Letters of Credit have been terminated, expired, backstopped or Cash Collateralized, the Company agrees that, unless at any time the Required Lenders shall otherwise expressly consent in writing, it will:
10.1    Reports, Certificates and Other Information. Furnish to the Administrative Agent and each Lender:
10.1.1    Annual Report. Promptly when available and in any event within ninety days after the end of each Fiscal Year a copy of the annual audit report of the Company and its Subsidiaries for such Fiscal Year, including therein consolidated balance sheets and statements of earnings and cash flows of the Company and its Subsidiaries as at the end of such Fiscal Year, certified without adverse reference to going concern value and without qualification of the scope of the audit by independent auditors of recognized standing selected by the Company, together with a written statement from such accountants to the effect that in making the examination necessary for the signing of such annual audit report by such accountants, nothing came to their attention that caused them to believe that the Company was not in compliance with any provision of Section 11.1, 11.3 or 11.11 of this Agreement insofar as such provision relates to accounting matters or, if something has come to their attention that caused them to believe that the Company was not in compliance with any such provision, describing such non-compliance in reasonable detail; provided that the Company shall be deemed to have delivered and certified the information required in this Section 10.1.1 to the extent, and on the date, that such information is posted at the Company’s website on the internet at www.centene.com, at www.sec.gov, or at such other website identified by the Company, in all cases so long as (i) such website is accessible by the Administrative Agent and the Lenders without charge and (ii) the Company shall promptly deliver paper copies of any such information to the Administrative Agent or any of the Lenders upon request.
10.1.2    Interim Reports. Promptly when available and in any event within forty-five days after the end of each Fiscal Quarter (other than the fourth Fiscal Quarter of each Fiscal Year), consolidated balance sheets of the Company and its Subsidiaries as of the end of such Fiscal Quarter, together with consolidated and consolidating statements of earnings and consolidated statements of cash flows for such Fiscal Quarter and for the period beginning with the first day of such Fiscal Year and ending on the last day of such Fiscal Quarter, certified by a Senior Officer of the Company; provided that the Company shall be deemed to have delivered and certified the information required in this Section 10.1.2 to the extent, and on the date, that such information is posted at the Company’s website on the internet at www.centene.com, at www.sec.gov, or at such other website identified by the Company, in all cases so long as (i) such website is accessible by the Administrative Agent and the Lenders without charge and (ii) the Company shall promptly deliver paper copies of any such information to the Administrative Agent or any of the Lenders upon request.
10.1.3    Compliance Certificates. On or prior to the date that each annual audit report is required to be furnished pursuant to Section 10.1.1 and each set of quarterly statements is required to be furnished pursuant to Section 10.1.2, a duly completed compliance certificate in the form of Exhibit B, with appropriate insertions, dated the date of such annual report or such quarterly statements and signed by a Senior Officer of the Company, containing (i) a certification of such Senior Officer that the financial statements accompanying such compliance certificate have been prepared in accordance with GAAP applied consistently throughout the periods covered thereby and with prior periods (except as disclosed therein), (ii) a computation of each of the financial ratios and restrictions set forth in Section 11.11 and to the effect that such officer has not become aware of any Event of Default or Unmatured Event of Default that has occurred and is continuing or, if there is any such event, describing it and the steps, if any, being taken to cure it, (iii) to the extent the Company shall cease to file regular, periodic reports with the SEC, a written statement of the Company’s management setting forth a discussion of the Company’s financial condition, changes in financial condition and results of operations and (iv) at any time when there are any Unrestricted Subsidiaries, a completed Unrestricted Subsidiary Reconciliation Statement signed by a Senior Officer of the Company stating that such reconciliation statement accurately reflects all adjustments necessary to treat the Unrestricted Subsidiaries as if they were not consolidated with the Company and to otherwise eliminate all accounts of the Unrestricted Subsidiaries and reflects no other adjustment from the related GAAP financial statement (except as otherwise disclosed in such reconciliation statement). The computations in each Compliance Certificate shall be made after giving effect to the Centene Plaza Subsidiary Exclusion and the Centene Campus Subsidiary Exclusion, and shall demonstrate the calculation of the Centene Plaza Subsidiary Exclusion and the Centene Campus Subsidiary Exclusion and the effects thereof on Company’s financial statements in form and detail satisfactory to the Administrative Agent.
10.1.4    Reports to the SEC and to Shareholders. Promptly upon the filing or sending thereof, copies of all regular, periodic or special reports of any Loan Party filed with the SEC; copies of all registration statements of any Loan Party filed with the SEC (other than on Form S-8); and copies of all proxy statements or other communications made to security holders generally; provided that the Company shall be deemed to have delivered and certified the information required in this Section 10.1.4 to the extent, and on the date, that such information is posted at the Company's website on the internet at www.centene.com, at www.sec.gov, or at such other website identified by the Company, in all cases so long as (i) such website is accessible by the Administrative Agent and the Lenders without charge and (ii) the Company shall promptly deliver paper copies of any such information to the Administrative Agent or any of the Lenders upon request.
10.1.5    Notice of Default and Litigation Matters. Promptly upon a Senior Officer of any Loan Party becoming aware of any of the following, written notice describing the same and the steps being taken by the Company or the Subsidiary affected thereby with respect thereto:
(a)    the occurrence of an Event of Default or an Unmatured Event of Default;
(b)     any litigation, arbitration, investigation or proceeding not previously disclosed by the Company to the Lenders which has been instituted or, to the knowledge of the Company, is threatened against the Company or any of its Subsidiaries or to which any of the properties of any thereof is subject which might reasonably be expected to have a Material Adverse Effect;
(c)     any violation by any Loan Party of the minimum statutory net worth requirements imposed by any Governmental Authority to which such Loan Party is subject which might reasonably be expected to have a Material Adverse Effect; and
(d)    any other event (including (i) any violation of any Environmental Law or the assertion of any Environmental Claim or (ii) the enactment or effectiveness of any Law) which might reasonably be expected to have a Material Adverse Effect.
10.1.6    Budgets. As soon as practicable, and in any event not later than 75 days after the commencement of each Fiscal Year, a budget for such Fiscal Year for the Company and its Subsidiaries in form and detail satisfactory to the Administrative Agent. The budget shall be presented both before and after giving effect to the Centene Plaza Subsidiary Exclusion and the Centene Campus Subsidiary Exclusion.
10.1.7    Unrestricted Subsidiaries. Substantially contemporaneously with each designation of a Subsidiary as an “Unrestricted Subsidiary” and each redesignation of an Unrestricted Subsidiary as a “Subsidiary”, written notice of such designation or redesignation, as applicable.
10.1.8    Other Information. Promptly from time to time, such other information concerning the Company or any of its Subsidiaries as any Lender or the Administrative Agent may reasonably request including any information or documentation requested by it for purposes of complying with the Beneficial Ownership Regulation.
10.2    Books, Records and Inspections. Keep, and cause each other Loan Party to keep, its books and records in accordance with sound business practices sufficient to allow the preparation of financial statements in accordance with GAAP; permit, and cause each other Loan Party to permit, any Lender or the Administrative Agent or any representative thereof, after reasonable notice (or at any time without notice if an Event of Default exists), to inspect the properties and operations of the Loan Parties; and permit, and cause each other Loan Party to permit, at any reasonable time and with reasonable notice (or at any time without notice if an Event of Default exists), any Lender or the Administrative Agent or any representative thereof to visit any or all of its offices, to discuss its financial matters with its officers and its independent auditors (and the Company hereby authorizes such independent auditors to discuss such financial matters with any Lender or the Administrative Agent or any representative thereof), and to examine (and, at the expense of the Loan Parties, photocopy extracts from) any of its books or other records; and permit, and cause each other Loan Party to permit, the Administrative Agent and its representatives to inspect, after reasonable notice (or at any time without notice if an Event of Default exists) the tangible assets of the Loan Parties, to perform appraisals, and to inspect, audit, check and make copies of and extracts from the books, records, computer data, computer programs, journals, orders, receipts, correspondence and other data relating to the Loan Parties. All such inspections or audits by the Administrative Agent shall be at the Company’s expense, provided that so long as no Event of Default or Unmatured Event of Default exists, the Company shall not be required to reimburse the Administrative Agent for inspections or audits more frequently than once each Fiscal Year. Notwithstanding anything to the contrary in this Section 10.2, none of the Company or the Loan Parties will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (a) constitutes non-financial trade secrets or non-financial proprietary information, (b) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by law or any binding agreement or (c) is subject to attorney-client or similar privilege or constitutes attorney work product.

10.3    Maintenance of Property; Insurance.
(a)    Keep, and cause each other Loan Party to keep, all property useful and necessary in the business of the Loan Parties in good working order and condition, ordinary wear and tear excepted.
(b)    Maintain, and cause each other Loan Party to maintain, with responsible insurance companies, such insurance coverage as may be required by any Law or court decree or order applicable to it and such other insurance, to such extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated.
10.4    Compliance with Laws; Payment of Taxes and Liabilities. (a) Comply, and cause each other Loan Party to comply with all applicable Laws (including Environmental Laws), except where failure to comply could not reasonably be expected to have a Material Adverse Effect; (b) without limiting clause (a) above, comply, and cause each other Subsidiary and Unrestricted Subsidiary to comply, with all applicable Bank Secrecy Act ~~(“BSA”)~~ and anti-money laundering Laws, (c) maintain in effect and enforce policies and procedures reasonably designed to ensure compliance by the Company and its Subsidiaries and Unrestricted Subsidiaries and their respective directors, officers and employees with Anti-Corruption Laws and applicable Sanctions and (e) pay, and cause each other Loan Party to pay, prior to delinquency, all Taxes and other governmental charges against it, as well as claims of any kind which, if unpaid, could become a Lien on any of its property; provided that the foregoing shall not require any Loan Party to pay any such Tax or charge so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto in accordance with GAAP.
10.5    Maintenance of Existence, Material Licenses, etc. Maintain and preserve, and (subject to Section 11.4) cause each other Loan Party to maintain and preserve, (a) to the extent such concept is applicable in the relevant jurisdiction, its existence and good standing in the jurisdiction of its organization, and its qualification to do business and good standing in each jurisdiction where the nature of its business makes such qualification necessary (other than such jurisdictions in which the failure to be qualified or in good standing could not reasonably be expected to have a Material Adverse Effect), and (b) all Material Licenses of such Loan Party.
10.6    Use of Proceeds. Use the proceeds of (a) the Revolving Loans and the Letters of Credit to (i) finance ongoing working capital requirements and for other general corporate purposes of the Company and its subsidiaries and (ii) refinance the revolving loans outstanding under the Existing Credit Agreement and (b) the Term Loans to (i) refinance the outstanding Existing Term Loans, (ii) redeem or otherwise refinance the 2026 Senior Notes and the 2026 Wellington Notes, (iii) pay fees and expenses in connection therewith and (iv) to the extent of any remaining proceeds, for general corporate purposes; and not use or permit any proceeds of any Loan to be used, either directly or, to the knowledge of the Company, indirectly, (a) for the purpose, whether immediate, incidental or ultimate, of “purchasing or carrying” any Margin Stock or (b)(i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country in violation of Sanctions or (iii) in any other manner that would result in the violation of any Sanctions applicable to any party hereto.
10.7    Employee Benefit Plans.
(a)    Maintain, and cause each other member of the Controlled Group to maintain, each Pension Plan in substantial compliance with all applicable requirements of Law and regulations.
(b)    Make, and cause each other member of the Controlled Group to make, on a timely basis, all required contributions to any Pension Plan or Multiemployer Pension Plan.
(c)    Not, and not permit any other member of the Controlled Group to (i) seek a waiver of the minimum funding standards of ERISA or the Code, (ii) terminate or withdraw from any Pension Plan or Multiemployer Pension Plan or (iii) take any other action with respect to any Pension Plan that would reasonably be expected to entitle the PBGC to terminate, impose liability in respect of, or cause a trustee to be appointed to administer, any Pension Plan, unless the actions or events described in clauses (a), (b) and (c) individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.
10.8    Environmental Matters. If any release or threatened release of Hazardous Substances shall occur or shall have occurred on any real property or any other assets of any Loan Party for which the Company could be held liable pursuant to applicable Environmental Law, the Company shall, or shall cause the applicable Loan Party or shall make commercially reasonable efforts to cause the other responsible party to, undertake the prompt containment and removal of such Hazardous Substances and the remediation of such real property or other assets as necessary to comply with all Environmental Laws and to preserve the value of such real property or other assets except to the extent such non-compliance would not reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company shall, and shall cause each other Loan Party or shall make commercially reasonable efforts to cause the other responsible party to, comply with any all requirements of any Governmental Authority relating to the performance of activities in response to the release or threatened release of a Hazardous Substance except to the extent such non-compliance would not reasonably be expected to have a Material Adverse Effect.
10.9    Credit Ratings. At all times use commercially reasonable efforts to maintain a public corporate credit rating from S&P and a public corporate family rating from Moody’s, in each case in respect of the Company.

10.10    Designation of Restricted and Unrestricted Subsidiaries. The Company may at any time after the Effective Date designate any Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a “Subsidiary”; provided that (a) immediately before and after such designation, no Unmatured Event of Default or Event of Default shall have occurred and be continuing or would result from such designation, (b) immediately after giving effect to such designation, the Company shall be in compliance on a pro forma basis with the covenants set forth in Section 11.11 (giving effect, if applicable, to the provisos thereto) recomputed as of the last day of the most recently ended Fiscal Quarter of the Company in respect of which financial statements have been delivered under Section 10.1.1 or 10.1.2, and the Company shall have delivered to the Administrative Agent a certificate of a Senior Officer setting forth reasonably detailed calculations demonstrating compliance with this clause (b), and (c) no Subsidiary may be designated as an Unrestricted Subsidiary if it is a “restricted subsidiary” or a “guarantor” (or any similar designation) for any Material Debt. The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the parent company of such Subsidiary therein under Section 11.9 at the date of designation in an amount equal to the net book value of such parent company’s investment therein. The designation of any Unrestricted Subsidiary as a “restricted subsidiary” shall constitute the incurrence at the time of designation of any Debt or Liens of such Subsidiary, and the making of an Investment by such Subsidiary in any Investments of such Subsidiary, in each case existing at such time.
SECTION 11NEGATIVE COVENANTS.
From and after the Effective Date and until the expiration or termination of the Commitments and thereafter until all Obligations hereunder and under the other Loan Documents are paid in full (other than contingent amounts not yet due) and all Letters of Credit have been terminated, expired, backstopped or Cash Collateralized, the Company agrees that, unless at any time the Required Lenders shall otherwise expressly consent in writing, it will:
11.1    Debt. Not, and not permit any other Loan Party to, create, incur, assume or suffer to exist any Debt, except:
(a)    Obligations under this Agreement and the other Loan Documents (including, for the avoidance of doubt, the Term Loans);
(b)    Real Estate Debt, together with any Debt of any Centene Plaza Subsidiary (including Centene Plaza Debt) and any Debt of any Centene Campus Subsidiary (including Centene Campus Debt), the aggregate amount of which at any one time outstanding when taken together with any Investments made pursuant to Section 11.9(a)(iv) does not exceed an amount equal to 90% of the amount of the fair market value of the property securing such Real Estate Debt;
(c)    Debt which is unsecured; provided that (i) after giving effect thereto on a pro forma basis (including the use of proceeds thereof), the Company and the other Loan Parties shall be in compliance with a Net Debt to EBITDA Ratio not greater than the applicable ratio set forth in Section 11.11.2 (giving effect, if applicable, to the provisos thereto) as of the last day of the most recently ended Computation Period, (ii) no Unmatured Event of Default or Event of Default shall have occurred and be continuing on the date of incurrence of such Debt or could reasonably be expected to occur as a result thereof, (iii) the documents governing such Debt do not contain covenants (including quantitative covenants and financial covenants) which are, taken as a whole, more restrictive in any material respect than the covenants contained in this Agreement (other than covenants or other provisions (i) applicable only to periods after the Latest Maturity Date or (ii) made applicable to this Agreement), (iv) the final maturity of such Debt shall be no earlier than ninety days after the Latest Maturity Date and (v) the weighted average life to maturity of such Debt shall not be shorter than the weighted average life to maturity of any Loans or Commitments outstanding as of the time of the issuance thereof; provided that clauses (iii), (iv) and (v) shall not apply to any bridge facility on customary terms if the long-term indebtedness that such bridge facility is to be converted into satisfies such clauses.
(d)    [reserved];
(e)    Hedging Obligations incurred for bona fide hedging purposes and not for speculation and Debt incurred in the ordinary course of business in respect of netting services, overdraft protections and otherwise in connection with deposit accounts;
(f)    (i) the 2024 Magellan Notes, the 2026 Senior Notes, the 2026 Exchange Notes, the 2026 Wellington Notes, the 2027 Senior Notes, the 2028 Senior Notes, the 2029 Senior Notes, the 2030 Senior Notes, the 2.625% 2031 Senior Notes, the 2031 Senior Notes and the 3.00% 2030 Senior Notes, in each case, to the extent outstanding on the Effective Date~~,~~ and (ii) the Bridge Loans; provided that the aggregate principal amount at any time outstanding under this clause (ii) shall not exceed $581,000,000 ~~and (iii) Debt described on Schedule 11.1~~;
(g)    Debt under Capital Leases for capital assets or purchase money Debt whose aggregate cost if purchased would not exceed 1.50% of Consolidated Total Assets at the time of incurrence;
(h)    Guarantee Obligations of the Company which do not exceed $750,000,000 in the aggregate at any time outstanding;
(i)    Guarantee Obligations arising with respect to customary indemnification obligations in favor of sellers, adjustment of purchase price or similar obligations or from guaranties or letters of credit, surety bonds, performance bonds or similar obligations securing the performance of the Company or any Loan Party pursuant to such agreements, in each case in connection with Acquisitions permitted under Section 11.4 and purchasers in connection with dispositions permitted under Section 11.4;

(j)    Guarantee Obligations arising with respect to guaranties (which may include payment obligations) provided by a Loan Party on behalf of another Loan Party in the ordinary course of business;
(k)    (i) Debt of any Loan Party to the Company which results from an Investment made by the Company in such Loan Party pursuant to, and permitted by, Section 11.9(b) and (ii) Debt of any Loan Party to another Loan Party which results from an Investment made by such Loan Party in such other Loan Party pursuant to, and permitted by Section 11.9(a)(i);
(l)    Debt in respect of Outside Letters of Credit in an aggregate principal amount not to exceed $750,000,000;
(m)    Debt of the Company or any other Loan Party (excluding Guarantee Obligations) in an aggregate amount at any one time outstanding not to exceed 3.00% of Consolidated Total Assets at the time of incurrence;
(n)    assumed Debt of any Person that becomes a Loan Party after the Effective Date; provided that (i) on a pro forma basis after giving effect to the assumption of such Debt, the Company will be in compliance with the financial covenant in Section 11.11.2 (giving effect, if applicable, to the provisos thereto) as of the last day of the most recently ended Computation Period, (ii) such Debt exists at the time such Person becomes a Loan Party and is not created in contemplation or in connection with such Person becoming a Loan Party, (iii) neither the Company nor any Loan Party that was not an obligor with respect to such Debt prior to such Person becoming a Loan Party shall become an obligor for such Debt; and (iv) such Debt shall not be secured by a Lien on any property of the Company or any Loan Party that did not secure such Debt prior to such Person becoming a Loan Party (except for proceeds and the products thereof and, in the case of multiple financings of equipment provided by any lender, other equipment financed by such lender);
(o)    Debt of any Loan Party (other than any letter of credit) (i) pursuant to tenders, statutory obligations, bids, leases, governmental contracts, trade contracts, surety, stay, customs, appeal, performance or return of money bonds or other similar obligations incurred in the ordinary course of business and (ii) in respect of surety bonds, performance bonds or similar instruments to support any of the foregoing items;
(p)    Debt of any Loan Party (other than any letter of credit, but including obligations in respect of bank guaranties, surety bonds, performance bonds or similar instruments with respect to such Debt) incurred by such Loan Party in respect of workers compensation claims, unemployment insurance (including premiums related thereto), other types of social security, pension obligations, vacation pay, health, disability or other employee benefits;
(q)    Debt representing the deferred purchase price of property (including intellectual property) or services, including earn-out obligations, purchase price adjustments, escrow arrangements or other arrangements representing deferred payments incurred in connection with any Acquisition permitted or consented to hereunder; ~~and~~
(r)    provided that no Unmatured Event of Default or Event of Default shall have occurred and is continuing or would result therefrom, the incurrence or issuance by the Company or any other Loan Party of Debt which serves to extend, replace, refund, renew, defease or refinance any Debt incurred as permitted under clauses (f), (g), (m), and (n) of this Section 11.1 or any Debt issued to so extend, replace, refund, renew, defease or refinance such Debt (“Refinancing Debt”); provided, however, that, (i) the final maturity date of such Refinancing Debt shall be no earlier than ~~ninety days after the Latest Maturity Date~~the final maturity date of the Debt being extended, replaced, refunded, renewed, defeased or refinanced, (ii) the weighted average life to maturity of such Refinancing Debt shall not be shorter than the weighted average life to maturity of the Debt being extended, replaced, refunded, renewed, defeased or refinanced, (iii) to the extent such Refinancing Debt extends, replaces, refunds, renews, defeases or refinances Debt subordinated or pari passu to the Obligations, such Refinancing Debt is subordinated or pari passu to the Obligations at least to the same extent (as determined in good faith by the board of directors of the Company) as the Debt being extended, replaced, refunded, renewed, defeased or refinanced and (iv) such Refinancing Debt shall be in an amount not greater than the amount of the Debt being extended, replaced, refunded, renewed, defeased or refinanced plus an additional amount incurred to pay reasonable premiums (including tender premiums) outstanding and unpaid interest and reasonable fees and expenses incurred in connection therewith; provided, further, however, that to the extent that any Debt incurred under clauses (g) or (m) of this Section 11.1 is refinanced pursuant to this clause (r), then the aggregate outstanding principal amount of such Refinancing Debt shall be deemed to utilize the related basket under the applicable clause on a dollar-for-dollar basis (it being understood that an Unmatured Event of Default or Event of Default shall be deemed not to have occurred solely to the extent that the incurrence of such Refinancing Debt would cause the permitted amount under such Section to be exceeded and such excess shall be permitted hereunder)~~.~~; and
(s)    Debt described on Schedule 11.1 and any extension, replacement, refund, renewal, defeasance or refinancing in respect thereof in an amount not greater than the amount of the Debt being extended, replaced, refunded, renewed, defeased or refinanced plus an additional amount incurred to pay reasonable premiums (including tender premiums) outstanding and unpaid interest and reasonable fees and expenses incurred in connection therewith.

11.2    Liens. Not, and not permit any other Loan Party to, create or permit to exist any Lien on any of its real or personal properties, assets or rights of whatsoever nature (whether now owned or hereafter acquired), except:
(a)    Liens for Taxes, payments in lieu of Taxes, assessments, special assessments or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and, in each case, for which it maintains adequate reserves;
(b)    Liens arising in the ordinary course of business (such as (i) Liens of landlords, carriers, warehousemen, mechanics and materialmen and other similar Liens imposed by Law and (ii) Liens in the form of deposits or pledges incurred in connection with worker’s compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or in connection with surety bonds, bids, performance bonds and similar obligations) for sums not overdue by more than thirty (30) days or being contested in good faith by appropriate proceedings and not involving any advances or borrowed money or the deferred purchase price of property or services and, in each case, for which it maintains adequate reserves;
(c)    Liens described on Schedule 11.2 as of the Effective Date and any replacement, extension or renewal thereof upon or in the same property subject thereto arising out of the extension, renewal or replacement of the Debt secured thereby (without increase in the amount thereof (other than on account of any accrued but unpaid interest, fees and premium payable by the terms of such Debt thereon));
(d)    (i) subject to the limitation set forth in Section 11.1(b), Liens that constitute purchase money security interests on any property (including mortgage liens on real property) securing debt incurred for the purpose of financing all or any part of the cost of acquiring such property, provided that any such Lien attaches to such property within twenty days of the acquisition thereof and attaches solely to the property so acquired and any improvements thereon or proceeds from the disposition thereof, and the replacement, extension or renewal of any Lien permitted by this clause (i) upon or in the same property subject thereto arising out of the extension, renewal or replacement of the Debt secured thereby (without increase in the amount thereof (other than on account of any accrued but unpaid interest, fees and premium payable by the terms of such Debt thereon)); (ii) subject to the limitations set forth in Section 11.1(g), Liens arising in connection with Capital Leases (and attaching only to the property subject to such Capital Leases and any improvements thereon or proceeds from the disposition thereof); (iii) Liens attaching to the real property constituting a Centene Plaza Project to secure the Centene Plaza Debt; and (iv) Liens attaching to the real property constituting a Centene Campus Project to secure the Centene Campus Debt;
(e)    attachments, appeal bonds, judgments and other similar Liens; provided the execution or other enforcement of such Liens incurred pursuant to this clause (e) are effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;
(f)    easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of any Loan Party;
(g)    Liens arising under the Loan Documents;

(h)    Liens securing Debt permitted by Section 11.1(e);
(i)    Liens securing Debt permitted by Section 11.1(l) in an aggregate principal amount not exceeding $750,000,000;
(j)    Liens securing Debt permitted by Section 11.1(m) in an aggregate principal amount not exceeding 1.50% of Consolidated Total Assets at the time of incurrence; provided that the final maturity of such Debt shall be no earlier than ninety days after the Latest Maturity Date;
(k)    Liens securing Debt permitted by Section 11.1(m) in an aggregate principal amount not exceeding 1.50% of Consolidated Total Assets at the time of incurrence;
(l)    Liens of a Person at the time such Person becomes a Loan Party, provided that such Liens were not created in contemplation of the applicable Person becoming a Loan Party and do not extend to any assets other than those of the Person acquired, merged into or consolidated with a Loan Party or acquired by a Loan Party (except for proceeds and the products thereof and, in the case of multiple financings of equipment provided by any lender, other equipment financed by such lender) and to the extent the obligations secured thereby constitute Debt, such Debt is permitted under Section 11.1(n);
(m)    Liens in connection with the sale or transfer of any assets in a transaction permitted hereunder, customary rights and restrictions contained in agreements relating to such sale or transfer pending the completion thereof;
(n)    Liens securing, in the case of any joint venture, any put and call arrangements related to its Capital Securities set forth in its organizational documents or any related joint venture or similar agreement;
(o)    any interest or title of a lessor under any lease or sublease entered into by the Company or any Loan Party in the ordinary course of its business and other statutory and common law landlords’ Liens under leases;
(p)    any interest or title of a licensor under any license or sublicense entered into by the Company or any Loan Party as a licensee or sublicensee (A) existing on the Effective Date or (B) in the ordinary course of its business;
(q)    any interest or title of a licensor or lessor under any licenses, sublicenses, leases or subleases granted to other Persons permitted hereunder;
(r)    Liens evidenced by the filing of precautionary UCC financing statements (or any similar precautionary filings) relating solely to operating leases of personal property entered into in the ordinary course of business;

(s)    Liens on earnest money deposits of cash or cash equivalents, escrow arrangements or similar arrangements made by the Company or any Subsidiary in connection with any letter of intent or purchase agreement for an Acquisition permitted by Section 11.4 or other Investment permitted pursuant to Section 11.9; and
(t)    other Liens securing obligations in an aggregate principal amount not to exceed an amount equal to (A) 1.50% of Consolidated Total Assets at the time of incurrence minus (B) the aggregate amount of outstanding Liens incurred pursuant to clause (e) above.
11.3    Restricted Payments. Not, and not permit any other Loan Party to, (a) make any distribution to any holders of its Capital Securities (except for dividends or distributions from a Subsidiary to a Wholly-Owned Subsidiary of the Company or to the Company and dividends or distributions from a Subsidiary ratably to any non-Wholly-Owned Subsidiary of the Company), (b) purchase or redeem any of its Capital Securities, (c) pay any management fees or similar fees to any of its equityholders or any Affiliate thereof or (d) make any contribution to, donation to, loan to, investment in, or any other transfer of funds or property to any Charitable Foundation (items (a) through (d) above, collectively, “Restricted Payments”). Notwithstanding the foregoing, so long as no Unmatured Event of Default or Event of Default has occurred and is continuing or could reasonably be expected to occur as a result thereof, (i) the Company may make a distribution to holders of its Capital Securities in the form of stock of the Company, (ii) in lieu of fractional shares in association with a stock dividend or exercise of warrants, options or other securities exchangeable into Capital Securities of the Company, the Company may pay cash dividends in an aggregate amount not exceeding $75,000,000 in any Fiscal Year, (iii) the Company may make any Restricted Payment so long as, immediately prior to giving effect to such Restricted Payment, Net Debt to EBITDA Ratio as of the last day of the Computation Period most recently ended is less than 4.00:1.00, (iv) the Company may make any Restricted Payments not otherwise permitted hereby in an aggregate amount not to exceed $1,200,000,000 plus for each calendar year beginning with the calendar year commencing January 1, 2021, the greater of (x) $400,000,000 (with unused amounts for any year being carried over to the next succeeding year) and (y) 0.75% of Consolidated Total Assets at the time such Restricted Payment is made (with unused amounts of the amount equal to such percentage of Consolidated Total Assets, measured at the end of each calendar year, being carried over to the next succeeding year), (v) the Company may make other Restricted Payments to repurchase Capital Securities of the Company upon the exercise of stock options if such Capital Securities represent a portion of the exercise price of such options, so long as substantially concurrently with such Restricted Payment, the Company applies the proceeds of such Restricted Payment to repurchase such Capital Securities and (vi) the Company make any payment on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Capital Securities in the Company or any option, warrant or other right to acquire any such Capital Securities pursuant to and in accordance with stock incentive plans or other employee benefit plans for directors, officers or employees of the Company and the Loan Parties. In addition, notwithstanding the foregoing, the Company or any other Loan Party may make contributions to a Charitable Foundation so long as (I) no Unmatured Event of Default or Event of Default has occurred and is continuing or could reasonably be expected to occur as a result thereof, (II) such contribution could not reasonably be expected to have a Material Adverse Effect, (III) such contributions are treated for accounting purposes by the Company as an expense and deducted in the calculation of Consolidated Net Income (and EBITDA) and (IV) such Charitable Foundation is exempt from taxation pursuant to Section 501(c)(3) of the Code.
11.4    Mergers, Consolidations, Sales. Not, and not permit any other Loan Party to, (a) be a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets or any Capital Securities of any class of, or any partnership or joint venture interest in, any other Person, except for Investments otherwise permitted by Section 11.9, (b) sell, transfer, convey or lease all or substantially all of its assets (including the sale of all or substantially all of the Capital Securities of any Subsidiary) except (i) for sales of inventory and obsolete equipment in the ordinary course of business or (ii) so long as no Unmatured Event of Default or Event of Default has occurred and is continuing, after giving effect thereto on a pro forma basis, the Company and the other Loan Parties shall be in compliance with a Net Debt to EBITDA Ratio not greater than the applicable ratio set forth in Section 11.11.2 (giving effect, if applicable, to the provisos thereto) as of the last day of the most recently ended Computation Period (other than a sale, transfer, conveyance or lease of all or substantially all of the assets of the Loan Parties, taken as a whole) or (c) sell or assign with or without recourse any receivables, except that the restrictions set forth in clauses (a)-(c) above shall not apply to (i) the Magellan Acquisition, (ii) any merger, consolidation, sale, transfer, conveyance, lease or assignment of or by (A) any Subsidiary into the Company (provided that the Company shall be the continuing or surviving entity), (B) any Subsidiary into any domestic Subsidiary (provided that if such Subsidiary has provided a guarantee of the Obligations, the continuing or surviving entity shall also provide a guarantee of the Obligations) or (C) any foreign Subsidiary into any other foreign Subsidiary; (iii) any such purchase or other acquisition by the Company or any domestic Subsidiary of the assets or Capital Securities of any Subsidiary and by any foreign Subsidiary of the assets or Capital Securities of any other foreign Subsidiary; (iv) any Loan Party (other than the Company) may liquidate, dissolve or wind-up if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and is not materially disadvantageous to the Lenders and no Unmatured Event of Default or Event of Default has occurred and is continuing or would result therefrom; (v) the discount or sale, in each case without recourse and in the ordinary course of business, of past due receivables arising in the ordinary course of business, but only in connection with the compromise or collection thereof consistent with customary industry practice (and not as part of any bulk sale or financing of receivables), (vi) Investments made in accordance with Section 11.9, (vii) Liens incurred in compliance with Section 11.2 and (vii) any Acquisition by the Company or any Subsidiary where:

(A)    the Acquisition is of a Person in a line of business which is similar or complementary to the lines of business of the Loan Parties as of the Effective Date;
(B)    immediately before and after giving effect to such Acquisition, no Event of Default shall exist or would result of such Acquisition;
(C)    immediately after giving effect to such Acquisition and the incurrence or assumption of Debt in connection therewith (including the use of proceeds thereof), the Company is in pro forma compliance with all the financial ratios and restrictions set forth in Section 11.11 (giving effect, if applicable, to the provisos thereto) as of the last day of the most recently ended Computation Period; and
(D)    in the case of the Acquisition of any Person, the board of directors or similar governing body of such Person has approved such Acquisition, and in the case of an Acquisition which is structured as a merger involving the Company, the Company is the surviving Person.
The condition contained in clause (C) above will not apply to an Acquisition if the total consideration paid (including the fair market value of any property conveyed and including deferred consideration) for such Acquisition does not exceed $800,000,000.
11.5    Modification of Organizational Documents. Not permit the charter, by-laws or other organizational documents of the Company or any of its Subsidiaries to be amended or modified in any way unless in all cases, such amendment or modification is not reasonably likely to have a Material Adverse Effect.
11.6    Transactions with Affiliates. Not, and not permit any other Loan Party to, enter into, or cause, suffer or permit to exist any transaction, arrangement or contract with any of its Affiliates (other than the Company or any Loan Party) involving aggregate payments, for any such transaction or series of related transactions, in excess of $2,500,000; provided, however, that (i) the Company and the other Loan Parties may engage in such transactions pursuant to the reasonable requirements of its business on terms which are not materially less favorable than are obtainable from any Person which is not one of its Affiliates, (ii) the Company and its Subsidiaries may declare or make Restricted Payments permitted by Section 11.3, (iii) the Loan Parties and the Subsidiaries may adopt, enter into, maintain and perform their obligations under customary employment, compensation, severance or indemnification plans and arrangements for current or former directors, officers, employees and consultants of the Company and the Loan Parties entered into in the ordinary course of business, (iv) the Company may grant stock options or similar rights to directors, officers, employees and consultants of the Company or any Loan Party and (v) contributions made to a Charitable Foundation as permitted under Section 11.3.
11.7    Inconsistent Agreements. Not, and not permit any other Loan Party to,

enter into any agreement containing any provision which would (a) be violated or breached by any ~~borrowing~~Borrowing by the Company hereunder or by the performance by any Loan Party of any of its Obligations hereunder or under any other Loan Document, (b) prohibit any Loan Party from granting a Lien on any of its assets to the Administrative Agent and the Lenders or (c) create or permit to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (i) pay dividends or make other distributions to the Company or any other Subsidiary, or pay any Debt owed to the Company or any other Subsidiary, (ii) make loans or advances to any Loan Party or (iii) transfer any of its assets or properties to any Loan Party, other than: (A) customary restrictions and conditions contained in agreements relating to the sale of all or a substantial part of the assets of any Subsidiary pending such sale, provided that such restrictions and conditions apply only to the Subsidiary to be sold and such sale is permitted hereunder, (B) restrictions or conditions imposed by any agreement relating to purchase money Debt, Capital Leases and other secured Debt permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Debt or that expressly permits Liens for the benefit of the Administrative Agent and the Lenders with respect to the Loans and the Obligations under the Loan Documents on a senior basis without the requirement that such holders of such Debt be secured by Liens on an equal and ratable, or junior, basis, (C) customary provisions in leases and other contracts restricting the assignment thereof, (D) restrictions and conditions imposed by Law, (E) restrictions and conditions binding on any person in existence at the time such person first became a Loan Party, so long as such restrictions or conditions were not entered into in contemplation of such person becoming a Loan Party, (F) solely in the case of clauses (b) and (c)(iii), (1) restrictions and conditions imposed by the 2024 Magellan Notes Indenture, the 2026 Senior Notes Indenture, the 2026 Wellington Notes Indenture, the 2026 Exchange Notes Indenture, the 2027 Senior Notes Indenture, the 2028 Senior Notes Indenture, the 2029 Senior Notes Indenture, the 2030 Senior Notes Indenture, the 2031 Senior Notes Indenture, the 2.625% 2031 Senior Notes Indenture, the 3.00% 2030 Senior Notes Indenture, the credit agreement in respect of any Bridge Loans and any other Debt issued in reliance on Section 11.1(c) (and in the case of the credit agreement in respect of the Bridge Loans and any other Debt issued in reliance on Section 11.1(c), to the extent such restrictions and conditions are not materially more restrictive, taken as a whole, than any restrictions and conditions contained in the 2024 Magellan Notes, the 2026 Exchange Notes Indenture, 2026 Wellington Notes Indenture, the 2027 Senior Notes Indenture, the 2028 Senior Notes Indenture, the 2029 Senior Notes Indenture, the 2030 Senior Notes Indenture, the 2031 Senior Notes Indenture, the 2.625% 2031 Senior Notes Indenture and the 3.00% 2030 Senior Notes Indenture)~~,~~  and (2) any Debt permitted by Section 11.1(s) to the extent such restrictions and conditions are not materially more restrictive, taken as a whole, than any restrictions and conditions contained in this Agreement, (G) solely in the case of clauses (b) and (c)(iii), the Real Estate Debt Documents and the Tax Abatement Documents; provided that any negative pledge relates solely to the property securing such Debt, (H) solely in the case of clause (b), customary restrictions that arise in connection with any Liens in favor of any holder of Debt permitted under Section 11.2 but solely to the extent any negative pledge relates to the property secured by such Lien or that expressly permits Liens for the benefit of the

Administrative Agent and the Lenders with respect to the Loans and the Obligations under the Loan Documents on a senior basis without the requirement that such holders of such Debt be secured by Liens on an equal and ratable, or junior, basis, (I) customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements (other than in respect of any Wholly-Owned Subsidiary) entered into in the ordinary course of business that restrict the transfer of ownership interests in such partnership, limited liability company, joint venture or similar Person, (J) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business, (K) solely in the case of clauses (b) and (c), the 2024 Magellan Notes and the 2026 Wellington Notes and (L) restrictions and conditions imposed by any amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing of any contract, instrument or obligation referred to in clauses (A) through (L) above; provided that such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing is, in the good faith judgment of the Company, not materially more restrictive with respect to such restrictions taken as a whole than those in existence prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.
11.8    Business Activities. Not, and not permit any other Loan Party to, engage in any line of business other than (a) the businesses engaged in on the Effective Date, (b) the managed health care business, (c) lines of business which are similar or complementary thereto and (d) lines of business set forth in the Company’s strategic business plan, as it may be amended from time to time by the Company.
11.9    Investments. Not, and not permit any other Loan Party to, make or permit to exist any Investment in any other Person, except the following:
(a)    Investments (i) by any Loan Party other than the Company in any other Loan Party, (ii) by the Company or any other Loan Party consisting solely of the incurrence of Debt to the extent permitted by Sections 11.1(b), (iii) by the Company or any other Loan Party consisting of (A) Debt instruments issued by the District and held by the Company or any other Loan Party as of the date hereof and (B) the purchase of Debt instruments issued by the District (or similar new district) after the Effective Date in an aggregate amount not to exceed $75,000,000 and (iv) by any Loan Party in a Centene Plaza Subsidiary or a Centene Campus Subsidiary, the proceeds of which are used to repay or purchase any Debt that would otherwise be permitted to be incurred by such Loan Party under Section 11.1(b);
(b)    Investments by the Company in any other Loan Party;
(c)    Investments which comply with the Company’s investment policy attached hereto as Schedule 11.9, which investment policy may be updated from time to time with the consent of the Administrative Agent (provided, that notwithstanding the Company’s investment policy, (i) Investments in venture capital funds shall not be permitted to the extent they exceed 10% of the aggregate amount of cash, cash equivalents and investments of the Loan Parties as reflected on the Company’s consolidated financial statements and determined in accordance with GAAP in the aggregate across all health plans and (ii) Investments in transportation development district bonds relating to a Centene Plaza Project or a Centene Campus Project shall not be permitted except to the extent they are expressly permitted by Section 11.9(a)(iii));
(d)    Investments to consummate Acquisitions permitted by Section 11.4;
(e)    other Investments of the Company or any other Loan Party (including in Unrestricted Subsidiaries) in an aggregate amount at any one time outstanding not to exceed 1.50% of Consolidated Total Assets at the time of such Investment; provided that no Unmatured Event of Default or Event of Default has occurred and is continuing on the date of such Investment or could reasonably be expected to occur as a result thereof;
(f)    Guarantee Obligations constituting Debt permitted by Section 11.1;
(g)    Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;
(h)    Investments made as a result of the receipt of non-cash consideration from a disposition of any asset permitted hereunder;
(i)    Investments in the form of Hedging Obligations permitted by Section 11.1;
(j)    payroll, travel and similar advances to directors, officers and employees of the Company or the Loan Parties that are made in the ordinary course of business in an aggregate amount at any one time outstanding not to exceed $20,000,000;
(k)    Investments to the extent the consideration paid therefor consists of Capital Securities of the Company (other than Disqualified Equity Interests); and
(l)    Investments held by a Subsidiary acquired after the Effective Date or of a Person merged or consolidated with or into the Company or a Subsidiary after the Effective Date, to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;
(m)    Investments consisting of Guarantee Obligations of the Company or any Subsidiary in respect of leases of the Company or any subsidiary (other than obligations with respect to Capital Leases) or of other obligations not constituting Debt, in each case entered into in the ordinary course of business;

(n)    Investments in any Federal Home Loan Bank required to be made in connection with the incurrence of Debt pursuant to Section 11.1(m); and
(o)    other Investments so long as (i) immediately prior to, and after giving pro forma effect to such Investment and any incurrence or assumption of Debt in connection therewith (including the use of proceeds thereof), Net Debt to EBITDA Ratio as of the last day of the Computation Period most recently ended would be less than 4.00 to 1.00 and (ii) no Unmatured Event of Default or Event of Default has occurred and is continuing on the date of such Investments or could reasonably be expected to occur as a result thereof.

11.10     Fiscal Year. Not change its Fiscal Year.
11.11    Financial Covenants.
11.11.1    Fixed Charge Coverage Ratio. Not permit the Fixed Charge Coverage Ratio for any Computation Period to be less than 1.50 to 1.00. In each Computation Period, the Fixed Charge Coverage Ratio shall be calculated after giving effect to the Centene Plaza Subsidiary Exclusion and the Centene Campus Subsidiary Exclusion.
11.11.2    Net Debt to EBITDA Ratio. Not permit the Net Debt to EBITDA Ratio for any Computation Period ending after the Effective Date to exceed 4.00 to 1.00 (it being understood that in each Computation Period, the Net Debt to EBITDA Ratio shall be calculated after giving effect to the Centene Plaza Subsidiary Exclusion and the Centene Campus Subsidiary Exclusion); provided that (i) in lieu of the foregoing, at the election of the Company by notice to the Administrative Agent (which election may be made not more than three times after the Effective Date) (any such election, an “Acquisition Covenant Election”), for any such date occurring on or after a Material Acquisition, on or prior to the last day of the fourth full Fiscal Quarter of the Company after the consummation of such Material Acquisition, the Company will not permit the Net Debt to EBITDA Ratio as of such date (including, without limitation, the last day of the most recently ended Computation Period) to exceed 4.50 to 1.00 and (ii) in the event the Company makes or is deemed to make an Acquisition Covenant Election, no additional Acquisition Covenant Election may be made until the end of the fifth full Fiscal Quarter after the first such Acquisition Covenant Election is made or deemed made.
11.12    Guaranties. Not permit any of its Subsidiaries (other than (a) with respect to the 2026 Wellington Notes, Wellington, its Subsidiaries and their respective successors and (b) with respect to the 2024 Magellan Notes, Magellan, its Subsidiaries and their respective successors) to incur Debt, or deliver a guaranty in respect of any Debt incurred, under the 2026 Senior Notes, the 2026 Exchange Notes, the 2027 Senior Notes, the 2028 Senior Notes, the 2029 Senior Notes, the 2030 Senior Notes, the 2031 Senior Notes, the 2.625% 2031 Senior Notes, the 3.00% 2030 Senior Notes, the Bridge Loans or pursuant to Sections 11.1(c) or (f), unless such Subsidiary (other than (a) with respect to the 2026 Wellington Notes, Wellington, its Subsidiaries and their respective successors and (b) with respect to the 2024 Magellan Notes, Magellan, its Subsidiaries and their respective successors) provides an equal and ratable guaranty in respect of the Obligations.
11.13    Exceptions. Notwithstanding anything else contained herein (i) the Tax Abatement Documents shall not be deemed to be Capital Leases and (ii) the obligations of the Company or any of its Subsidiaries to pay rent as set forth on Schedule 11.13 shall not be deemed to be Guarantee Obligations.
SECTION 12CONDITIONS OF LENDING, ETC.
12.1    Conditions to Effectiveness of this Agreement. This Agreement shall become effective on and as of the date on which each of the following conditions precedent shall have been satisfied (or waived in writing by the Administrative Agent and the Lenders) (and the date on which all such conditions precedent have been satisfied or waived in writing by the Administrative Agent and the Lenders is called the “Effective Date”): The Administrative Agent shall have executed a counterpart hereto and shall have received from (i) the Company and (ii) the Lenders either (A) a counterpart of this Agreement signed on behalf of such party or (B) evidence satisfactory to the Administrative Agent (which may include a facsimile transmission or other electronic transmission of a signed counterpart of this Agreement) that such party has signed a counterpart of this Agreement.
12.1.2    The Administrative Agent shall have received (i) the Company’s charter (or similar formation document), certified by the appropriate governmental authority; (ii) a good standing certificate in the state of incorporation of the Company; (iii) the Company’s bylaws; (iv) resolutions of the Company’s board of directors approving and authorizing the Company’s execution, delivery and performance of this Agreement (and any other Loan Documents to which it is a party); and (v) signature and incumbency certificates of the Company’s officers executing any of the Loan Documents, all certified by its secretary or an assistant secretary (or similar officer) as being in full force and effect without modification.
12.1.3    The Administrative Agent shall have received an opinion of counsel for the Company in form and substance reasonably satisfactory to the Administrative Agent.
12.1.4    At least five Business Days prior to the Effective Date, the Lenders shall have received, to the extent requested at least ten Business Days prior to the Effective Date, all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Patriot Act.

12.1.5    The Administrative Agent shall have received a solvency certificate, dated the Effective Date, from the chief financial officer of the Company substantially consistent with the form of Exhibit G hereto.
12.1.6    The Company shall have paid all accrued and unpaid fees, costs and expenses due to the Administrative Agent and the Lenders, to the extent invoiced with reasonable detail at least two Business Days prior to the Effective Date and due and payable on or prior to the Effective Date, including (i) upfront fees, payable to the Administrative Agent for the account of each Lender on the Effective Date as previously agreed between the Company and the Administrative Agent and (ii) all Attorney Costs of the Administrative Agent.
12.1.7    The Administrative Agent shall have received a certificate, dated the Effective Date and signed by a Senior Officer on behalf of the Company, certifying that the representations and warranties set forth in Section 9 hereof are true and correct as of the Effective Date and no Event of Default or Unmatured Event of Default shall have then occurred and be continuing.
12.2    [Reserved].
12.3    Conditions to all Extensions of Credit. The obligation (a) of each Lender to make each Loan on and after the Effective Date and (b) of each Issuing Lender to issue each Letter of Credit after the Effective Date is subject to the following further conditions precedent that:
12.3.1    Compliance with Warranties, No Default, etc. Both before and after giving effect to any ~~borrowing~~Borrowing and the issuance of any Letter of Credit, the following statements shall be true and correct:
(a)    the representations and warranties of each Loan Party set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects with the same effect as if then made (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date); provided that (x) to the extent any such representation or warranty is already qualified by materiality or material adverse effect, such representation or warranty shall be true and correct in all respects and (y) in the case of any Incremental Term Loan incurred to finance any Limited Condition Transaction, such representations and warranties may be limited to customary "specified representations" to the extent agreed by the Lenders providing such Incremental Term Loans; and
(b)    other than with respect to any Incremental Term Loan to finance a Limited Condition Transaction, no Event of Default or Unmatured Event of Default shall have then occurred and be continuing.

SECTION 13EVENTS OF DEFAULT AND THEIR EFFECT.
13.1    Events of Default. Each of the following shall constitute an Event of Default under this Agreement:
(a)    Non-Payment of the Loans, etc. Default in the payment when due of the principal of any Loan and in the Currency required hereunder; or default, and continuance thereof for five days, in the payment when due in the currency required hereunder of any interest, fee, reimbursement obligation with respect to any Letter of Credit or other amount payable by the Company hereunder or under any other Loan Document.
(b)    Default under Other Debt. Any default shall occur under the terms applicable to any Debt of the Company or any of its Subsidiaries individually or in an aggregate amount (for all such Debt so affected and including undrawn committed or available amounts and amounts owing to all creditors under any combined or syndicated credit arrangement) exceeding $500,000,000 (any such Debt, “Material Debt”), or under the terms applicable to the 2026 Senior Notes, the 2026 Exchange Notes, the 2028 Senior Notes, the 2027 Senior Notes, the 2029 Senior Notes, the 2030 Senior Notes, the 2031 Senior Notes, the 2.625% 2031 Senior Notes, the 3.00% 2030 Senior Notes or the Bridge Loans and such default shall accelerate the maturity of such Debt (including the 2026 Senior Notes, the 2026 Exchange Notes, the 2028 Senior Notes, the 2027 Senior Notes, the 2029 Senior Notes, the 2030 Senior Notes, the 2031 Senior Notes, the 2.625% 2031 Senior Notes, the 3.00% 2030 Senior Notes or the Bridge Loans) or permit, after the expiration of any applicable grace period provided in the applicable agreement or instrument evidencing or governing such Debt, the holder or holders thereof, or any trustee or agent for such holder or holders, to cause such Debt (including the 2026 Senior Notes, the 2026 Exchange Notes, the 2028 Senior Notes, the 2027 Senior Notes, the 2029 Senior Notes, the 2030 Senior Notes, the 2031 Senior Notes, the 2.625% 2031 Senior Notes, the 3.00% 2030 Senior Notes or the Bridge Loans) to become due and payable (or require the Company or any of its Subsidiaries to purchase or redeem such Debt (including the 2026 Senior Notes, the 2026 Exchange Notes, the 2028 Senior Notes, the 2027 Senior Notes, the 2029 Senior Notes, the 2030 Senior Notes, the 2031 Senior Notes, the 2.625% 2031 Senior Notes, the 3.00% 2030 Senior Notes or the Bridge Loans) or post cash collateral in respect thereof) prior to its expressed maturity.
(c)    Bankruptcy, Insolvency, etc. The Company or any of its Significant Subsidiaries ceases to be Solvent or generally fails to pay, or admits in writing its inability or refusal to pay, debts as they become due; or the Company or any of its Significant Subsidiaries applies for, consents to, or acquiesces in the appointment of a trustee, receiver or other custodian for the Company or any of its Significant Subsidiaries or any property thereof, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for the Company or any of its Significant Subsidiaries or for a substantial part of the property of any thereof and is not discharged within 90 days; or

any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency Law, or any dissolution or liquidation proceeding, is commenced in respect of the Company or any of its Significant Subsidiaries, and if such case or proceeding is not commenced by the Company or any of its Significant Subsidiaries, it is consented to or acquiesced in by the Company or such Subsidiary or remains for 90 days undismissed; or the Company or any of its Significant Subsidiaries takes any action to authorize, or in furtherance of, any of the foregoing.
(d)    Non-Compliance with Loan Documents. (i) Failure of any Loan Party to perform or comply with any term or condition contained in Section 10.1.5(a), Section 10.5(a) (solely with respect to the Company and solely with respect to its existence and good standing), Section 10.6 or Section 11 or (ii) any Loan Party shall default in the performance of or compliance with any term contained herein or any of the other Loan Documents, other than any such term referred to in any other section of this Section 13, and such default shall not have been remedied or waived within thirty days after the earlier of (A) receipt by the Company of notice from the Administrative Agent or any Lender of such default and (B) a Senior Officer of any Loan Party having obtained knowledge of such default.
(e)    Representations; Warranties. Any representation or warranty made by any Loan Party herein or any other Loan Document is breached or is false or misleading in any material respect when made or deemed made, or any schedule, certificate, financial statement, report, notice or other writing furnished by any Loan Party to the Administrative Agent or any Lender in connection herewith is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified or, to the extent any such representation or warranty is already qualified by materiality or material adverse effect, such representation or warranty shall be false or misleading in any respect on the date as of which the facts there set forth are stated or certified.
(f)    Judgments. Any one or more judgments or orders is entered against the Company or any of its Subsidiaries or any attachment or other levy is made against the property of the Company or any of its Subsidiaries with respect to any claim or claims involving in the aggregate liabilities (not paid or fully covered by insurance, less the amount of deductibles satisfactory to the Administrative Agent and the Lenders on the Effective Date) greater than $500,000,000, and, in the case of a judgment or order, such judgment or order becomes final and non-appealable and remains undischarged or unsatisfied for a period of 60 consecutive days or if timely appealed is not fully bonded and collection thereof stayed pending the appeal.
(g)    Change of Control. A Change of Control shall occur.
13.2    Effect of Event of Default. If any Event of Default described in Section 13.1(c) shall occur in respect of the Company, the Commitments shall immediately terminate and the Loans and all other Obligations hereunder shall become immediately due and payable and the Company shall become immediately obligated to Cash

Collateralize all Letters of Credit, all without presentment, demand, protest or notice of any kind; and, if any other Event of Default shall occur and be continuing, the Administrative Agent may (and, upon the written request of the Required Lenders shall) declare the Commitments to be terminated in whole or in part and/or declare all or any part of the Loans and all other Obligations hereunder to be due and payable and/or demand that the Company immediately Cash Collateralize all or any Letters of Credit, whereupon the Commitments shall immediately terminate (or be reduced, as applicable) and/or the Loans and other Obligations hereunder shall become immediately due and payable (in whole or in part, as applicable) and/or the Company shall immediately become obligated to Cash Collateralize the Letters of Credit (all or any, as applicable), all without presentment, demand, protest or notice of any kind. The Administrative Agent shall promptly advise the Company of any such declaration, but failure to do so shall not impair the effect of such declaration. Any cash collateral delivered hereunder shall be held by the Administrative Agent (without liability for interest thereon) and applied to the Obligations arising in connection with any drawing under a Letter of Credit. After the expiration or termination of all Letters of Credit, such cash collateral shall be applied by the Administrative Agent to any remaining Obligations hereunder and any excess shall be delivered to the Company or as a court of competent jurisdiction may elect.
SECTION 14AGENTS.
14.1    Appointment of Agents. Wells Fargo Bank, National Association, is hereby appointed the Administrative Agent hereunder and under the other Loan Documents and each Lender hereby authorizes Wells Fargo Bank, National Association, to act as the Administrative Agent in accordance with the terms hereof and the other Loan Documents. Bank of America, N.A., JPMorgan Chase Bank, N.A., MUFG Bank, Ltd., Truist Bank and Barclays Bank PLC are hereby appointed the Syndication Agents and each Lender hereby authorizes Bank of America, N.A., JPMorgan Chase Bank, N.A., MUFG Bank, Ltd., Truist Bank and Barclays Bank PLC to act as the Syndication Agents in accordance with the terms hereof and the other Loan Documents. Fifth Third Bank, National Association, U.S. Bank National Association, BMO Harris Bank N.A., CIBC Bank USA, PNC Bank, National Association and Regions Bank are hereby appointed the Documentation Agents hereunder and under the other Loan ~~documents~~Documents and each Lender hereby authorizes Fifth Third Bank, National Association, U.S. Bank National Association, BMO Harris Bank N.A., CIBC Bank USA, PNC Bank, National Association and Regions Bank to act as the Documentation Agents in accordance with the terms hereof and the other Loan Documents. Each Agent hereby agrees to act in its capacity as such upon the express conditions contained herein and the other Loan Documents, as applicable. The provisions of this Section 14 (other than as expressly provided herein) are solely for the benefit of the Agents and the Lenders and no Loan Party shall have any rights as a third party beneficiary of any of the provisions of this Section 14 (other than as expressly provided herein). In performing its functions and duties hereunder, each Agent shall act solely as an agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Company or any of its Subsidiaries. Each of the

Syndication Agents and the Documentation Agents, without consent of or notice to any party hereto, may assign any and all of its rights or obligations hereunder to any of its Affiliates. Notwithstanding any other provision of this Agreement or any provision of any other Loan Document, each of the Joint Lead Arrangers, the Syndication Agents, the Documentation Agents and the Joint Bookrunners are named as such for recognition purposes only, and in their respective capacities as such shall have no duties, responsibilities or liabilities with respect to this Agreement or any other Loan Document; it being understood and agreed that each of the Joint Lead Arrangers, the Syndication Agents, the Documentation Agents and the Joint Bookrunners shall be entitled to all indemnification and reimbursement rights in favor of the Agents provided herein and in the other Loan Documents and all of the other benefits of this Section 14. Without limitation of the foregoing, neither the Joint Lead Arrangers, the Syndication Agents, the Documentation Agents nor the Joint Bookrunners in their respective capacities as such shall, by reason of this Agreement or any other Loan Document, have any fiduciary relationship in respect of any Lender, Loan Party or any other Person.
14.2    Powers and Duties. Each Lender irrevocably authorizes each Agent to take such action on such Lender’s behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. No Agent shall have, by reason hereof or any of the other Loan Documents, a fiduciary relationship or other implied duties in respect of any Lender; and nothing herein or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect hereof or any of the other Loan Documents except as expressly set forth herein or therein. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Agreement and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under the agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.
14.3    General Immunity.
14.3.1    No Responsibility for Certain Matters. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or any other Loan Document, or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any Agent to the Lenders or by or on behalf of any Loan Party or to any Agent or Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Loan Party or any other Person liable for the payment of any

Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Unmatured Event of Default or as to the satisfaction of any condition set forth in Section 12 or elsewhere herein (other than to confirm receipt of items expressly required to be delivered to such Agent) or to inspect the properties, books or records of the Company or any of its Subsidiaries or to make any disclosures with respect to the foregoing. Anything contained herein to the contrary notwithstanding, the Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the Letter of Credit Usage or the component amounts thereof.
14.3.2    Exculpatory Provisions. No Agent nor any of its officers, partners, directors, employees or agents shall be liable to the Lenders (i) for any action taken or omitted by any Agent (A) under or in connection with any of the Loan Documents or (B) with the consent or at the request of the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement) except to the extent caused by such Agent’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction or (ii) for any failure of any Loan Party to perform its obligations under this Agreement or any other Loan Document. No Agent shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose or be liable for the failure to disclose, any information relating to the Company or any of its Affiliates that is communicated to or obtained by such Agent or any of its Affiliates in any capacity. Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Loan Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from the Required Lenders (or such other Lenders as may be required to give such instructions under Section 15.1) and, upon receipt of such instructions from the Required Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions and shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable Law. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been given, signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for the Company and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or any of the other Loan Documents in accordance with the instructions of Required Lenders (or such other Lenders as may be required to give such instructions under Section 15.1).

14.3.3    Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers under this Agreement or under any other Loan Document by or through any one or more sub-agents appointed by it. Each of the Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory, indemnification and other provisions of this Section 14.3 and of Section 14.6 shall apply to any of the Affiliates of the Administrative Agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent. All of the rights, benefits, and privileges (including the exculpatory and indemnification provisions) of this Section 14.3 and of Section 14.6 shall apply to any such sub-agent and to the Affiliates of any such sub-agent, and shall apply to their respective activities as sub-agent as if such sub-agent and Affiliates were named herein. Notwithstanding anything herein to the contrary, with respect to each sub-agent appointed by the Administrative Agent, (i) such sub-agent shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory rights and rights to indemnification) and shall have all of the rights and benefits of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of Loan Parties and the Lenders, (ii) such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub-agent and (iii) such sub-agent shall only have obligations to the Administrative Agent and not to any Loan Party, Lender or any other Person and no Loan Party, Lender or any other Person shall have any rights, directly or indirectly, as a third party beneficiary or otherwise, against such sub-agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
14.3.4    Notice of Unmatured Event of Default or Event of Default. No Agent shall be deemed to have knowledge of any Unmatured Event of Default or Event of Default unless and until written notice describing such Unmatured Event of Default or Event of Default is given to such Agent by a Loan Party or a Lender. In the event that the Administrative Agent shall receive such a notice, the Administrative Agent shall give notice thereof to the Lenders; provided that failure to give such notice shall not result in any liability on the part of the Administrative Agent.
14.4    Agents Entitled to Act as Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans and the Letters of Credit, each Agent shall have the same rights and powers hereunder in its capacity as a Lender as any other Lender and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term “Lender” shall, unless the context clearly otherwise indicates, include each

Agent in its individual capacity. Any Agent and its Affiliates may accept deposits from, lend money to, own securities of, and generally engage in any kind of banking, trust, financial advisory or other business with the Company or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from the Company for services in connection herewith and otherwise without having to account for the same to Lenders. The Lenders acknowledge that pursuant to such activities, the Agents or their Affiliates may receive information regarding any Loan Party or any Affiliate of any Loan Party (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Agents and their Affiliates shall be under no obligation to provide such information to them.
14.5    Lenders’ Representations, Warranties and Acknowledgment.
(a)    Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of the Company and its Subsidiaries in connection with the making of Loans or the issuing or renewal of a Letter of Credit hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of the Company and its Subsidiaries. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.
(b)    Each Lender, by delivering its signature page to this Agreement or an Assignment Agreement, as applicable, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be approved by any Agent, Required Lenders or Lenders, as applicable on the Effective Date or as of the date of funding of such Incremental Term Loans or providing such Commitment Increase.
14.6    Right to Indemnity. Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent, Issuing Lender and Swing Line Lender, to the extent that such Agent, Issuing Lender or Swing Line Lender shall not have been reimbursed by any Loan Party (and without limiting its obligation to do so), for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including legal counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent, Issuing Lender or Swing Line Lender in exercising its powers, rights and remedies or performing its duties hereunder or under the other Loan Documents or otherwise in its capacity as such Agent in any way relating to or arising out of this Agreement or the other Loan Documents; provided, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s, Issuing Lender’s or Swing Line Lender’s, as applicable, gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction. If any indemnity furnished to any Agent, Issuing Lender or Swing Line Lender, for any purpose shall, in the opinion of such Agent, Issuing Lender or Swing Line Lender, as applicable, be insufficient or become impaired, such Agent, Issuing Lender or Swing Line Lender, as applicable, may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, that in no event shall this sentence require any Lender to indemnify any Agent, Issuing Lender or Swing Line Lender against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s Pro Rata Share thereof; and provided, further, that this sentence shall not be deemed to require any Lender to indemnify any Agent, Issuing Lender or Swing Line Lender against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.
14.7    Successor Administrative Agent, Issuing Lender and Swing Line Lender.
(a)    The Administrative Agent shall have the right to resign at any time by giving prior written notice thereof to the Lenders and the Company. The Administrative Agent shall have the right to appoint a financial institution to act as the Administrative Agent hereunder, subject to the reasonable satisfaction of the Company and the Required Lenders, and the Administrative Agent’s resignation shall become effective on the earlier of (i) the acceptance of such successor Administrative Agent by the Company and the Required Lenders or (ii) the thirtieth day after such notice of resignation. Upon any such notice of resignation, if a successor Administrative Agent has not already been appointed by the retiring Administrative Agent, the Required Lenders shall have the right, upon five Business Days’ notice to the Company, to appoint a successor Administrative Agent. If neither the Required Lenders nor the Administrative Agent has appointed a successor Administrative Agent, then the Required Lenders shall be deemed to have succeeded to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall promptly transfer to such successor Administrative Agent all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Administrative Agent under the Loan Documents, whereupon such retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent’s resignation hereunder as the Administrative Agent, the provisions of this Section 14 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent hereunder.

(b)    Any resignation of Wells Fargo Bank, National Association, or its successor as the Administrative Agent pursuant to this Section 14.7 shall also constitute the resignation of Wells Fargo Bank, National Association, or its successor as an Issuing Lender and the Swing Line Lender, and any successor Administrative Agent appointed pursuant to this Section shall, upon its acceptance of such appointment, become a successor Issuing Lender and the successor Swing Line Lender for all purposes hereunder. In such event the Company shall prepay any outstanding Swing Line Loans made by the retiring Administrative Agent in its capacity as Swing Line Lender.
14.8    Withholding Taxes. To the extent required by any applicable Law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding tax. If the Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding tax ineffective or for any other reason, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including any penalties or interest and together with all expenses (including Attorney Costs and out-of-pocket expenses) incurred.
14.9    Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under the Bankruptcy Code or other applicable Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Company) shall be entitled and empowered, by intervention in such proceeding or otherwise (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders (including Attorney Costs) allowed in such judicial proceeding and (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same. Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of such Person or in any such proceeding.
14.10    Erroneous Payments.

(a)    Each Lender, each Issuing Lender and any other party hereto hereby severally agrees that if (i) the Administrative Agent notifies (which such notice shall be conclusive absent manifest error) such Lender or Issuing Lender or any other Person that has received funds from the Administrative Agent or any of its Affiliates, either for its own account or on behalf of a Lender, Issuing Lender (each such recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion that any funds received by such Payment Recipient were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) or (ii) any Payment Recipient receives any payment from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, or (z) that such Payment Recipient otherwise becomes aware was transmitted or received in error or by mistake (in whole or in part) then, in each case, an error in payment shall be presumed to have been made (any such amounts specified in clauses (i) or (ii) of this Section 14.10(a), whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise; individually and collectively, an “Erroneous Payment”), then, in each case, such Payment Recipient is deemed to have knowledge of such error at the time of its receipt of such Erroneous Payment; provided that nothing in this Section shall require the Administrative Agent to provide any of the notices specified in clauses (i) or (ii) above. Each Payment Recipient agrees that it shall not assert any right or claim to any Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.
(b)    Without limiting the immediately preceding clause (a), each Payment Recipient agrees that, in the case of clause (a)(ii) above, it shall promptly notify the Administrative Agent in writing of such occurrence.
(c)    In the case of either clause (a)(i) or (a)(ii) above, such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and upon demand from the Administrative Agent such Payment Recipient shall (or, shall cause any Person who received any portion of an Erroneous Payment on its behalf to), promptly, but in all events no later than one Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in immediately available funds and in the currency so received, together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent at the Federal Funds Rate.

(d)    In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (c), from any Lender that is a Payment Recipient or an Affiliate of a Payment Recipient (such unrecovered amount as to such Lender, an “Erroneous Payment Return Deficiency”), then at the sole discretion of the Administrative Agent and upon the Administrative Agent’s written notice to such Lender (i) such Lender shall be deemed to have made a cashless assignment of the full face amount of the portion of its Loans (but not its Revolving Commitments) of the relevant class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) to the Administrative Agent or, at the option of the Administrative Agent, the Administrative Agent’s applicable lending affiliate in an amount that is equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Revolving Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) plus any accrued and unpaid interest on such assigned amount, without further consent or approval of any party hereto and without any payment by the Administrative Agent or its applicable lending affiliate as the assignee of such Erroneous Payment Deficiency Assignment. Without limitation of its rights hereunder, the Administrative Agent may cancel any Erroneous Payment Deficiency Assignment at any time by written notice to the applicable assigning Lender and upon such revocation all of the Loans assigned pursuant to such Erroneous Payment Deficiency Assignment shall be reassigned to such Lender without any requirement for payment or other consideration. The parties hereto acknowledge and agree that (1) any assignment contemplated in this clause (d) shall be made without any requirement for any payment or other consideration paid by the applicable assignee or received by the assignor, (2) the provisions of this clause (d) shall govern in the event of any conflict with the terms and conditions of Section 15.5 and (3) the Administrative Agent may reflect such assignments in the Register without further consent or action by any other Person.
(e)    Each party hereto hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent (1) shall be subrogated to all the rights of such Payment Recipient with respect to such amount and (2) is authorized to set off, net and apply any and all amounts at any time owing to such Payment Recipient under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Payment Recipient from any source, against any amount due to the Administrative Agent under this Section 14.10 or under the indemnification provisions of this Agreement, (y) the receipt of an Erroneous Payment by a Payment Recipient shall not for the purpose of this Agreement be treated as a payment, prepayment, repayment, discharge or other satisfaction of any Obligations owed by the Company, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Company for the purpose of making for a payment on the Obligations and (z) to the extent that an Erroneous Payment was in any way or at any time credited as payment or satisfaction of any of the Obligations, the Obligations or any part thereof that were so credited, and all rights of the Payment Recipient, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received.
(f)    Each party’s obligations under this Section 14.10 shall survive the resignation or replacement of the Administrative Agent or any transfer of right or obligations by, or the replacement of, a Lender, the termination of the Revolving Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.
(g)    Nothing in this Section 14.10 will constitute a waiver or release of any claim of any party hereunder arising from any Payment Recipient’s receipt of an Erroneous Payment.
SECTION 15GENERAL.
15.1    Waiver; Amendments. No delay on the part of the Administrative Agent or any Lender in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. Except as contemplated by Section 2.1.3(c) or 15.1.1, no amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the other Loan Documents shall in any event be effective unless the same shall be in writing and acknowledged by Lenders having an aggregate Pro Rata Shares of not less than the aggregate Pro Rata Shares expressly designated herein with respect thereto or, in the absence of such designation as to any provision of this Agreement, by the Required Lenders, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment, modification, waiver or consent shall (a) extend or increase the Commitment of any Lender without the written consent of such Lender, (b) extend the date scheduled for payment of any principal (excluding mandatory prepayments) of or interest on the Loans or any fees payable hereunder without the written consent of each Lender directly affected thereby, (c) reduce the principal amount of any Loan, the rate of interest thereon or any fees payable hereunder (except for periodic adjustments of interest rates and fees based on a change in applicable Level as expressly provided herein), without the consent of each Lender directly affected thereby, (d) change the definition of Required Lenders, Required Revolving Lenders or any provision of this Section 15.1, or reduce the aggregate Pro Rata Share required to effect an amendment, modification, waiver or consent, without, in each case, the written consent of all Lenders; (e) change Section 7.5 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly affected thereby; (f) amend the definition of “Alternative Currency”, the definition of “Currency” or Section 1.5 without the written consent of each Lender or; (g) change Section 7.2 without the written consent of each Lender; or (h) except as otherwise provided in such guarantee agreement, release any guarantor from its guarantee of the Obligations without the written consent of each Lender. No provision of Section 14 or other provision of this Agreement affecting the Administrative Agent in its capacity as such shall be amended, modified or waived without the consent of the Administrative Agent. No provision of this Agreement relating to the rights or duties of an Issuing Lender in its capacity as such shall be amended, modified or waived without the consent of such Issuing Lender. No provision of this Agreement relating to the rights or duties of the Swing Line Lender in its capacity as such, shall be amended, modified or waived without the consent of the Swing Line Lender. Notwithstanding anything in this Section 15.1 to the contrary, any provision of this Agreement may be amended by an agreement in writing entered into by the Company and the Administrative Agent to cure any ambiguity, omission, defect, mistake or inconsistency so long as, in each case, the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment.
15.1.1    Extension Offers.
(a)    The Company may on one or more occasions after the Effective Date, by written notice to the Administrative Agent, make one or more offers (each, an “Extension Offer”) to all the Lenders of one or more classes (each class subject to such an Extension Offer, an “Extension Request Class”) to enter into one or more Extension Permitted Amendments pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to the Company. Such notice shall set forth (i) the terms and conditions of the requested Extension Permitted Amendment(s) and (ii) the date on which such Extension Permitted Amendment(s) are requested to become effective (which shall not be less than 5 Business Days nor more than 30 Business Days after the date of such notice, unless otherwise agreed to by the Administrative Agent). Extension Permitted Amendments shall become effective only with respect to the Loans and Commitments of the Lenders of the Extension Request Class that accept the applicable Extension Offer (such Lenders, the “Extending Lenders”) and, in the case of any Extending Lender, only with respect to such Lender’s Loans and Commitments of such Extension Request Class as to which such Lender’s acceptance has been made. The Company shall have the right to withdraw any Extension Offer upon written notice to the Administrative Agent in the event that the aggregate amount of Loans and Commitments of the Extending Lenders is less than the aggregate amount specified by the Company in the Extension Offer to be extended.
(b)    An Extension Permitted Amendment shall be effected pursuant to an Extension Agreement executed and delivered by the Company, each applicable Extending Lender and the Administrative Agent; provided that no Extension Permitted Amendment shall become effective unless (i) no Unmatured Event of Default shall have occurred and be continuing on the date of effectiveness thereof, (ii) on the date of effectiveness thereof, the representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct (A) in the case of the representations and warranties qualified as to materiality, in all respects, and (B) otherwise, in all material respects, in each case on and as of such date, except in the case of any such representation and warranty that specifically relates to an earlier date, in which case such representation and warranty shall be so true and correct on and as of such earlier date, and (iii) the Company shall have delivered to the Administrative Agent such customary legal opinions, board resolutions, secretary’s certificates, officer’s certificates and other customary documents as shall reasonably be requested by the Administrative Agent in connection therewith. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Extension Agreement. Each Extension Agreement may, without the consent of any Lender other than the applicable Extending Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to give effect to the provisions of this Section, including any amendments necessary to treat the applicable Loans and/or Commitments of the accepting Lenders as a new “class” of loans and/or commitments hereunder; provided that, except as otherwise agreed to by each Issuing Lender and the Swing Line Lender, (i) the allocation of the participation exposure with respect to any then-existing or subsequently issued or made Letter of Credit or Swing Line Loan as between the commitments of such new “class” and the remaining Commitments shall be made on a ratable basis as between the commitments of such new “class” and the remaining Commitments and (ii) the Termination Date, as such term is used in reference to Letters of Credit or Swing Line Loans, may not be extended without the prior written consent of each Issuing Lender and the Swing Line Lender, as applicable.
15.2    Notices.
15.2.1    Notices Generally. Except as otherwise provided in Sections 2.2.3 and 2.2.4, all notices hereunder shall be in writing (including facsimile transmission) and shall be sent to the applicable party at (i) in the case of the Company, the Administrative Agent, any Issuing Lender or the Swing Line Lender, its address shown on Annex B or at such other address as such party may, by written notice received by the other parties, have designated as its address for such purpose or (ii) in the case of any Lender, its address specified in an administrative questionnaire in the form supplied by the Administrative Agent. Notices sent by facsimile transmission shall be deemed to have been given when sent; notices sent by mail shall be deemed to have been given three Business Days after the date when sent by registered or certified mail, postage prepaid; and notices sent by hand delivery or overnight courier service shall be deemed to have been given when received.
15.2.2    Electronic Communications.
(a)    Notices and other communications to Lenders and the Issuing Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites, including the Platform) pursuant to procedures approved by the Administrative Agent; provided, that the foregoing shall not apply to notices to any Lender or any Issuing Lender pursuant to Article II if such Lender or such Issuing Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Section by electronic communication. The Administrative Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided, further, that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided, that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
(b)    Each Loan Party understands that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution and agrees and assumes the risks associated with such electronic distribution.
(c)    The Platform and any Approved Electronic Communications are provided “as is” and “as available”. None of the Agents nor any of their respective officers, directors, employees, agents, advisors or representatives (the “Agent Affiliates”) warrant the accuracy, adequacy or completeness of the Approved Electronic Communications or the Platform and each expressly disclaims liability for errors or omissions in the Platform and the Approved Electronic Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects is made by the Agent Affiliates in connection with the Platform or the Approved Electronic Communications. Each party hereto agrees that no Agent has any responsibility for maintaining or providing any equipment, software, services or any testing required in connection with any Approved Electronic Communication or otherwise required for the Platform. In no event shall any Agent nor any of the Agent Affiliates have any liability to any Loan Party, any Lender or any other Person for damages of any kind, whether or not based on strict liability and including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Loan Party’s or any Agent’s transmission of communications through the internet.
(d)    Each Loan Party, each Lender, each Issuing Lender and each Agent agrees that the Administrative Agent may, but shall not be obligated to, store any

Approved Electronic Communications on the Platform in accordance with the Administrative Agent’s customary document retention procedures and policies.
(f)    All uses of the Platform shall be governed by and subject to, in addition to this Section 15.2, separate terms and conditions posted or referenced in such Platform and related agreements executed by the Lenders and their Affiliates in connection with the use of such Platform.
15.3    Computations. All accounting terms not specifically or completely defined herein shall be construed in conformity with GAAP. No change in GAAP after the Effective Date will affect the computation of any financial ratio or requirement set forth in any Loan Document; provided that in the event of any such change that would affect such computations, either the Company or the Required Lenders may request that the Administrative Agent and the Company negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders and the Company); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Company shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.
15.4    Costs and Expenses. The Company agrees to pay on written demand all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent (including Attorney Costs) in connection with the preparation, execution, syndication, delivery and administration (including the costs of Intralinks (or other similar service), if applicable) of this Agreement, the other Loan Documents and all other documents provided for herein or delivered or to be delivered hereunder or in connection herewith (including any amendment, supplement or waiver to any Loan Document), whether or not the transactions contemplated hereby or thereby shall be consummated, and all reasonable out-of-pocket costs and expenses (including Attorney Costs) incurred by the Administrative Agent and each Lender after an Event of Default in connection with the collection of the Obligations or the enforcement of this Agreement, the other Loan Documents or any such other documents or during any workout, restructuring or negotiations in respect thereof; provided that Attorney Costs shall be limited to the reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel to the Administrative Agent and the Lenders (taken as a whole) or all indemnified parties (taken as a whole), as the case may be, and, if reasonably necessary, a single local counsel for the Administrative Agent and the Lenders (taken as a whole) or all indemnified parties (taken as a whole), as the case may be, in each relevant jurisdiction and with respect to each relevant specialty, and in the case of an actual or perceived conflict of interest, one additional counsel in each relevant jurisdiction to the affected indemnified parties similarly situated and taken as a whole). In addition, the Company agrees to pay, and to save the Administrative Agent and the Lenders harmless from all liability for, any fees of the Company’s auditors in connection with any reasonable exercise by the Administrative Agent and the Lenders of their rights pursuant to Section 10.2.Assignments; Participations.
15.5.1    Assignments. (a) Any Lender may at any time assign all or any portion of such Lender’s Loans and Commitments (i) to any Person meeting the criteria of clause (i) of the definition of the term of “Eligible Assignee” upon the giving of notice to the Company and the Administrative Agent and upon such Person being consented to by each Issuing Lender (such consent not to be unreasonably withheld or delayed); and (ii) to any Person meeting the criteria of clause (ii) of the definition of the term of “Eligible Assignee” upon such Person (except in the case of assignments made by or to any Joint Bookrunner or any of its Affiliates) being consented to by each of the Company, the Administrative Agent, each Issuing Lender and the Swing Line Lender (such consents not to be (x) unreasonably withheld or delayed or (y) in the case of the Company, required at any time an Event of Default under clauses (a) or (c) of Section 13.1 has occurred and is continuing).
Any such assignment (other than to another Lender, an Affiliate of a Lender or an approved fund) shall be in an amount of an integral multiple of $5,000,000 (or lesser amounts if agreed by the Company and the Administrative Agent) or, if less, the remaining Commitments and Loans held by the assigning Lender. The Company and the Administrative Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned to such Person (an “Assignee”) until the Administrative Agent shall have received and accepted an effective assignment agreement in substantially the form of Exhibit C hereto (an “Assignment Agreement”) executed, delivered and fully completed by the applicable parties thereto and a processing fee of $3,500 (except that no such registration and processing fee shall be payable in the case of an assignee which is already a Lender or is an Affiliate of a Lender or a Person under common management with a Lender). Any attempted assignment not made in accordance with this Section 15.5.1 shall be treated as the sale of a participation under Section 15.5.2. The Company shall be deemed to have granted its consent to any assignment requiring its consent hereunder unless the Company has expressly objected to such assignment within five Business Days after notice thereof.
(b)    From and after the date on which the conditions described above have been met (such date, the “Assignment Date”), (i) such Assignee shall be deemed automatically to have become a party hereto and, to the extent that rights and obligations hereunder have been assigned to such Assignee pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and (ii) the assigning Lender, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, shall be released from its rights (other than its indemnification rights) and obligations hereunder. Upon the request of the Assignee (and, as applicable, the assigning Lender) pursuant to an effective Assignment Agreement, the Company shall execute and deliver to the Administrative Agent for delivery to the Assignee (and, as applicable, the assigning Lender) a Note in the principal amount of the Assignee’s Pro Rata Share of the Commitment (and, as applicable, a Note in the principal amount of the Pro Rata Share of the Commitment retained by the assigning Lender). Each such Note shall be dated the effective date of such assignment. Upon receipt by the assigning Lender of such Note, the assigning Lender shall return to the Company any prior Note held by it.
(c)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 15.5.1 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
15.5.2    Participations. Any Lender may at any time sell to one or more Persons (other than a natural Person, a Loan Party or an Affiliate of a Loan Party) participating interests in its Loans, Commitments or other interests hereunder (any such Person, a “Participant”). In the event of a sale by a Lender of a participating interest to a Participant, (a) such Lender’s obligations hereunder shall remain unchanged for all purposes, (b) the Company and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations hereunder and (c) all amounts payable by the Company shall be determined as if such Lender had not sold such participation and shall be paid directly to such Lender. No Participant shall have any direct or indirect voting rights hereunder except with respect to any event described in Section 15.1 expressly requiring the unanimous vote of all Lenders or, as applicable, all affected Lenders. The Company agrees that if amounts outstanding under this Agreement are due and payable (as a result of acceleration or otherwise), each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement and with respect to any Letter of Credit to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement; provided that such right of set-off shall be subject to the obligation of each Participant to share with the Lenders, and the Lenders agree to share with each Participant, as provided in Section 7.5. The Company also agrees that each Participant shall be entitled to the benefits of Section 7.6 or Section 8 as if it were a Lender (provided that on the date of the sale of participation no Participant shall be entitled to any greater compensation pursuant to Section 7.6 or Section 8 than would have been paid to the participating Lender on such date if no participation had been sold and that each Participant complies with Section 7.6(d) as if it were an Assignee). Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Company, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as the Administrative Agent) shall have no responsibility for maintaining a Participant Register.
15.5.3    Resignation as Issuing Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time any Issuing Lender assigns all of its Commitment (excluding its commitment to issue Letters of Credit) and Loans pursuant to Section 15.5.1, the applicable Issuing Lender may, upon 30 days' prior written notice to the Company and the Administrative Agent, resign as Issuing Lender. In such event, the Company shall be entitled to appoint a Lender who agrees to be a successor Issuing Lender hereunder. If an Issuing Lender ceases to be an Issuing Lender pursuant to this Section 15.5.3, it shall retain all the rights, powers, privileges and duties of an Issuing Lender hereunder with respect to all Letters of Credit outstanding as of the effective date of such Issuing Lender's resignation and all L/C Exposure with respect thereto (including the right to require the Lenders to make Base Rate Loans pursuant to Section 2.3.2 and to fund participations in unreimbursed disbursements under Letters of Credit pursuant to Section 2.3.4).
15.6    Register. The Administrative Agent, acting solely for this purpose as an agent of the Company, shall maintain at its Principal Office a copy of each Assignment Agreement delivered and accepted by it and register (the “Register”) for the recordation of names and addresses of the Lenders and the Commitment of, and principal amounts (and stated interest amounts) owing to, each Lender from time to time and whether such Lender is the original Lender or the Assignee. No assignment shall be effective unless and until the Assignment Agreement is accepted and registered in the Register. All records of transfer of a Lender’s interest in the Register shall be conclusive, absent manifest error, as to the ownership of the interests in the Loans. The Administrative Agent shall not incur any liability of any kind with respect to any Lender with respect to the maintenance of the Register. The Register shall be available for inspection by the Company or any Lender (with respect to any entry relating to such Lender’s Loans) at any reasonable time and from time to time upon reasonable prior notice.
15.7    Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

15.8    Confidentiality. As required by federal law and the Administrative Agent’s policies and practices, the Administrative Agent may need to obtain, verify, and record certain customer identification information and documentation in connection with opening or maintaining accounts, or establishing or continuing to provide services. The Administrative Agent and each Lender (which term shall, for the purposes of this Section 15.8, include each Issuing Lender) agree to maintain, using efforts the Administrative Agent or such Lender applies to maintain the confidentiality of its own confidential information, as confidential all information provided to them by any Loan Party, except that the Administrative Agent and each Lender may disclose such information (a) to its Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of the Administrative Agent, such Lender or such Affiliate on a “need to know” basis (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to any assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this Section 15.8 (and any such assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in clause (a) above); (c) as required or requested by any federal or state regulatory authority or examiner, or any insurance industry association, or as reasonably believed by the Administrative Agent or such Lender to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, on the advice of the Administrative Agent’s or such Lender’s counsel, is required by Law; (e) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any litigation to which the Administrative Agent or such Lender is a party; (f) to any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender; (g) to any Affiliate of the Administrative Agent or each Issuing Lender (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (h) on a confidential basis to (i) any rating agency in connection with rating the Company or its Subsidiaries or the facilities provided for in this Agreement or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the facilities provided for in this Agreement; or (i) that ceases to be confidential through no fault of the Administrative Agent or any Lender or any of their Affiliates. Notwithstanding the foregoing, the Company consents to the publication by the Administrative Agent or any Lender of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement, and the Administrative Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.
15.9    Severability. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement shall be prohibited by or invalid under applicable Law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this

Agreement. All obligations of the Company and rights of the Administrative Agent and the Lenders expressed herein or in any other Loan Document shall be in addition to and not in limitation of those provided by applicable Law.
15.10    Nature of Remedies. All Obligations of the Company and rights of the Administrative Agent and the Lenders expressed herein or in any other Loan Document shall be in addition to and not in limitation of those provided by applicable Law. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.
15.11    Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the parties hereto and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof (except as relates to the fees described in Section 5.3 and any prior arrangements made with respect to the payment by the Company of (or any indemnification for) any fees, costs or expenses payable to or incurred (or to be incurred) by or on behalf of the Administrative Agent or the Lenders).
15.12    Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Agreement. Electronic records of executed Loan Documents maintained by the Lenders shall be deemed to be originals. The words “execution,” “signed,” “signature,” and words of like import in this Agreement shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
15.13    Successors and Assigns. This Agreement shall be binding upon the Company, the Lenders and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of the Company, the Lenders and the Administrative Agent and the successors and assigns of the Lenders and the Administrative Agent. No other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. The Company may not assign or transfer any of its rights or Obligations under this Agreement without the prior written consent of the

Administrative Agent and each Lender (and any purported assignment or transfer without such consents shall be null and void).
15.14    Captions. Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement.
15.15    Customer Identification – USA Patriot Act Notice. Each Lender and Wells Fargo Bank, National Association (for itself and not on behalf of any other party), hereby notifies the Loan Parties that, pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 10756, signed into law October 26, 2001 (the “Act”), it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of the Loan Parties and other information that will allow such Lender or Wells Fargo Bank, National Association, as applicable, to identify the Loan Parties in accordance with the Act.
15.16    Indemnification by the Company. IN CONSIDERATION OF THE EXECUTION AND DELIVERY OF THIS AGREEMENT BY THE ADMINISTRATIVE AGENT, EACH ISSUING LENDER AND THE LENDERS AND THE AGREEMENT TO EXTEND THE COMMITMENTS PROVIDED HEREUNDER, THE COMPANY HEREBY AGREES TO INDEMNIFY, EXONERATE AND HOLD THE ADMINISTRATIVE AGENT, EACH JOINT LEAD ARRANGER, EACH ISSUING LENDER, EACH LENDER AND EACH OF THE OFFICERS, DIRECTORS, EMPLOYEES, AFFILIATES AND AGENTS OF THE ADMINISTRATIVE AGENT, EACH JOINT LEAD ARRANGER, EACH ISSUING LENDER, AND EACH LENDER (EACH A “LENDER PARTY”) FREE AND HARMLESS FROM AND AGAINST ANY AND ALL ACTIONS, CAUSES OF ACTION, SUITS, LOSSES, LIABILITIES, PENALTIES, DAMAGES AND EXPENSES INCURRED BY ANY LENDER PARTY OR ASSERTED AGAINST ANY LENDER PARTY BY ANY PERSON (INCLUDING THE COMPANY OR ANY OTHER LOAN PARTY), INCLUDING ATTORNEY COSTS (LIMITED TO ONE COUNSEL IN EACH APPLICABLE JURISDICTION AND WITH RESPECT TO EACH RELEVANT SPECIALTY AND, IN THE CASE OF AN ACTUAL OR PERCEIVED CONFLICT OF INTEREST, ONE ADDITIONAL COUNSEL IN EACH RELEVANT JURISDICTION TO EACH AFFECTED LENDER PARTY SIMILARLY SITUATED) (COLLECTIVELY, THE “INDEMNIFIED LIABILITIES”), AS A RESULT OF, OR ARISING OUT OF, OR RELATING TO (A) ANY TENDER OFFER, MERGER, PURCHASE OF CAPITAL SECURITIES, PURCHASE OF ASSETS OR OTHER SIMILAR TRANSACTION FINANCED OR PROPOSED TO BE FINANCED IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, WITH THE PROCEEDS OF ANY OF THE LOANS, OR ANY REFINANCING, (B) THE USE, HANDLING, RELEASE, THREATENED RELEASE, EMISSION, DISCHARGE, TRANSPORTATION, STORAGE, TREATMENT OR DISPOSAL OF ANY HAZARDOUS SUBSTANCE AT ANY PROPERTY OWNED OR LEASED BY THE COMPANY OR ANY OF ITS SUBSIDIARIES OR UNRESTRICTED SUBSIDIARIES, (C) ANY VIOLATION OF ANY ENVIRONMENTAL LAWS BY ANY LOAN PARTY OR UNRESTRICTED

SUBSIDIARY WITH RESPECT TO CONDITIONS AT ANY PROPERTY OWNED OR LEASED BY THE COMPANY OR ANY OF ITS SUBSIDIARIES OR UNRESTRICTED SUBSIDIARIES OR THE OPERATIONS CONDUCTED THEREON, (D) THE INVESTIGATION, CLEANUP OR REMEDIATION OF OFFSITE LOCATIONS AT WHICH THE COMPANY OR ANY OF ITS SUBSIDIARIES OR UNRESTRICTED SUBSIDIARIES OR THEIR RESPECTIVE PREDECESSORS ARE ALLEGED TO HAVE DIRECTLY OR INDIRECTLY DISPOSED OF HAZARDOUS SUBSTANCES, (E) ANY OTHER ENVIRONMENTAL CLAIM RELATING TO THE COMPANY OR ANY OF ITS SUBSIDIARIES OR UNRESTRICTED SUBSIDIARIES OR (F) THE EXECUTION, DELIVERY, PERFORMANCE OR ENFORCEMENT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT BY ANY OF THE LENDER PARTIES, EXCEPT FOR ANY SUCH INDEMNIFIED LIABILITIES ARISING ON ACCOUNT OF (I) THE APPLICABLE LENDER PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS DETERMINED BY A FINAL, NONAPPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION OR (II) ANY DISPUTE SOLELY AMONG THE LENDER PARTIES NOT ARISING OUT OF ANY ACT OR OMISSION BY THE COMPANY OR ANY OF ITS AFFILIATES (OTHER THAN A JOINT LEAD ARRANGER OR AN AGENT ACTING IN THEIR CAPACITIES AS SUCH). IF AND TO THE EXTENT THAT THE FOREGOING UNDERTAKING MAY BE UNENFORCEABLE FOR ANY REASON, THE COMPANY HEREBY AGREES TO MAKE THE MAXIMUM CONTRIBUTION TO THE PAYMENT AND SATISFACTION OF EACH OF THE INDEMNIFIED LIABILITIES WHICH IS PERMISSIBLE UNDER APPLICABLE LAW.
15.17    Nonliability of Lenders. The relationship between the Company on the one hand and the Lenders and the Administrative Agent on the other hand shall be solely that of borrower and lender. Neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Company or any of its subsidiaries arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Loan Parties, on the one hand, and the Administrative Agent and the Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor. Neither the Administrative Agent nor any Lender undertakes any responsibility to the Company or any of its subsidiaries to review or inform the Company or any of its subsidiaries of any matter in connection with any phase of the Company or any of its subsidiaries’ business or operations. The Company agrees, on behalf of itself and each of its subsidiaries, that neither the Administrative Agent nor any Lender shall have liability to the Company or any of its subsidiaries (whether sounding in tort, contract or otherwise) for losses suffered by the Company or any of its subsidiaries in connection with, arising out of, or in any way related to the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. The Administrative Agent, the Lenders and their respective Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of the Company and its Affiliates, and neither the Administrative Agent or any Lender has any obligation to disclose any of such interests to the Company or its Affiliates. NO PARTY HERETO SHALL BE LIABLE FOR ANY DAMAGES ARISING FROM THE USE BY OTHERS OF ANY INFORMATION OR OTHER MATERIALS OBTAINED THROUGH INTRALINKS OR OTHER SIMILAR INFORMATION TRANSMISSION SYSTEMS IN CONNECTION WITH THIS AGREEMENT, NOR SHALL ANY PARTY HERETO HAVE ANY LIABILITY WITH RESPECT TO, AND EACH PARTY (AND THE COMPANY ON BEHALF OF ITSELF AND EACH OTHER LOAN PARTY), HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE FOR ANY SPECIAL, PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ARISING OUT OF ITS ACTIVITIES IN CONNECTION HEREWITH OR THEREWITH (WHETHER BEFORE OR AFTER THE EFFECTIVE DATE); PROVIDED THE FOREGOING SHALL NOT LIMIT THE COMPANY’S INDEMNIFICATION OBLIGATIONS SET FORTH IN SECTION 15.16. The Company acknowledges that it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party. No joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Company or any of its subsidiaries and the Lenders.
15.18    Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE ADMINISTRATIVE AGENT FROM ENFORCING A JUDGMENT IN ANY OTHER JURISDICTION. EACH PARTY HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. EACH PARTY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. EACH PARTY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

15.19    Waiver of Jury Trial. EACH OF THE COMPANY, THE ADMINISTRATIVE AGENT, EACH JOINT LEAD ARRANGER AND EACH LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY NOTE, ANY OTHER LOAN DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.
15.20    Statutory Notice-Oral Commitments. Nothing contained in the following notice shall be deemed to limit or modify the terms of this Agreement and the other Loan Documents:
ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT THE COMPANY AND EACH OTHER LOAN PARTY (BORROWER) AND THE ADMINISTRATIVE AGENT AND THE LENDERS (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS THE COMPANY AND THE ADMINISTRATIVE AGENT AND THE LENDERS REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.
The Company acknowledges that there are no other agreements between the Administrative Agent, Lenders, the Company and the other Loan Parties, oral or written, concerning the subject matter of the Loan Documents, and that all prior agreements concerning the same subject matter, including any proposal or commitment letter, are merged into the Loan Documents and thereby extinguished.
15.21    Survival of Representation, Warranties and Agreements. All representations, warranties and agreements made herein shall survive the execution and delivery hereof of the making of any Loan or the issuance or renewal of any Letter of Credit. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Loan Party set forth in Sections 8.1, 15.4 and 15.16 and the agreements of the Lenders set forth in Sections 7.5, 14.3.2, 14.6, 14.9 and 14.10 shall survive repayment of the Obligations, cancellation of any Notes, expiration or termination of the Letters of Credit and the reimbursement of any amounts drawn thereunder and termination of this Agreement.
15.22    Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent, a Lender or an Issuing Lender, as applicable, could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Company in respect of any such sum due from it to the Administrative Agent or any Lender or Issuing Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender or Issuing Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender or Issuing Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender or Issuing Lender from the Company in the Agreement Currency, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender or Issuing Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender or Issuing Lender in such currency, the Administrative Agent or such Lender or Issuing Lender, as the case may be, agrees to return the amount of any excess to the Company.
15.23    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
(c)    The following terms shall for purposes of this Section have the meanings set forth below:
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any credit institution or investment firm established in any EEA Member Country.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
15.24    Certain ERISA Matters.
(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, each Joint Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Company or any other Loan Party, that at least one of the following is and will be true:
(i)    such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit or the Commitments;
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement;
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or
(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)    In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Joint Lead Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Company or any other Loan Party, that none of the Administrative Agent, the Joint Lead Arrangers and their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
15.25    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer

Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)    As used in this Section 15.25, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:  (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

15.26    Effect of Amendment and Restatement; No Novation.

15.26.1    On and after the Effective Date, the term “Credit Agreement”, as used in any Loan Document, shall mean this Agreement.
15.26.2    The effectiveness of this Agreement shall not extinguish the obligations for the payment of money outstanding under the Existing Credit Agreement. Nothing herein contained shall be construed as a substitution or novation of the Obligations outstanding under the Existing Credit Agreement. Nothing expressed or implied in this Agreement or any other document contemplated hereby or thereby shall be construed as a release or other discharge of the Company under the Existing Credit Agreement or any Loan Party under any Loan Document (as defined in the Existing Credit Agreement) from any of its obligations and liabilities thereunder.
[Signature pages ~~follow~~intentionally omitted.]